UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bravatek Solutions, Inc.
(Exact name of registrant as specified in its charter)

Colorado	7372	32-0201472
(State of Incorporation)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

2028 E. Ben White Blvd, #240-2835
Austin, TX 78741

(866) 204-6703

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Please send copies of all communications to:

BRUNSON CHANDLER & JONES, PLLC

175 South Main Street, Suite 1410

Salt Lake City, UT 84111

801-303-5737

(Address, including zip code, and telephone, including area code)

Approximate date of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(do not check if a smaller reporting company)		Emerging Growth Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of securities to be registered	Number of shares of common stock to be registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common Stock	1,000,000,000	$0.0007	$700,000	$84.84

___________

(1)

In accordance with Rule 416(a), this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The shares offered, hereunder, may be sold by the selling stockholder from time to time in the open market, through privately negotiated transactions, or a combination of these methods at market prices prevailing at the time of sale or at negotiated prices.

(3)	The fee is calculated by multiplying the aggregate offering amount by 0.0001212, pursuant to Section 6(b) of the Securities Act of 1933.

We hereby amend this registration statement on such date or dates as may be necessary to delay our effective date until the registrant shall file a further amendment which specifically states that this registration statement shall, thereafter, become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

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PROSPECTUS SUBJECT TO COMPLETION DATED October ____, 2018

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Bravatek Solutions, Inc.

1,000,000,000 Common Shares

The selling stockholder identified in this prospectus may offer an indeterminate number of shares of its common stock, which will consist of up to 1,000,000,000 shares of common stock to be sold by Triton Funds LP (“Triton”) pursuant to an Equity Purchase Agreement (the “Purchase Agreement”) dated May 7, 2018. If issued presently, the 1,000,000,000 shares of common stock registered for resale by Triton would represent approximately 9.1% of our issued and outstanding shares of common stock (based upon us having 9,982,694,590 shares of common stock outstanding as of September 30, 2018 and issuing 1,000,000,000 shares of common stock to Triton).

The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by Triton. However, we will receive proceeds from our initial sale of shares to Triton pursuant to the Purchase Agreement. We will sell shares to Triton at a price equal to 75% of the lowest volume-weighted average price of our common stock during the 5 consecutive trading day period beginning the day after we deliver a Capital Call Notice and shares to Triton.

Triton is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is quoted on the OTC Link LLC (“OTC Link”) operated by OTC Markets Group Inc. under the symbol “BVTK”. On October 22, 2018, the last reported sale price for our common stock was $0.0007 per share.

Prior to this offering, there has been a limited market for our securities. While our common stock is traded on the OTC Link, trading volume has been very volatile. There is no guarantee that an active trading market will exist for our securities.

This offering is highly speculative, and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 8. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October __, 2018.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations, and prospects may have changed since those dates. The selling stockholders are offering to sell and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

In this prospectus, the “Company,” “Bravatek,” “Bravatek Solutions,” “we,” “us,” and “our,” refer to Bravatek Solutions, Inc., a Colorado corporation.

Item 3. SUMMARY INFORMATION

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes under the Financial Statements prior to making an investment decision.

Bravatek Solutions, Inc., a Colorado corporation, was incorporated in the State of Colorado, on April 19, 2007. The Company provides security, defense, and information security solutions, which assist corporate entities, governments and individuals in protecting their organizations and/or critical infrastructures against error, and physical and cyber-attack. The Company's business operations are oriented around the marketing and distribution of proprietary and allied security, defense and information security software, hardware and services, including telecom services. Products include software, hardware and services, and span a variety of industries including, but not limited to, email security, user authentication, telecommunications and cyber breach protection.

The Company has developed and plans to continue selling an enterprise-level secure email software appliance named Ecrypt One. Ecrypt One is a patent-pending email server with integrated security technology. It was designed to protect email and attachments in transit and at rest. It incorporates multiple security technologies and techniques, such as encryption, role-based access controls, server rules that enforce security, and multi-factor authentication. It was designed to assist organizations and governments to meet and maintain compliance with information security regulations such as HIPAA. The Company has filed patent applications for multiple attributes and processes contained in Ecrypt One. Additionally, the Company began taking pre-orders of Tuitio, a consumer software cybersecurity product (protected by two issued patents), in the second quarter of 2018.

The Company acquired HelpComm, Inc., a Virginia corporation engaged in providing telecom services, during the first quarter of 2018, and the consolidated results of operations described elsewhere herein for the three and six months ended June 30, 2018, include the results of HelpComm and the Company, while the results of operations for the three and six months ended June 30, 2017, are only for the Company.

Our independent public accounting firm has issued an audit opinion, which includes a statement that the results of our operations and our financial condition raise substantial doubt about our ability to continue as a going concern.

About this Offering

This prospectus relates to the resale of up to 1,000,000,000 shares of our common stock issuable to Triton Funds LP, a Delaware limited partnership (“Triton”), pursuant to an Equity Purchase Agreement with us dated May 7, 2018, which was amended on August 31, 2018 (the “Purchase Agreement”),

Pursuant to the Purchase Agreement as amended, we have the right to “put” to Triton (the “Put Right”) up to $1 million in shares of our common stock (i.e., we can compel Triton to purchase our common stock at a pre-determined formula) during a term through June 30, 2019, unless sooner terminated. Accordingly, this prospectus relates to the resale of up to 1,000,000,000 shares of our common stock by Triton.

For the purpose of determining the number of shares of common stock to be offered pursuant to this prospectus, we have assumed that we will issue not more than 1,000,000,000 shares pursuant to the exercise of the Put Right, although the number of shares that we will actually issue pursuant to the Put Right could be more or less than 1,000,000,000, depending on the trading price of our common stock. We do not currently intend to exercise the Put Right in a manner which would result in our issuance of more than 1,000,000,000 shares, but if we were to exercise the Put Right in that manner, we would be required to file a subsequent registration statement with the Securities and Exchange Commission (“SEC”), and that registration statement would have to be declared effective prior to our issuance of any additional shares to Triton.

During the term of the Purchase Agreement, we have the right to deliver a capital call notice (“Capital Call Notice”) to Triton requiring it to purchase a number of shares of our common stock for a specific amount (the “Investment Amount”). We will deliver to Triton with each Capital Call Notice a number of shares of our common stock (“Capital Call Shares”). The purchase price for Capital Call Shares covered by a Capital Call Notice will be equal to 75% of the lowest volume-weighted average price of our common stock during the 5 consecutive trading day period beginning the day after we deliver a Capital Call Notice to Triton and Triton receives the Capital Call Shares (such purchase price a “Purchase Price” and such date that Triton receives Capital Call Shares a “Clearing Date”). Triton will then deliver to the Company the Purchase Price for a Capital Call Notice 6 trading days after each Clearing Date.

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The number of shares sold to Triton at any time will not exceed the number of shares that, when aggregated with all other shares of our common stock then beneficially owned by Triton, would result in Triton owning more than 4.99% of our outstanding common stock.

Triton has indicated that it will resell our shares it purchases pursuant to the Purchase Agreement in the open market, resell our shares to other investors through negotiated transactions, or hold our shares in its portfolio. This prospectus covers, in part, the resale of our stock by Triton either in the open market or to other investors through negotiated transactions. Triton’s obligations under the Purchase Agreement are not assignable.

All equity offerings are dilutive except that in this case we control the dilution. The increase in the number of our shares for sale resulting from our exercise of a Put Right pursuant to the Purchase Agreement will likely decrease the prevailing market price per share of our stock and also result in a reduction in the ownership percentage of our company for present stockholders. Other than as set forth below, there are no limits on our ability to put stock to Triton pursuant to the Purchase Agreement, except for the prohibition on Triton owning more than 4.99%, and that the equity line of credit expires on June 30, 2019, or after $1,000,000 in stock has been sold to Triton.

Triton will only purchase shares when we meet the following conditions:

•	A registration statement has been declared effective and remains effective for the resale of the common stock subject to the Purchase Agreement;
•

Our common stock has not been suspended from trading, our common stock is approved for listing or quotation on the OTC Link and is eligible at the Depository Trust Company (“DTC”) for full services including DTC’s DWAC system;

•	We have complied with our obligations under the Purchase Agreement;
•

No injunction, rule, statute, order, or ruling has been entered or adopted that prohibits or materially adversely the purchase or the issuance of our common stock; and we have not filed a petition in bankruptcy, either voluntarily or involuntarily, and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws;

•

Since the filing of our most recent SEC report, no event has occurred (1) which has any effect on our business, operations, properties, or financial condition that is material and adverse to us, or (2) that would prohibit or otherwise materially interfere with our ability perform our obligations under the Purchase Agreement; and

•	The Company has no knowledge of any event more likely than not to cause the registrations statement to be suspended or otherwise ineffective.

The Purchase Agreement will terminate when the following events occur:

•	Triton has purchased an aggregate of $1,000,000 of our common stock;
•	June 30, 2019 has passed; or
•	The Company notifies Triton in writing of termination of the Purchase Agreement upon a material breach of the Purchase Agreement by Triton.

As we draw down on the Purchase Agreement, shares of our common stock will be sold into the market by Triton. The sale of these additional shares could cause our stock price to decline. In turn, if the stock price declines, and we issue more Capital Call Notices, more shares will come into the market, which could cause a further drop in our stock price. You should be aware that there is an inverse relationship between the market price of our common stock and the number of shares to be issued under the Purchase Agreement. If our stock price declines, we will be required to issue a greater number of shares under the Purchase Agreement for any given targeted Investment Amount.

We have no obligation to utilize the full amount available under the Purchase Agreement.

Fees Paid to Triton

There are no fees payable to Triton in this transaction.

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The Offering

Shares of common stock offered by Triton:	Up to 1,000,000,000 shares of common stock, which would represent approximately 9.1% of our outstanding common stock.[1]
Common stock to be outstanding after the offering:	Up to 10,982,694,590 shares of common stock.[1]
Use of proceeds:	We will not receive any proceeds from the sale of the shares by Triton. However, we will receive proceeds from sale of shares to Triton pursuant to the Purchase Agreement. See “Use of Proceeds.”
Risk factors:

You should carefully read and consider the information set forth under the caption “Risk Factors” beginning on page 8 and all other information set forth in this prospectus before investing in our common stock.

OTC Markets (OTC Link) Symbol:	BVTK

___________

1 Assuming 1,000,000,000 shares are issued to Triton, and immediately prior to the issuance, 9,982,694,590 shares of common stock are outstanding (which is the number of shares of our common stock outstanding as of September 30, 2018).

Negative Impact and Limits on Equity Line of Credit

The resale of shares by Triton will have a dilutive effect upon existing shareholders. Further, by causing up to 1,000,000,000 shares of common stock to be ingested into the current market, there could be increased difficulty in liquidating existing ownership positions in our shares of common stock. If Triton does not purchase any shares put to it, we will not receive any funds from this offering. Triton must purchase all of the shares of common stock we put to it pursuant to the Purchase Agreement, provided that Triton does not own more than 4.99% of our total outstanding shares of common stock. Further, we will not be entitled to deliver a Capital Call Notice to Triton, and Triton will not be obligated to purchase any shares unless the following conditions are satisfied:

•	A registration statement has been declared effective and remains effective for the resale of the common stock subject to the Purchase Agreement;
•

Our common stock has not been suspended from trading, our common stock is approved for listing or quotation on the OTC Link and is eligible at the Depository Trust Company (“DTC”) for full services including DTC’s DWAC system;

•	We have complied with our obligations under the Purchase Agreement;
•

No injunction, rule, statute, order, or ruling has been entered or adopted that prohibits or materially adversely the purchase or the issuance of our common stock; and we have not filed a petition in bankruptcy, either voluntarily or involuntarily, and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws;

•

Since the filing of our most recent SEC report, no event has occurred (1) which has any effect on our business, operations, properties, or financial condition that is material and adverse to us, or (2) that would prohibit or otherwise materially interfere with our ability perform our obligations under the Purchase Agreement; and

•	The Company has no knowledge of any event more likely than not to cause the registrations statement to be suspended or otherwise ineffective.

If each of the above conditions is not satisfied, Triton will have no obligation to purchase shares put to it.

As of October 22, 2018, the closing market price for our shares of common stock was $0.0007 per share.  Based on that price, we could put all 1,000,000,000 shares of common stock to Triton, and we would receive $0.000525 per share or a total of $525,000. It is unlikely that we will ever receive the full $1,000,000 available under the Purchase Agreement.

Past Transactions with Triton Funds LP

We have not entered into or completed any transactions with Triton. On May 8, 2018, the Company determined to donate 25,000,000 shares of the Company’s common stock to Triton Funds LLC, an affiliate of Triton.

Special Information Regarding Forward-Looking Statements

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth herein under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” “may,” “could,” “hope,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non- reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Information Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

There is doubt about our ability to continue as a going concern due to our operating history of net losses, negative working capital and insufficient cash flows, and lack of liquidity to pay our current obligations, all of which means that we may not be able to continue operations.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with our financial statements for the nine months ended December 31, 2017, and the year ended March 31, 2017, with respect to their doubt about our ability to continue as a going concern. The fact that we have generally had net losses after consideration of income taxes, that we had negative working capital and insufficient cash flows from operation as of June 30, 2018, and do not have the requisite liquidity to pay our current obligations, raise substantial doubt about our ability to continue as a going concern for a reasonable period of time.

We sell our products and services in highly competitive markets, which results in pressure on our profit margins and limits our ability to maintain or increase the market share of our services.

The software and telecom industries are subject to significant competition and pricing pressures. We experience significant competitive pricing pressures as well as competitive products. Several significant competitors offer products and services with prices that match or are lower than ours. We believe that the products and services we offer are generally competitive with those offered by other software and telecom companies. It is possible that one or more of our competitors could develop a significant advantage over us that allows them to provide superior products or pricing, which could put us at a competitive disadvantage. Continued pricing pressure or improvements in research and shifts in customer preferences away from natural supplements could adversely impact our customer base or pricing structure and have a material and adverse effect on our business, financial condition, results of operations and cash flows.

Our future growth is largely dependent upon our ability to successfully compete with new and existing competitors by developing or acquiring new products that achieve market acceptance with acceptable margins.

Our business operates in technology markets that are characterized by rapidly changing products, evolving industry standards and potential new entrants. For example, a number of new companies with innovative software products that promise significant cybersecurity advantages are established every year and are competitive with our products. If these companies gain market acceptance, our ability to grow our business could be materially and adversely affected. Accordingly, our future success depends upon a number of factors, including our ability to accomplish the following: identify emerging technology, software and telecom trends in our target end-markets; develop, acquire and maintain competitive products and services; enhance our products and services by adding innovative features that differentiate us from our competitors; and develop or acquire and bring products and services to market quickly and cost-effectively. Our ability to develop or acquire new products based on quality research can affect our competitive position and requires the investment of significant resources. These acquisitions and development efforts divert resources from other potential investments in our businesses, and they may not lead to the development of new research or products on a timely basis. New or enhanced products may not satisfy consumer preferences and potential product failures may cause consumers to reject these products. As a result, these products may not achieve market acceptance and our brand image could suffer. In addition, our competitors may introduce superior designs or business strategies, impairing our brand and the desirability of our products, which may cause consumers to defer or forego purchases of our products. Also, the markets for our products and services may not develop or grow as we anticipate. The failure of our products to gain market acceptance, the potential for product defects or the obsolescence of our products could significantly reduce our revenue, increase our operating costs or otherwise adversely affect our business, financial condition, results of operations or cash flows.

We rely on highly skilled personnel, and if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

Our performance largely depends on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly skilled personnel for all areas of our organization, particularly sales and marketing. Competition in our industry for qualified employees is intense. In addition, our compensation arrangements, such as our bonus programs, may not always be successful in attracting new employees or retaining and motivating our existing employees. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

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Our operating results may fluctuate, which makes our results difficult to predict and could cause our results to fall short of expectations.

Our operating results may fluctuate as a result of a number of factors, many of which may be outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful, and you should not rely on our past results as an indication of our future performance. Our quarterly, year-to-date, and annual expenses as a percentage of our revenues may differ significantly from our historical or projected rates. Our operating results in future quarters may fall below expectations. Each of the following factors may affect our operating results:

•	our ability to deliver products and services in a timely manner in sufficient volumes;
•	our ability to recognize technology trends;
•	our loss of one or more significant customers;
•	the introduction of successful new products by our competitors; and
•	adverse media reports on our software products and telecom services.

Because our business is changing and evolving, our historical operating results may not be useful to you in predicting our future operating results.

We may not be able to secure additional financing to meet our future capital needs due to changes in general economic conditions.

We anticipate needing significant capital to fulfill our contractual obligations and execute our business plan generally. We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

Our business and operating results could be harmed if we fail to manage our growth or change.

Our business may experience periods of rapid change and/or growth that could place significant demands on our personnel and financial resources. To manage possible growth and change, we must continue to try to locate skilled employees and professionals and adequate funds in a timely manner.

Our business strategy includes making acquisitions and investments that complement our existing business. These acquisitions and investments could be unsuccessful or consume significant resources, which could adversely affect our operating results.

We will continue to analyze and evaluate the acquisition of strategic businesses or product lines with the potential to strengthen our industry position or enhance our existing set of products and service offerings. We cannot assure you that we will identify or successfully complete transactions with suitable acquisition candidates in the future, nor can we assure you that completed acquisitions will be successful.

Acquisitions and investments may involve significant expenditures, debt incurrence, operating losses and expenses that could have a material adverse effect on our business, financial condition, results of operations and cash flows. Acquisitions involve numerous other risks, including:

•	diversion of management time and attention from daily operations;
•	difficulties integrating acquired businesses, technologies and personnel into our business;
•	difficulties in obtaining and verifying the financial statements and other business information of acquired businesses;
•	inability to obtain required regulatory approvals and/or required financing on favorable terms;
•	potential loss of key employees, key contractual relationships or key customers of acquired companies or of us;
•	assumption of the liabilities and exposure to unforeseen liabilities of acquired companies; and
•	dilution of interests of holders of shares of our common stock through the issuance of equity securities or equity-linked securities.

It may be difficult for us to complete transactions quickly and to integrate acquired operations efficiently into our current business operations. Any acquisitions or investments may ultimately harm our business or financial condition, as such acquisitions may not be successful and may ultimately result in impairment charges.

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Our insurance coverage or third-party indemnification rights may not be sufficient to cover our legal claims or other losses that we may incur in the future.

We maintain insurance, including property, general and product liability, and workers’ compensation to protect ourselves against potential loss exposures. In the future, insurance coverage may not be available at adequate levels or on adequate terms to cover potential losses, including on terms that meet our customer’s requirements. If insurance coverage is inadequate or unavailable, we may face claims that exceed coverage limits or that are not covered, which could increase our costs and adversely affect our operating results.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products and brand.

We have invested significant resources to protect our intellectual property rights. However, we may be unable or unwilling to strictly enforce our intellectual property rights from infringement. Our failure to enforce our intellectual property rights could diminish the value of our brands and product offerings and harm our business and future growth prospects.

We may be subject to intellectual property rights claims, which are costly to defend, could require us to pay damages and could limit our ability to sell some of our products.

Our industry is characterized by vigorous pursuit and protection of intellectual property rights, which has resulted in protracted and expensive litigation for several companies. Third parties may assert claims of misappropriation of trade secrets or infringement of intellectual property rights against us or against our end customers or partners for which we may be liable.

As our business expands, the number of products and competitors in our markets increases and product overlaps occur, infringement claims may increase in number and significance. Intellectual property lawsuits are subject to inherent uncertainties due to the complexity of the technical issues involved, and we cannot be certain that we would be successful in defending ourselves against intellectual property claims. Further, many potential litigants have the capability to dedicate substantially greater resources than we can to enforce their intellectual property rights and to defend claims that may be brought against them. Furthermore, a successful claimant could secure a judgment that requires us to pay substantial damages or prevents us from distributing products or performing certain services.

Risks Relating to Ownership of Our Securities

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the over-the-counter markets in which shares of our common stock are quoted for trading have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

o	variations in our operating results;
o	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;
o	changes in operating and stock price performance of other companies in our industry;
o	additions or departures of key personnel; and
o	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume. Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

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Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to deploy available capital to execute our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

Because the SEC imposes additional sales practice requirements on brokers who deal in shares of penny stocks, some brokers may be unwilling to trade our securities. This means that you may have difficulty reselling your shares, which may cause the value of your investment to decline.

Our shares are classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) which imposes additional sales practice requirements on brokers-dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, broker-dealers must make a special suitability determination and receive a written agreement from you prior to making a sale on your behalf. Because of the imposition of the foregoing additional sales practices, it is possible that broker-dealers will not want to make a market in our common stock. This could prevent you from reselling your shares and may cause the value of your investment to decline.

Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our common stock, which could depress the price of our shares.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

The elimination of monetary liability against our directors, officers and employees under Colorado law and the existence of indemnification rights of our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our director, officer and employees.

Our articles of incorporation provide that directors and officers of the Company will be indemnified to the broadest extent as permitted by Colorado law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

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Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

Our outstanding securities may become freely tradable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

We have outstanding a large number of shares of preferred stock and convertible promissory notes convertible into the Company’s common stock. Many of these securities could currently be characterized as “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (“Rule 144”). As restricted securities, these securities may be converted into common stock that can be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that once restricted securities have been held for a period of at least six months and the other requirements in the rule have been satisfied, holders of the securities may resell their securities without registration or restriction on transfer. As many of our outstanding convertible securities have been held by the holders in excess of six months, such holders may be able to convert such securities into common stock and sell the common stock into the market. Such conversion would be dilutive to existing common shareholders, and such sales would likely have a depressive effect upon our stock price.

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the Triton Purchase Agreement.

The sale of our common stock to Triton in accordance with the Purchase Agreement will have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put rights pursuant to the Purchase Agreement, the more shares of our common stock we will have to issue to Triton in order to exercise a put for the same investment amount under the Purchase Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

Triton will pay less than the then-prevailing market price of our common stock, which could cause the price of our common stock to decline.

Our common stock to be issued under the Triton Purchase Agreement will be purchased by Triton at a price equal to 75% of the lowest volume-weighted average price during the 5 trading days immediately following delivery of our notice to Triton of our election to exercise our "put" right. Triton has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the prevailing market price. If Triton sells our shares, the price of our common stock may decrease. If our stock price decreases, Triton may have further incentive to sell additional shares. Accordingly, the discounted sales price in the Purchase Agreement may cause the price of our common stock to decline.

We may not have access to the full amount under the Purchase Agreement.

The closing traded price of our common stock immediately on October 22, 2018, was approximately $0.0007. At that price, we would be able to sell shares to Triton under the Purchase Agreement at the discounted price of $0.000525. At that discounted price, the 1,000,000,000 shares would only represent $525,000, which is below Triton’s full commitment amount pursuant to the Purchase Agreement.

Item 4. USE OF PROCEEDS

The Company will use the proceeds from the sale of the Shares for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board of Directors, in good faith deem to be in the best interest of the Company.

Item 5. DETERMINATION OF OFFERING PRICE

We have not set an offering price for the shares registered hereunder, as the only shares being registered are those sold pursuant to the Triton Purchase Agreement. Triton may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Item 6. DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase. The shares are being registered on behalf of our selling shareholder pursuant to the Triton Purchase Agreement.

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Item 7. SELLING SECURITY HOLDER

The selling stockholder identified in this prospectus may offer and sell up to 1,000,000,000 shares of our common stock, which consists of shares of common stock to be sold by Triton pursuant to the Purchase Agreement. If issued presently, the shares of common stock registered for resale by Triton would represent approximately 9.1% of our issued and outstanding shares of common stock (based upon us having 9,982,694,590 shares of common stock outstanding as of September 30, 2018 and issuing 1,000,000,000 shares of common stock to Triton).

We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The selling stockholder identified in the table below may from time to time offer and sell under this prospectus any or all of the shares of common stock described under the column “Shares of Common Stock Being Offered” in the table below.

Triton will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by such selling stockholder may be deemed to be underwriting commissions.

Information concerning the selling stockholder may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of common stock that will actually be held by the selling stockholder upon termination of this offering, because the selling stockholders may offer some or all of the common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold, hereunder, will not exceed the number of shares offered, hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The manner in which the selling stockholder acquired or will acquire shares of our common stock is discussed below under “The Offering.”

The following table sets forth the name of each selling stockholder, the number of shares of our common stock beneficially owned by such stockholder before this offering, the number of shares to be offered for such stockholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such stockholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on having 9,982,694,590 shares of common stock outstanding as of September 30, 2018.

Unless otherwise set forth below, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling stockholder’s name, subject to community property laws, where applicable, and (b) no selling stockholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates. The number of shares of common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

	Shares Owned by the Selling Stockholders	Shares of Common Stock		Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares
Name of Selling Stockholder	before the Offering (1)	Being Offered		# of Shares (2)	% of Class (2)

Triton Funds LP (3)	0	1,000,000,000(	4)	0	0%

Notes:

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2)

Because the selling stockholder may offer and sell all or only some portion of the 1,000,000,000 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we can only estimate the number and percentage of shares of our common stock that the selling stockholder will hold upon termination of the offering.

(3)	Upon information and belief, Sam Yaffa exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Triton Funds LP.

(4)	Consists of up to 1,000,000,000 shares of common stock to be sold by Triton pursuant to the Purchase Agreement.

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Item 8. PLAN OF DISTRIBUTION

The selling stockholder named above and any of its successors-in-interest (collectively the “selling stockholders”) may, from time to time, sell any or all of their shares of common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	privately negotiated transactions;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; or

 

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Triton is an underwriter within the meaning of the Securities Act of 1933 and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Triton has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders. We may, however, receive proceeds from the sale of our common stock under the Purchase Agreement with Triton. Neither the Purchase Agreement with Triton nor any rights of the parties under the Purchase Agreement with Triton may be assigned or delegated to any other person.

We have entered into an agreement with Triton to keep this prospectus effective until Triton has sold all of the common shares purchased by it under the Purchase Agreement and has no right to acquire any additional shares of common stock under the Purchase Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders.

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Item 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

General

On October 26, 2018, we filed Articles of Amendment to increase the number of shares of common stock we are authorized to issue to 11,600,000,000. As of September 30, 2018, we had 9,982,694,590 shares of common stock outstanding.

Each share of common stock shall have one (1) vote per share. Our common stock does not provide a preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of members of the Board of Directors.

Dividends

We have not paid any dividends on our common stock since our inception and do not intend to pay any dividends in the foreseeable future.

The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Options

The following table summarizes stock option information as of September 30, 2018:

Exercise Prices	Outstanding	Weighted Average Contractual Life	Exercisable
$7,500	12	3.63 Years	12
$250	90	7.10 Years	90
Total	102	6.69 Years	102

Warrants

The following table summarizes outstanding warrants of the Company as of September 30, 2018:

	Number of Warrants	Weighted-Average Exercise Price per Share	Weighted-Average Remaining Life (Years)
Outstanding and exercisable at September 30, 2018	3,263	$447	1.99

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Preferred Stock

10,000,000 shares of preferred stock, $0.0001 par value, have been authorized.

Series A Convertible Preferred Stock.

5,000,000 shares of preferred stock are designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”). Each share of Series A Convertible Preferred Stock is convertible at the election of the holder into 0.004 shares of common stock, subject to a 4.9% beneficial ownership limitation, but has no voting rights until converted into common stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the outstanding shares of Series A Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus funds or earnings, and before any payment is made in respect of the shares of Common Stock, an amount equal to $2.50 per share of Series A Convertible Preferred Stock, subject to adjustment for stock dividends, combinations, splits, recapitalizations and the like with respect to the Series A Convertible Preferred Stock, plus any and all accrued but unpaid dividends. The holders of Series A Convertible Preferred Stock are entitled to dividends when declared by the board of directors. As of September, 30, 2018, there are no shares of Series A Preferred Stock outstanding.

Series B Preferred Stock

350,000 shares of preferred stock are designated as Series B Preferred Stock. Each share of Series B Preferred Stock is convertible at the election of the holder into .004 shares of common stock, subject to a 4.9% beneficial ownership limitation. Series B Preferred Stock has no voting rights until converted into common stock. The holders of the Series B Preferred Stock do not have any rights to dividends or any liquidation preferences. As of September, 30, 2018, there are 264,503 shares of Series B Preferred Stock outstanding.

Series C Preferred Stock

1,000,000 shares of preferred stock are designated as Series C Preferred Stock. Each share of Series C Preferred stock is convertible at the election of the holder into 100 shares of common stock. On October 23, 2015, (the “Amendment Date”), the Company amended the terms and conditions of the Series C Preferred stock, whereby each share of Series C Preferred stock entitles the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Company. The Company determined that on the Amendment Date, the amended voting rights of the preferred stock resulted in a change of control of the Company. The holders of the Series C Preferred stock do not have any rights to dividends or any liquidation preferences. During the year ended March 31, 2016, the Company's CEO and another shareholder returned a total of 12,791 shares of common stock to the Company for cancellation in exchange for the issuance of 319,768 shares of Series C Preferred Stock. As of September, 30, 2018, there are 319,768 shares of Series C preferred stock outstanding, of which 223,768 shares are owned by our Chairman and CEO, Dr. Thomas Cellucci. On October 30, 2017, Dr. Cellucci, and Carebourn Capital L.P. executed Amendment No.1 to their Pledge Agreement, whereby, Dr. Cellucci, as collateral security, pledged 223,768 shares of his Series C Preferred Stock to Carebourn.

Series D Convertible Preferred Stock

On January 12, 2018, the Corporation amended its Articles of Incorporation (the “Articles of Amendment”) to designate a series of preferred stock, the Series D Convertible Preferred Stock (the “Series D Preferred Stock”). There were 100,000 shares of preferred stock designated as Series D Preferred Stock, $0.0001 par value. Each share of Series D Preferred Stock is convertible at the election of the holder into a number of shares of Corporation common stock equal to $24.00 divided by the volume-weighted average price of the common stock as reported on OTCMarkets.com on the trading day immediately preceding conversion, subject to a 4.99% beneficial ownership limitation. The holders of the Series D Preferred Stock do not have any rights to dividends or any liquidation preferences, and they do not have any voting rights prior to conversion into common stock. The Company issued in the aggregate 100,000 shares of the Series D Preferred Stock to the sellers of HelpComm. As of September 30, 2018, there are 100,000 shares of Series D Preferred Stock outstanding. Pursuant to the Purchase Price Allocation of the HelpComm acquisition, the fair value of the 100,000 Series D Preferred shares was estimated to be $2,400,000, which the Company has recorded as a long- term liability because the Series D Preferred shares represent an obligation to issue a variable number of shares based on a fixed dollar amount upon conversion.

Series E Preferred Stock

On June 1, 2018, the Company amended its Articles of Incorporation in the State of Colorado to designate a series of preferred stock, the Series E Preferred Stock. One (1) share of preferred stock was designated as Series E Preferred Stock. The Series E Preferred Stock is not convertible into common stock, nor does the Series E Preferred Stock have any right to dividends and any liquidation preference. The Series E Preferred Stock entitles its holder to a number of votes per share equal to twice the number of votes of all outstanding shares of capital stock of the Company. On June 1, 2018, the Company issued 1 share of its Series E Preferred Stock to Dr. Cellucci, in consideration of $25,000 of accrued and unpaid wages, Dr. Cellucci’s stock pledge of Series C Preferred Stock as collateral to a lender, the Company’s failure to timely pay current and past salaries, and Dr. Cellucci’s willingness to accrue unpaid payroll and non-reimbursement of business expenses without penalty or action for all amounts. As of September 30, 2018, there is 1 share of Series E Preferred Stock outstanding.

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Convertible Notes

On December 19, 2014, the Company issued a convertible back-end note, with a face value of $156,000 and stated interest of 8% to a third-party investor due December 19, 2015. The note is convertible at any time into a variable number of the Company's common stock, based on a conversion ratio of 68% of the lowest closing bid prices for 20 days prior to conversion. The note was funded on June 18, 2015, when the Company received proceeds of $143,333, net of $12,663 of OID and costs. As of June 30, 2018, the outstanding principal amount of the note was $135,371.

On May 1, 2017, the Company issued to a third-party investor, three convertible notes, two of which were for $50,000 each and one for $17,500, and three back-end convertible notes, two of which were for $50,000 each and one for $25,000. All of the notes have a stated interest of 8% and each note is convertible at any time following the funding of such note, into a variable number of the Company's common stock, based on a conversion ratio of 55% of the lowest traded price for 20 days prior to conversion subject to a ceiling of $0.0005. The three convertible notes were funded on May 1, 2017, when the Company received proceeds of $111,625, after disbursements for the lender’s transaction costs, fees and expenses of $5,875, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the three notes resulted in an initial debt discount of $117,500, an initial derivative expense of $319,692 and an initial derivative liability of $437,192. As of June 30, 2018, the outstanding principal balance of the three convertible notes was $117,500. On August 8, 2017, the investor funded the $25,000 back-end note when the Company received $23,750 after disbursements for the lender’s transaction costs, fees and expenses of $1,250, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the $25,000 back-end resulted in an initial debt discount of $25,000, an initial derivative expense of $258,904 and an initial derivative liability of $283,904. As of June 30, 2018, the outstanding principal balance of the convertible notes was $25,000.

On May 2, 2017, the Company issued a convertible note for legal services previously provided with a face value of $23,000 and stated interest of 10% to a third-party investor. The note is convertible into a variable number of the Company's common stock, based on a conversion ratio of 70% of the average of the three lowest closing bid prices for 10 days prior to conversion. The embedded conversion feature included in the note resulted in an initial debt discount of $15,715 and an initial derivative liability of $15,715. The investor sold the note to a third party on May 3, 2017, and the Company issued a replacement note to the buyer, as described below.

On May 3, 2017, the Company issued three replacement notes to a third-party investor. The replacement notes were in the amounts of $22,000, $29,700 and $25,300, respectively, and replaced notes issued in the amounts of $20,000, $27,000 and $23,000, respectively, all due May 3, 2018. The three replacement notes have a stated interest of 8% and each note is convertible at any time into a variable number of the Company's common stock, based on a conversion ratio of 55% of the lowest traded price for 20 days prior to conversion. Beginning on the six- month anniversary of the notes the conversion price shall have ceiling of $0.0005. The embedded conversion feature included in the three replacement notes resulted in an initial debt discount of $77,000, an initial derivative expense of $158,790 and an initial derivative liability of $235,790. As of June 30, 2018, the principal balance of the three replacement notes in the aggregate was $77,000.

On June 8, 2017, the Company issued to a third-party investor a convertible promissory note for $140,750 and a back-end convertible note for $140,750. The notes mature on June 8, 2018, have a stated interest of 8% and each note is convertible at any time following the funding of such note into a variable number of the Company's common stock, based on a conversion ratio of 55% of the lowest traded price for 20 days prior to conversion. Beginning on the six-month anniversary of the note the conversion price shall have ceiling of $0.0005. The note was funded on June 15, 2017, when the Company received proceeds of $135,000, after disbursements for the lender’s transaction costs, fees and expenses of $5,750, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $140,750, an initial derivative expense of $454,574 and an initial derivative liability of $595,324. As of June 30, 2018, the principal balance of the note is $140,750. On August 8, 2017, the investor funded the $140,750 back-end note when the Company received $135,000 after disbursements for the lender’s transaction costs, fees and expenses of $5,750, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the back-end resulted in an initial debt discount of $140,750, an initial derivative expense of $1,454,021 and an initial derivative liability of $1,594,771. As of June 30, 2018, the outstanding principal balance of the back-end convertible note was $140,750.

On June 8, 2017, the Company issued to a third-party investor a convertible promissory note for $140,750 and a back-end convertible note for $140,750. The notes mature on June 8, 2018, have a stated interest of 8% and each note is convertible at any time following the funding of such note, convertible into a variable number of the Company's common stock, based on a conversion ratio of 55% of the lowest traded price for 20 days prior to conversion. Beginning on the six-month anniversary of the note the conversion price shall have ceiling of $0.0005. The note was funded on June 15, 2017, when the Company received proceeds of $135,000, after disbursements for the lender’s transaction costs, fees and expenses of $5,750, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $140,750, an initial derivative expense of $454,574 and an initial derivative liability of $595,324. During the six months ended June 30, 2018, the investor converted $60,200 of principal and $2,916 of accrued interest into 60,398,076 shares of common stock. On January 26, 2018, the investor sold the remaining principal portion of the note of $80,550 and accrued interest of $3,920, and the Company issued a replacement note of $84,469 to the buyer (see below). As of June 30, 2018, the principal balance of the initial note is $-0-. On August 8, 2017, the investor funded the $140,750 back-end note when the Company received $135,000 after disbursements for the lender’s transaction costs, fees and expenses of $5,750, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the back-end resulted in an initial debt discount of $140,750, an initial derivative expense of $1,454,021 and an initial derivative liability of $1,594,771. During the six months ended June 30, 2018, the investor converted $140,750 of principal and $5,152 of accrued interest into 139,618,981 shares of common stock. As of June 30, 2018, the outstanding principal balance of the back-end convertible note was $-0-.

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On June 9, 2017, the Company issued a convertible promissory note, with a face value of $165,025 and stated interest of 10% to a third-party investor. The note is convertible at any time after ninety days following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion. The note was funded on May 12, 2017, when the Company received proceeds of $135,000, after OID of $21,525, and disbursements for the lender’s transaction costs, fees and expenses of $8,500, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $143,500, an initial derivative expense of $134,496 and an initial derivative liability of $277,996. The note also requires 240 daily payments of $680 per day via ACH, however, there were no payments made for the six months ended June 30, 2018. As of June 30, 2018, the outstanding principal balance of the note was $-0-.

On June 23, 2017, the Company issued a convertible promissory note, with a face value of $262,775 and stated interest of 10% to a third-party investor. The note is convertible at any time after ninety days following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion. The note was funded on June 23, 2017, when the Company received proceeds of $220,000, after OID of $34,275, and disbursements for the lender’s transaction costs, fees and expenses of $8,500, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $228,500, an initial derivative expense of $187,733 and an initial derivative liability of $416,233. The note also required 180 daily payments of $1,460 per day via ACH. As of June 30, 2018, the outstanding principal balance of the note was $-0-.

On August 1, 2017, the Company issued a convertible promissory note, with a face value of $181,700, maturing on February 1, 2018, (the “Maturity Date”) and stated interest of 10% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note was funded on August 3, 2017, when the Company received proceeds of $150,000, after OID of $23,700, and disbursements for the lender’s transaction costs, fees and expenses of $8,000, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $158,000, an initial derivative expense of $104,654 and an initial derivative liability of $262.654. As of June 30, 2018, the note balance is $-0-.

On August 7, 2017, the Company issued a convertible promissory note, with a face value of $223,422, maturing on August 7, 2018, and stated interest of 10% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices for the 20 days prior to conversion. The note was funded on August 9, 2017, when the Company received proceeds of $186,280, after OID of $29,142, and disbursements for the lender’s transaction costs, fees and expenses of $8,000, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The note also requires 240 daily payments of $931 per day via ACH, no payments were made on the note. The embedded conversion feature included in the note resulted in an initial debt discount of $194,280, an initial derivative expense of $112,250 and an initial derivative liability of $306,530. On March 27, 2018, the investor sold $26,400 of the note to a third party (see below). As of June 30, 2018, the note balance is $-0-.

On October 12, 2017 (the “Issue Date”), the Company issued a convertible promissory note, with a face value of $40,111 maturing October 12, 2018, and stated interest of 12% to a third-party investor. The note is convertible at any time following ninety (90) days after the Issue Date of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices for the 20 days prior to conversion. The embedded conversion feature included in the note resulted in an initial debt discount of $40,111, an initial derivative expense of $35,941 and an initial derivative liability of $76,052. On April 2, 2018, the Company paid $45,000, including $4,889 of interest and prepayment costs. As of June 30, 2018, the note balance of this note is $-0-.

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On November 1, 2017, the Company issued a convertible promissory note, with a face value of $239,200 maturing November 1, 2018, and stated interest of 12% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices for the 20 days prior to conversion. The note was funded on November 1, 2017, when the Company received proceeds of $200,000, after OID of $31,200, and disbursements for the lender’s transaction costs, fees and expenses of $8,000, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $208,000, an initial derivative expense of $233,718 and an initial derivative liability of $441,718. The note also requires 240 daily payments of $997 per day via ACH, no payments have been made on the note. As of June 30, 2018, the note balance is $-0-.

On November 9, 2017, the Company issued a convertible promissory note, with a face value of $120,750, maturing on May 1, 2018, (the “Maturity Date”) and stated interest of 10% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note was funded on November 10, 2017, when the Company received proceeds of $100,000, after OID of $15,750, and disbursements for the lender’s transaction costs, fees and expenses of $5,000, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $105,000, an initial derivative expense of $41,897 and an initial derivative liability of $146,897. The note also requires daily payments of $503 until the note is paid in full, no payments have been made and the Company is in default of the note. As of June 30, 2018, the note balance is $120,750.

On December 26, 2017, the Company issued a convertible promissory note, with a face value of $120,750 and stated interest of 12% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices for the 20 days prior to conversion. The note was funded on December 27, 2017, when the Company received proceeds of $100,000, after OID of $15,750, and disbursements for the lender’s transaction costs, fees and expenses of $5,000, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $105,000, an initial derivative expense of $93,767 and an initial derivative liability of $198,767. The note also requires 240 daily payments of $503 per day via ACH, no payments have been made and the Company is in default of the note. As of June 30, 2018, the note balance is $120,750, with a carrying value of $58,892, net of unamortized discounts of $61,858.

On January 26, 2018, the Company issued a replacement convertible promissory note in the face amount of $84,469, to a third-party that replaced a portion of the convertible promissory note issued on June 8, 2017, with a face value of $80,550, and accrued interest of $3,913. The embedded conversion feature included in the replacement note resulted in an initial debt discount of $84,465, an initial derivative expense of $58,121 and an initial derivative liability of $142,586. As of June 30, 2018, the outstanding principal amount of the replacement note issued was $84,469, with a carrying value as of June 30, 2018, of $36,371, net of unamortized discounts of $48,098.

On January 26, 2018 (the “Issue Date”), the Company issued a convertible promissory note, with a face value of $20,000, maturing on January 26, 2019, and stated interest of 12% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices for the 20 days prior to conversion. The note was funded on January 26, 2018, when the Company received proceeds of $20,000. The note also requires daily ACH payments of $83, no payments have been made and the Company is in default of the note. The embedded conversion feature included in the note resulted in an initial debt discount of $20,000, an initial derivative expense of $15,403 and an initial derivative liability of $35,403. As of June 30, 2018, the note balance is $20,000 with a carrying value as of June 30, 2018, of $8,611, net of unamortized discounts of $11,389.

On January 29, 2018, the Company issued a convertible promissory note, with a face value of $84,525, maturing on July 29, 2018, (the “Maturity Date”) and stated interest of 10% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note was funded on February 5, 2018, when the Company received proceeds of $70,000, after disbursements for the lender’s transaction costs, fees and expenses. The note also requires daily ACH payments of $263, no payments have been made and the Company is in default of the note. The embedded conversion feature included in the note resulted in an initial debt discount of $89,525, an initial derivative expense of $7,909 and an initial derivative liability of $97,434. As of June 30, 2018, the note balance is $84,525 with a carrying value as of June 30, 2018, of $64,466, net of unamortized discounts of $20,059.

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On February 21, 2018, the Company issued a convertible promissory note, with a face value of $184,000, maturing on February 21, 2019, (the “Maturity Date”) and stated interest of 10% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note was funded on February 21, 2018, when the Company received proceeds of $150,000, after disbursements for the lender’s transaction costs, fees and expenses. The note also requires daily ACH initial payments of $250 for the first 30 days, then an increase to a daily ACH range of $251 to $766. During the six months ended June 30, 2018, the Company made principal payments of $20,250. The embedded conversion feature included in the note resulted in an initial debt discount of $198,000, an initial derivative expense of $114,501 and an initial derivative liability of $312,501. As of June 30, 2018, the note balance is $163,750 with a carrying value as of June 30, 2018, of $36,700, net of unamortized discounts of $127,050.

On March 27, 2018, the Company issued a replacement convertible promissory note in the face amount of $26,400, to a third-party that replaced a portion of the convertible promissory note issued on August 7, 2017. As of June 30, 2018, the outstanding principal amount of the replacement note issued was $-0-.

On April 2, 2018 (the “Issue Date”), the Company issued a convertible promissory note, with a face value of $45,000, maturing on April 2, 2019, and stated interest of 12% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices for the 20 days prior to conversion. The note also requires daily ACH payments of $83, no payments have been made and the Company is in default of the note. The embedded conversion feature included in the note resulted in an initial debt discount of $45,000, an initial derivative expense of $32,083 and an initial derivative liability of $77,083. As of June 30, 2018, the note balance is $45,000 with a carrying value as of June 30, 2018, of $11,125, net of unamortized discounts of $33,875.

On April 8, 2018, the Company issued a convertible promissory note, with a face value of $34,500, maturing on October 8, 2018, (the “Maturity Date”) and stated interest of 10% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note was funded on April 10, 2018, when the Company received proceeds of $30,000, after disbursements for the lender’s transaction costs, fees and expenses. The embedded conversion feature included in the note resulted in an initial debt discount of $34,500, an initial derivative expense of $29,712 and an initial derivative liability of $64,212. As of June 30, 2018, the note balance is $34,500 with a carrying value as of June 30, 2018, of $15,908, net of unamortized discounts of $18,592.

On May 11, 2018, the Company issued a convertible promissory note, with a face value of $215,000, maturing on May 11, 2019, (the “Maturity Date”) and stated interest of 12% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note was funded on May 11, 2018, when the Company received proceeds of $200,000, after disbursements for the lender’s transaction costs, fees and expenses. The embedded conversion feature included in the note resulted in an initial debt discount of $215,000, an initial derivative expense of $40,845 and an initial derivative liability of $255,845. As of June 30, 2018, the note balance is $215,000 with a carrying value as of June 30, 2018, of $16,944, net of unamortized discounts of $198,056.

On May 18, 2018, the Company issued a convertible promissory note, with a face value of $52,969, maturing on November 18, 2018, (the “Maturity Date”) and stated interest of 10% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note was funded on May 18, 2018, when the Company received proceeds of $42,000, after disbursements for the lender’s transaction costs, fees and expenses. The embedded conversion feature included in the note resulted in an initial debt discount of $42,000, an initial derivative expense of $16,011 and an initial derivative liability of $58,011. As of June 30, 2018, the note balance is $52,969 with a carrying value as of June 30, 2018, of $12,653, net of unamortized discounts of $40,316.

On June 15, 2018, the Company issued a convertible promissory note, with a face value of $63,000, maturing on December 15, 2018, (the “Maturity Date”) and stated interest of 10% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note also requires daily ACH payments of $350 beginning on August 15, 2018.The note was funded on June 15, 2018, when the Company received proceeds of $50,000, after OID of $8,000, and disbursements for the lender’s transaction costs, fees and expenses of $5,000, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $58,000, an initial derivative expense of $26,864 and an initial derivative liability of $84,864. As of June 30, 2018, the note balance is $63,000 with a carrying value as of June 30, 2018, of debit balance of $2,083, net of unamortized discounts of $65,083.

On June 20, 2018, the Company issued a convertible promissory note, with a face value of $184,000, maturing on June 20, 2019, (the “Maturity Date”) and stated interest of 12% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note also requires daily ACH payments of $350. During the six months ended June 30, 2018, principal payments of $2,100 were made. The note was funded on June 20, 2018, when the Company received proceeds of $150,000, after OID of $24,000, and disbursements for the lender’s transaction costs, fees and expenses of $10,000, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $160,000, an initial derivative expense of $42,071 and an initial derivative liability of $202,071. As of June 30, 2018, the note balance is $181,900 with a carrying value as of June 30, 2018, of a debit balance of $6,711, net of unamortized discounts of $188,611.

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A summary of the convertible notes payable balance as of June 30, 2018, is as follows:

June 30, 2018
Principal balance	$1,770,016
Unamortized discounts	(777,775)
Ending balance, net	$992,241

Penny Stock Considerations

Our shares will be considered "penny stocks" as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00 per share. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock. Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value, and information regarding the limited market in penny stocks; and

•

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Item 10. INTERESTS OF NAMED EXPERTS AND COUNSEL

The audited financial statements for the Company for the nine months ended December 31, 2017, and the year ended March 31, 2017, included in this prospectus have been audited by D. Brooks and Associates CPA’s, P.A., an independent registered public accounting firm, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Brunson Chandler, & Jones, PLLC.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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Item 11. INFORMATION WITH RESPECT TO THE REGISTRANT

Overview

Bravatek Solutions, Inc., a Colorado corporation (the “Company”), was incorporated on April 19, 2007. Effective October 23, 2015, the Company changed its name to “Bravatek Solutions, Inc.” in order to better reflect the Company's expanding operations and strategy. The Company's business operations are oriented around the marketing and distribution of proprietary and allied security, defense and information security software, hardware and services, and telecom services. Products include software, hardware and services, and span a diverse variety of industries including, but not limited to, email security, user authentication, telecommunications and cyber breach protection. Bravatek is a security platform company offering services, software, tools and systems that it provides, develops, acquires or obtains through strategic marketing or other agreements.

Principal Products

Bravatek’s primary business focus centers on security, defense, and information security solutions that assist corporate entities, governments and individuals in protecting their organizations and/or critical infrastructure against both physical and cyber-attacks. The Company's business operations are oriented around the marketing and distribution of proprietary and allied security, defense and information security software, tools and systems (including services). To date, the Company has earned limited revenue. The Company believes the majority of its revenues will be derived from sales of proprietary and allied products and services to large enterprises, government, and military customers within the United States (“U.S.”) and abroad.

Currently, the Company's primary business operations are focused on establishing a strategic leadership position in cybersecurity email solutions and telecom services within the U.S. and abroad. The Company also has a “Market Alliance Program” (“MAP”) that enables Bravatek to rapidly introduce additional allied software, tools and systems to the worldwide marketplace through “win-win” contracts offering Bravatek, in most cases, exclusive distribution rights in specified markets.

Currently, the Company's primary proprietary product development efforts are focused on enhancing its patent-pending, sales-released, enterprise-level information security software appliance called Ecrypt One. It was designed to protect email and attachments in transit and at rest. It incorporates and supports multiple security technologies and techniques, such as encryption, role-based access controls, server rules that enforce security, and multi-factor authentication. It was designed, with our rigorous new product development process, to assist organizations and governments to meet and maintain compliance with information security regulations, such as the Health Insurance Portability and Accountability Care Act of 1996 (“HIPAA”). Additionally, during the second quarter of 2018, the Company began taking pre-orders for Tuitio, a consumer software cybersecurity anti-malware product (protected by two issued patents) developed by one of the Company’s strategic alliance partners, AppGuard LLC, which the Company has the right to white label and distribute in the consumer market.

On June 2, 2015, the Company completed an acquisition of some of the assets of Viking Telecom Services, LLC (“Viking Telecom”), which allowed the Company to provide telecom services under the Viking Telecom brand. Services provided by Viking Telecom include cellular tower mapping and audits, ground audits, civil equipment installation, cellular site decommissioning, 3G/4G/5G installations, project/construction management, battery installation and maintenance, shelter and compound preventative maintenance, site cleanup, and other related services. On January 12, 2018, the Company acquired HelpComm, Inc., a Virginia corporation, and the Company now provides the telecom services described above under the HelpComm brand.

During the first quarter of 2018, the Company formed a joint venture entity (the “DarkPulse Joint Venture”) with DarkPulse Technologies, Inc. (“DarkPulse”), subsequently funding the Joint Venture approximately $87,000. The DarkPulse Joint Venture, owned 40% by Bravatek and 60% by DarkPulse, has the right to use DarkPulse’s BODTA (Brillouin Optical Time Domain Analysis) technology in several geographic locations and was formed to develop, market and sell BODTA-based technology systems consisting of both hardware and software, principally for applications involving protection of critical infrastructure and key resources.

Research and Development

Over the next twelve (12) months, Bravatek will continue developing new strategic alliances and strengthening existing strategic alliances. The Company also plans to continue developing enhancement upgrades to its proprietary enterprise-focused cybersecurity product, Ecrypt One, as well the consumer cybersecurity product, Tuitio. The Company may also continue to fund the development and production efforts of the DarkPulse Joint Venture.

Production

Ecrypt One was developed using a proprietary, rigorous new product development process under the supervision of the Company’s CEO, Dr. Thomas A. Cellucci and Vice President of Product Development, Ian Treleaven. Tuitio was developed by one of the Company’s strategic alliance partners, AppGuard LLC, and the Company has the right to white label (private label) and distribute it in the consumer market. Solution testing and evaluation (“T&E”) is routinely conducted by Ian Treleaven and the Company's development consultants using industry-standard tools and methods. The Company engages in technical meetings to address feedback from all T&E activities.

Distribution

The Company distributes its solutions globally, in accordance with applicable import and export regulations, through a number of distribution channels. The primary method of distribution is through a dedicated in-house sales team with a network of representatives. The Company is also pursuing strategic distribution alliances with data centers, service providers, carrier dealers, consultants, and complementary solution providers to distribute its product.

Additionally, the Company intends to list its solutions on the General Services Administration (“GSA”) Schedules or other government contract vehicles for acquisition by authorized users. GSA is an independent agency of the United States government that, amongst other responsibilities, supplies products and communications for US government offices. The Company had its software related products and capabilities listed on the SEWP contract vehicle, administered by NASA, useable by many civilian and military agencies in the U.S.

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Customers and Marketing

Customers

The Company offers products and services in multiple segments in government, business, and consumer markets. The majority of the allied products and services are targeted at government, military and business markets.

The Company will primarily target Fortune 100 and 500 enterprises within the healthcare, financial/legal services, and telecommunications industries, as well as government, military and law enforcement agencies. These organizations have a critical reliance on security, defense, information security and data integrity products and services, and are subject to numerous stringent information security regulations.

The Company anticipates that a majority of its customers will be large sized businesses. The Company also anticipates sales of its products and services to U.S. government and military organizations and allied foreign government and military organizations like NATO.

To date, the Company has received and fulfilled orders from corporate customers for Ecrypt One and telecom services, as well as orders from consumers for Tuitio.

Marketing

Over the next twelve months, the Company will focus on orders and sales for its products and services. It will also continue to grow its strategic alliance network of allied products and service providers, who will also market Bravatek's products.

The Company will focus its marketing efforts on customer acquisitions of Ecrypt One and expansion of its telecom services division, as well as allied products and services. The Company anticipates that it will continue to market its proprietary and allied products on the Internet, using the Company's website (www.bravatek.com, not incorporated in this filing except as a reference), on social networking sites like Facebook and Twitter, and on industry websites, blogs and forums.

The Company also intends to expand its sales capabilities.

Competition

Ecrypt One, the Company's enterprise-level information security server software package, is a unique offering that faces indirect competition from companies such as: i) Symantec Corporation; ii) Voltage Security; iii) Proofpoint Inc.; iv) Axway Software; v) Watchguard; and, vi) Zix Corporation.

All of the aforementioned companies develop and distribute email security servers. Although there is no assurance that we will be able to successfully compete with these organizations, our foremost advantage over these products is that Ecrypt One unifies multiple technologies and benefits (including email, encryption, anti-virus, anti-malware, no spam and no phishing) into a single solution making its use and administration more effective and efficient.

Allied products and services and the Company’s telecom services face competition from a variety of companies, many of which are better capitalized than the Company and which have, in many cases, significantly greater market penetration. Our telecom services competition is comprised of mainly smaller firms like Patriot Towers, American Tower and Crown Castle. Tuitio, the Company’s white label consumer anti-malware security software, competes with antimalware software from larger firms such as Kaspersky Lab, Bitdefender, and Webroot.

Although there is no assurance that we will be able to successfully compete with these organizations, our foremost advantage over competition is our network of potential customers, our ability to access them, and the diversity of high-tech products and services that the Company offers.

Intellectual Property and Agreements

Patents

The Company has filed patent applications for multiple attributes and processes contained in Ecrypt One. Bravatek’s white-labeled Tuitio product is covered by two patents with 44 claims.

Licenses

The research, development and commercialization of cybersecurity software often involve alternative development and optimization routes, which are presented at various stages in the development process. The preferred routes cannot be predicted at the outset of a research and development program because they will depend upon subsequent discoveries and test results. There are numerous third-party patents in our field, and it is possible that to pursue the preferred development route of one or more of our products we will need to obtain a license to a patent, which would decrease the ultimate profitability of the applicable product. If we cannot negotiate a license, we might have to pursue a less desirable development route or terminate the program altogether.

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Trade Secrets

The Company also relies on trade secrets, proprietary know-how, and continuing technological innovation to develop and maintain a competitive position in our product areas. Bravatek employees, consultants and officers must sign a non-disclosure agreement before they are authorized to discuss particulars of the functionality of the Company's software products. All current employees, consultants and officers of the Company who are privy to confidential information have signed non-disclosure and non-competition agreements with the Company.

Environmental Issues

Through the provision of telecom services, the Company currently assists private sector clients to safely maintain, upgrade and install telecommunication towers, assemblies, and parts to enhance communications and protect the environment.

The Company's software products and their production or provision thereof, do not directly impact the environment. Notwithstanding the foregoing, the Company strives to be environmentally friendly in all aspects of its operations.

Governmental Regulations

Telecom services work is governed by the United States Occupational Safety and Health Administration (“OSHA”). OSHA is a federal organization (part of the United States Department of Labor) that ensures safe and healthy working conditions for Americans by enforcing standards and providing workplace safety training.

Created in response to the Occupational Safety and Health Act of 1970, OSHA's main goal is to protect the rights and safety of workers by preventing workplace injuries and deaths and holding employers accountable for safe workplaces. OSHA provides workers and employers with information about hazardous working conditions and they offer free assessment for workplace dangers.

There is a strict set of federal safety standards to which all businesses must adhere. These regulations cover things like disposal of hazardous materials, required personal safety equipment such as safety goggles, permitted noise levels and fall protection. OSHA inspects workplaces to ensure they're following all regulations to reduce chances of accident or injury.

Cybersecurity software is classified as a “dual-use good,” meaning that it can be used by both the general public and the military. Export of such goods is regulated by the Wassenaar Arrangement on Export Controls for Conventional Arms and Dual-Use Goods and Technologies (the “Wassenaar Arrangement”).

The Wassenaar Arrangement was established in order to contribute to regional and international security and stability by promoting transparency and greater responsibility in transfers of conventional arms and dual-use goods and technologies, thus preventing destabilizing accumulations. Participating States seek, through their national policies, to ensure that transfers of these items do not contribute to the development or enhancement of military capabilities, which undermine these goals, and are not diverted to support such capabilities.

The Participating States of the Wassenaar Arrangement include: Argentina, Australia, Austria, Belgium, Bulgaria, Canada, Croatia, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Japan, Latvia, Lithuania, Luxembourg, Malta, Netherlands, New Zealand, Norway, Poland, Portugal, Republic of Korea, Romania, Russian Federation, Slovakia, Slovenia, South Africa, Spain, Sweden, Switzerland, Turkey, Ukraine, United Kingdom and United States.

In the United States, the Bureau of Industry and Security (“BIS”) is responsible for implementing and enforcing the Export Administration Regulations (“EAR”), which regulate the export and re-export of most commercial items. Encryption software is subject to the EAR and other U.S. law, and may not be exported or re- exported to certain countries (currently Cuba, Iran, North Korea, Sudan and Syria) or to persons or entities prohibited from receiving US exports. Because of this, the Company has applied and has received approval for Mass Market Status Export Authorization from the BIS. Mass Market Status is given to encryption products, which have been reviewed and classified by the BIS as exportable under certain rules and regulations, including the mass market encryption rules of the EAR.

The procurement and use of commercially available security solutions by government, and military agencies is controlled through various regulations. In order to provide or sell a service or product to a government or military agency, a vendor or provider can be approved by and listed with the United States General Services Administration (“GSA”) or other US government contract vehicles. Additionally, military applications also require that products be certified by the National Security Agency. The Company is pursuing such certifications and accreditations.

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Employees

The Company currently has one full-time employee, its Chief Executive Officer, Dr. Thomas A. Cellucci. Deborah King is contracted to act as Chief Financial Officer. Ian Treleaven is contracted to act as Vice President of Product Development of the Company. Various consultants have been contracted to fulfill sales, software development and web programming duties, and its subsidiary, HelpComm, Inc., has 28 employees in Virginia.

Reports to Security Holders

Once filed with the SEC, the Company provides its annual report that includes its audited financial information to its shareholders upon written request. The Company also makes its financial information equally available to any interested parties or investors through compliance with the disclosure rules of the Exchange Act. The Company is subject to disclosure filing requirements including filing Form 10-K's annually and Form 10-Q's quarterly. In addition, the Company files current reports on Form 8-K and other proxy and information statements from time to time as required.

The public may read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Legal Proceedings

The Company is not a party to any significant pending legal proceedings other than as disclosed below, and no other such proceedings are known to be contemplated. No director, officer or affiliate of the Company and no owner of record or beneficial owner of more than 5.0% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

On or about March 27, 2018, Global Capital Partners, LLC (“Global”) sent a demand for payment of amounts allegedly owed by the Company to Global pursuant to several promissory notes and threatening legal action. The Company retained Texas litigation counsel and responded to the demand letter.

On September 7, 2018, the Company filed a claim against Liberated Solutions, Inc. d/b/a the Go Eco Group and Brian Conway for breach of contract and other causes of action in the County Court No. 2 for Travis County, Texas (case no. C-1-CV-18-008488), seeking approximately $55,000 in damages.

MARKET PRICE OF THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company's shares are approved for trading on the OTCBB under the symbol “BVTK.” The following table sets forth the high and low bid prices of our common stock (USD) for the last two fiscal years as reported by the National Quotation Bureau and represents inter dealer quotations, without retail mark-up, mark-down or commission and may not be reflective of actual transactions:

	(U.S. $)
Transition period ended December 31, 2017	HIGH	LOW
Quarter ended December 31, 2017	$0.0061	$0.0018
Quarter ended September 30, 2017	$0.0071	$0.0016
Quarter ended June 30, 2017	$0.0028	$0.0001

Fiscal year ended March 31, 2017	HIGH	LOW
Quarter ended March 31, 2017	$0.0001	$0.0001
Quarter ended December 31, 2016	$0.0004	$0.0001
Quarter ended September 30, 2016	$0.06	$0.0003
Quarter ended June 30, 2016	$0.50	$0.03

Holders

As of September 30, 2018, there were 9,982,694,590 shares of common stock issued and outstanding held by approximately 144 shareholders of record.

Dividends

The Company has not declared or paid any cash dividends on its common stock during the nine months ended December 31, 2017, and the fiscal year ended March 31, 2017. There are no restrictions on the common stock that limit our ability to pay dividends if declared by the Board of Directors and the loan agreements and general security agreements covering the Company's assets do not limit its ability to pay dividends. The holders of common stock are entitled to receive dividends when and if declared by the Board of Directors, out of funds legally available therefore and to share pro-rata in any distribution to the stockholders. Generally, the Company is not able to pay dividends if after payment of the dividends, it would be unable to pay its liabilities as they become due or if the value of the Company's assets, after payment of the liabilities, is less than the aggregate of the Company's liabilities and stated capital of all classes.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Explanatory Note

On September 22, 2018, management realized that there was an error in the reported financial statements of the Company on the June 30, 2018, Form 10-Q (the “Financial Statements”), as filed with the Securities and Exchange Commission (“SEC”) on August 14, 2018. The error was the non-inclusion of a convertible note issued to a third party (the “Lender”) on May 18, 2018, in the amount of $52,969. The Company received proceeds of $42,000 after disbursements for the Lender’s transaction costs, fees and expenses of $10,969. The Company also sent a wire transfer of $42,000 to DarkPulse BVTK LLC (“JV”), a joint venture entity, of which we are a member. In addition, we have concluded that the JV should be consolidated with Bravatek due to the common control of Bravatek and the JV as our CEO is also the Co-CEO of the other party in the JV. Additionally, Bravatek has the most at risk, due to the fact that all the monies the JV has received have come from Bravatek.

The Company has concluded that the above errors, considered both individually, and in the aggregate, was not material to our previously issued Financial Statements. Our materiality assessment took into consideration the guidance in Staff Accounting Bulletin No. 99 - Materiality (“SAB 99”). From a quantitative perspective, the errors had no impact on our loss per share for the three and six months ended June 30, 2018 and as noted below, a minimal impact on our loss from operations for the three and six months ended June 30, 2018 and on our total assets and total liabilities as of June 30, 2018.

Pursuant to the SAB 99 guidance, the Company completed the materiality analysis on the legal and accounting considerations. The accounting literature states that:

The omission or misstatement of an item in a financial report is material if, in the light of surrounding circumstances, the magnitude of the item is such that it is probable that the judgment of a reasonable person relying upon the report would have been changed or influenced by the inclusion or correction of the error.

Due to the above “surrounding circumstances” phrase, SAB 99 concludes that management must consider more than just the quantitative factors when considering materiality, qualitative factors must be considered too. Accordingly, the Company also performed a qualitative assessment and determined the materiality of the errors was not sufficient enough to require a restatement of the previously issued Financial Statements, based on all of the relevant facts and circumstances. Our approach conforms to the SEC’s and FASB’s long-standing emphasis that materiality cannot be reduced to a quantitative assessment.

SEC SAB 99, cites a list of quantitative factors that may be utilized when accessing materiality of a financial statement error, including:

Whether the misstatement masks a change in earnings or other trends

Whether the misstatement hides a failure to meet analyst’s expectations

Whether the misstatement changes a loss into income or vice versa

Whether the misstatement affects the registrant’s compliance with regulatory requirements

Whether the misstatement affects the registrant’s compliance with loan covenants or other contractual requirements

Whether the misstatement has the effect of increasing management’s compensation

Whether the misstatement involves concealment of an unlawful transaction

As stated above, the Company believes the errors were not material and should be corrected by a revision to previously issued financial statements but not a formal restatement and announcement of non-reliance. Accordingly, the Company is retrospectively reflecting the correction of the errors for the three and six months ended June 30, 2018, presented in this Form S-1 including Management’s Discussion and Analysis of Financial Condition and Results of Operation.

A summary of the financial impact is as follows:

Description	As adjusted	As reported	Change	Change %
Current assets	$820,896	$777,139	$43,757	5.63%
Total assets	$4,141,959	$4,098,202	$43,757	1.07%
Current liabilities	$6,124,074	$6,057,498	$66,576	1.10%
Total liabilities	$8,787,282	$8,720,706	$66,576	0.76%
Total shareholder's deficit	$(4,645,323)	$(4,622,504)	$(22,819)	0.49%
Net loss three months ended June 30, 2018	$(2,578,186)	$(2,555,367)	$(22,819)	0.89%
Net loss six months ended June 30, 2018	$(2,113,200)	$(2,090,381)	$(22,819)	1.09%

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You should read the following discussion of our financial condition and results of operations in conjunction with financial statements and notes thereto included elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section labeled “Risk Factors.”

Certain statements in this report, including statements in the following discussion, are what are known as “forward looking statements,” which are basically statements about the future. For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as “plans,” “intends,” “will,” “hopes,” “seeks,” “anticipates,” “expects” and the like often identify such forward looking statements but are not the only indication that a statement is a forward-looking statement. Such forward looking statements include statements concerning our plans and objectives with respect to the present and future operations of the Company, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause the Company to change such plans and objectives or fail to successfully implement such plans or achieve such objectives or cause such present and future operations to fail to produce revenues, income or profits. Therefore, the reader is advised that the following discussion should be considered in light of the discussion of risks and other factors contained in this report on Form 10-K and in the Company’s other filings with the Securities and Exchange Commission. No statements contained in the following discussion should be construed as a guarantee or assurance of future performance or future results.

INTRODUCTION

On February 3, 2018, we changed our fiscal year end from March 31st to December 31st. The consolidated balance sheets data as of December 31, 2017, and March 31, 2017, are derived from our audited consolidated financial statements included elsewhere in prospectus and should be read in conjunction with such consolidated financial statements and related notes. The unaudited financial data for the nine months ended December 31, 2016, is presented solely for the purpose of providing meaningful comparisons with the audited nine-month transition period ended December 31, 2017.

Certain statements in this report, including statements in the following discussion, are what are known as “forward looking statements,” which are basically statements about the future. For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as “plans,” “intends,” “will,” “hopes,” “seeks,” “anticipates,” “expects” and the like often identify such forward looking statements but are not the only indication that a statement is a forward looking statement. Such forward looking statements include statements concerning our plans and objectives with respect to the present and future operations of the Company, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. Numerous factors and future events could cause the Company to change such plans and objectives or fail to successfully implement such plans or achieve such objectives, or cause such present and future operations to fail to produce revenues, income or profits. Therefore, the reader is advised that the following discussion should be considered in light of the discussion of risks and other factors contained in this prospectus. No statements contained in the following discussion should be construed as a guarantee or assurance of future performance or future results.

Overview and Plan of Operation

Bravatek Solutions, Inc., a Colorado corporation, was incorporated in the State of Colorado, on April 19, 2007. The Company provides security, defense, and information security solutions, which assist corporate entities, governments and individuals in protecting their organizations and/or critical infrastructures against error, and physical and cyber-attack. The Company's business operations are oriented around the marketing and distribution of proprietary and allied security, defense and information security software, hardware and services, and telecom services. Products include software, hardware and services, and span a diverse variety of industries including, but not limited to, email security, user authentication, telecommunications and cyber breach protection.

Currently, the Company's primary business operations are focused on establishing a strategic leadership position in cybersecurity email solutions and telecom services within the U.S. and abroad. The Company also has a “Market Alliance Program” (“MAP”) that enables Bravatek to rapidly introduce additional allied software, tools and systems to the worldwide marketplace through “win-win” contracts offering Bravatek, in virtually all cases, exclusive distribution rights in specified markets.

Additionally, the Company has developed and plans to continue selling an enterprise level secure email software appliance named Ecrypt One. Ecrypt One is an email server with integrated security technology. It was designed to protect email and attachments in transit and at rest. It incorporates multiple security technologies and techniques, such as encryption, role-based access controls, server rules that enforce security, and multi-factor authentication. It was designed to assist organizations and governments to meet and maintain compliance with information security regulations such as HIPAA.

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Additionally, the Company began taking pre-orders for Tuitio, a consumer software cybersecurity product (protected by two issued patents), in the second quarter of 2018.

On June 2, 2015, the Company completed an acquisition of some of the assets of Viking Telecom Services, LLC (“Viking Telecom”), which allowed the Company to provide telecom services under the Viking Telecom brand. Services provided by Viking Telecom include cellular tower mapping and audits, ground audits, civil equipment installation, cellular site decommissioning, 3G/4G/5G installations, project/construction management, battery installation and maintenance, shelter and compound preventative maintenance, site cleanup, and other related services. On January 12, 2018, the Company acquired HelpComm, Inc., a Virginia corporation, and the Company now provides the telecom services described above through that subsidiary under the HelpComm brand.

In an effort to advance the business operations of the Company, over the next twelve (12) months the Company plans to undertake the following actions in the order in which they are listed:

1.	Continue distribution on Ecrypt One Software packages;
2.	Continue providing telecom services;
3.	Continue distribution of allied products and services;
4.	Continue developing strategic marketing alliance program; and
5.	Continue development and testing of additional Ecrypt One features and capabilities.

The foregoing business actions are goals of the Company. There is no assurance that the Company will be able to complete any, or all, of the foregoing actions.

Results of Operations

Our financial statements are stated in U.S. Dollars and are prepared in accordance with generally accepted accounting principles of the United States (“GAAP”).

For the Three and Six Months Ended June 30, 2018, Compared to the Three and Six Months Ended June 30, 2017

Revenue

For the three and six months ended June 30, 2018, the Company had revenues of $774,204 and $1,843,197, respectively, compared to $0 for the three and six months ended June 30, 2017. The 2018 revenues were comprised of revenues from HelpComm and related party sales of $24,837 for Bravatek.

Cost of Services

For the three and six months ended June 30, 2018, cost of services of $627,439 and $1,448,531, respectively, were related to the HelpComm revenues, and are comprised of materials, labor, sub-contractors and related expenses.

Operating Expenses

For the three and six months ended June 30, 2018, the Company had operating expenses of $2,902,782 and $3,591,870, respectively, compared to $171,809 and $243,366 for the three and six months ended June 30, 2017, respectively. The increase in operating expenses was predominantly attributable to $274,605 and $683,160, respectively, of HelpComm’s operating expenses for the three and six months ended June 30, 2018 and $63,853 and $127,706 for the three and six months ended June 30, 2018, respectively, related to the amortization of the intangible assets acquired in the HelpComm acquisition.

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Bravatek expenses	$2,564,326	$171,809	$2,781,004	$243,366
HelpComm expenses	274,605	-	683,160	-
Amortization of acquired assets	63,853	-	127,706	-
Total	$2,902,782	$171,809	$3,591,870	$243,366

Expenses for Bravatek for the three and six months ended June 30, 2018, include $2,333,140 related to the issuance of Series E Preferred Stock to the Company’s CEO (see Note 11 to the financial statements).

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Other Income (Expenses)

Other income, net, for the three and six months ended June 30, 2018 was $177,832 and $1,084,004, respectively, compared to other expense, net, of $8,273,423 and $7,939,017, respectively, for the three and six months ended June 30, 2017.

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Interest expense	$652,541	$367.730	$1,515,176	$488,899
Loss (gain) on fair value of derivatives	(831,894)	7,902,778	(2,609,253)	7,443,912
Loss on debt extinguishment	3,021	-	23,021	-
Other expense (income)	(1,500)	2,915	(12,948)	6,206
Total	$(177,832)	$8,273,423	$(1,084,004)	$7,939,017

Included in interest expense for the three and six months ended June 30, 2018 is $595,241 and $1,397,325, respectively for amortization expense of debt discounts, and for the three and six months ended June 30, 2017, amortization of debt discounts was $176,616 and $194,430, respectively.

Net Loss

The Company had a net loss of $2,578,186 and $2,113,200 for the three and six months ended June 30, 2018, respectively, compared to net losses of $8,445,232 and $8,183,466 for the three and six months ended June 30, 2017, respectively. The decrease in the net loss for the three and six months ended June 30, 2018, compared to the three and six months ended June 30, 2017, was predominantly due to the changes in other income (expenses), detailed above, partially offset by the voting control value of the Series E Preferred Stock of $2,333,140.

Liquidity and Capital Resources

Currently, we have limited operating capital. The Company anticipates that it will require approximately $4,000,000 of working capital to complete all of its desired business activity during the next twelve months. The Company has earned limited revenue from its business operations. Our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and, to date, the revenues generated from our business operations have not been sufficient to fund our operations or planned growth. As noted above, we will likely require additional capital to continue to operate our business, and to further expand our business. We may be unable to obtain the additional capital required. Our inability to generate capital or raise additional funds when required will have a negative impact on our operations, business development and financial results.

For the six months ended June 30, 2018, we primarily funded our business operations with $626,600 of advances on our revolving line of credit as well as $757,000 of proceeds from convertible note financings. These proceeds funded our business operations and were also used to make payments on our revolving line of credit as well as to pay off existing debt of approximately $141,550, to fund $30,380 for our Agreement with MHC. We may conduct a private placement offering to seek to raise additional working capital to continue to fund our business operations, and we may continue to rely on the issuance of convertible promissory notes to fund our business operations.

As of June 30, 2018, $65,485, as compared to $189,357 at December 31, 2017. As of June 30, 2018, we had current liabilities of $6,124,074 (including $2,291,409 of non-cash derivative liabilities), compared to current assets of $820,996, which resulted in a working capital deficit of $5,303,178. The current liabilities are comprised of accounts payable, accrued expenses, convertible debt, derivative liabilities, revolving line of credit, bank term loans and notes payable.

Operating Activities

For the six months ended June 30, 2018, net cash used in operating activities was $804,208, compared to $299,969 for the six months ended June 30, 2017. For the six months ended June 30, 2018, our net cash used in operating activities was primarily attributable to the net loss of $2,113,200 adjusted by the non-cash expenses of the voting control value of the Series E Preferred Stock of $2,333,140 and amortization and depreciation expense of $1,704,430, and reduced by the non-cash gain of $2,609,253 on the fair value change of derivatives. Net changes of $119,325 in operating assets and liabilities increased the cash used in operating activities. For the six months ended June 30, 2017, our net cash used in operating activities was primarily attributable to the net loss adjusted by the loss on fair value of derivatives, amortization of debt discounts, non-cash interest and fees related to convertible promissory notes and depreciation. Net changes of $137,865 in operating assets and liabilities impacted the cash flows from operating activities.

Investing Activities

For the six months ended June 30, 2018, cash used in investing activities of $18,660 was comprised of payments of $30,380 towards the Company’s exclusivity agreement with MHC, the purchase of a note receivable of $25,000 and purchased fixed assets of $10,190. For the six months ended June 30, 2017, the Company invested $200,000 in a strategic alliance with HelpComm.

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Financing Activities

For the six months ended June 30, 2018, the net cash provided by financing activities was $698,996, compared to $565,518 for the six months ended June 30, 2017. During the six months ended June 30, 2018, we received advances of $626,600 on our revolving line of credit and $757,000 from the issuance of $882,894 of convertible notes. The Company made payments of $543,054 on the revolving line of credit and made payments of $141,550 against notes payable, capital leases payable and convertible notes payable. The net cash provided by financing activities of $565,518 for the six months ended June 30, 2017, resulted from proceeds of $948,250 from the issuances of convertible notes and $11,301 from related party notes. The company made payments of $355,882 against notes payable and convertible notes payable and $38,151 repayments of notes payable- related.

For the Nine Months Ended December 31, 2017, Compared to the Nine Months Ended December 31, 2016

Revenue

For the nine months ended December 31, 2017, the Company had revenues of $64,897 compared to $203,054 for the nine months ended December 31, 2016. The 2017 revenues were related parties and included the sale of licensed software, hosting and support as well as the installation. The 2016 period included related party revenue of $145,362 for sales to a company that, at the time, was a significant shareholder of the Company and revenues of $23,625 were recorded in barter transactions in exchange for advertising and promotional expenses.

Operating Expenses

For the nine months ended December 31, 2017, the Company had operating expenses of $706,341 compared to $473,029 for the nine months ended December 31, 2016. The increase in operating expenses was attributable to an increase in depreciation and amortization, as the current period includes amortization of $175,244 related to the exclusive rights purchased from HelpComm and MHC.

Other Income (Expenses)

Other expenses for the nine months ended December 31, 2017, was $10,336,804 compared to $1,171,839 for the nine months ended December 31, 2016. The increase was primarily due to an increase of derivative expense to $8,603,969 for the nine months ended December 31, 2017, compared to $391,263 for the nine months ended December 31, 2016. Derivative expense for the nine months ended December 31, 2017, was a result of the initial derivative expense of $6,198,770 predominantly caused by the ceiling of $0.0005 as a conversion price on certain of the convertible promissory notes issued during the nine months ended December 31, 2017, and the fair value change in derivative liabilities of $2,405,199. Amortization expense of debt discounts increased to $1,401,597 for the nine months ended December 31, 2017, from $609,109 for the nine months ended December 31, 2016, as a result of the amortization of debt discounts recorded on newly issued convertible notes. Interest expense increased to $363,000 for the nine months ended December 31, 2017, from $177,555 for the nine months ended December 31, 2016, as a result of higher face value convertible note balances. Lastly, the Company recognized a gain on debt settlements of $63,727 for the nine months ended December 31, 2017.

Net Income / Loss

The Company had a net loss of $10,982,615 for the nine months ended December 31, 2017, compared to a net loss of $1,596,162 for the nine months ended December 31, 2016. The increase in net loss for the nine months ended December 31, 2017, compared to the nine months ended December 31, 2016, was predominantly due to the increases in other expenses as above.

Liquidity and Capital Resources

Currently, we have limited operating capital. The Company anticipates that it will require approximately $4,000,000 of working capital to complete all of its desired business activity during the next twelve months. The Company has earned limited revenue from its business operations. Our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and, to date, the revenues generated from our business operations have not been sufficient to fund our operations or planned growth. As noted above, we will likely require additional capital to continue to operate our business, and to further expand our business. We may be unable to obtain the additional capital required. Our inability to generate capital or raise additional funds when required will have a negative impact on our operations, business development and financial results.

For the nine months ended December 31, 2017, we primarily funded our business operations with $2,002,030 of proceeds from convertible note financings. The proceeds funded our business operations and were also used to pay off existing debt of approximately $752,095 (including $154,651 to the Company’s CEO), and to fund $200,000 and $107,520 for our Strategic Alliance Agreements with HelpComm and MHC, respectively. We intend to secure additional working capital through our Equity Purchase Agreement with Triton, and we may also conduct a private placement offering or continue to rely on the issuance of convertible promissory notes to further fund our business operations.

As of December 31, 2017, we had cash of $189,357, as compared to $125 at March 31, 2017. As of December 31, 2017, we had current liabilities of $7,677,612 (including $5,331,567 of non-cash derivative liabilities) compared to current assets of $262,334 which resulted in working capital deficit of $7,415,278. The current liabilities are comprised of accounts payable, accrued expenses, convertible debt, derivative liabilities, accounts payable-related party and notes payable.

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Operating Activities

For the nine months ended December 31, 2017, net cash used in operating activities was $720,164 compared to $77,612 for the nine months ended December 31, 2016. For the nine months ended December 31, 2017, our net cash used in operating activities was primarily attributable to the net loss adjusted by loss on the fair value of derivatives, amortization of debt discounts, non-cash interest and fees related to convertible promissory notes and depreciation. Net changes of $14,222 in operating assets and liabilities increased the cash used in operating activities. For the nine months ended December 31, 2016, our net cash used in operating activities was primarily attributable to the net loss adjusted by amortization of debt discounts, derivative liability expenses non-cash interest and fees related to convertible promissory notes and depreciation. Net changes of $386,600 in operating assets and liabilities positively impacted the cash flows from operating activities.

Investing Activities

For the nine months ended December 31, 2017, the Company invested $200,000 and $107,520 in strategic alliances with HelpComm and MHC, respectively, as well as $25,000 in a joint venture with The Eco Group. There was no investing activity for the nine months ended December 31, 2016.

Financing Activities

For the nine months ended December 31, 2017, the net cash provided by financing activities was $1,266,916 compared to $62,626 for the nine months ended December 31, 2016. During the nine months ended December 31, 2017, we received proceeds of $2,020,030 from the issuance of $2,286,397 of convertible notes. The proceeds were used in operations and to pay $268,872 of convertible notes, $328,662 of notes payable and $154,651 of notes payable-related party. The results for the 2016 period was the result of proceeds received of $48,000 from the issuance of $61,239 of convertible promissory notes, receipt of $26,850 of proceeds from a related party loan and the repayment of $12,224 against convertible promissory notes.

Off Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition or results of operations.

Significant Accounting Policies Basis of Presentation

On February 3, 2018, the Board of Directors of the Company changed the Company’s fiscal year end to December 31st from March 31st. On May 3, 2018, the Company filed a Transition Report on Form 10-KT covering the nine-month period from April 1, 2017, through December 31, 2017 (the “Transition Period”), which reflects the Company’s financial results during that nine-month period.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

Such estimates and assumptions impact both assets and liabilities, including but not limited to: net realizable value of accounts receivable, estimated useful lives and potential impairment of property and equipment, the valuation of intangible assets, estimate of fair value of share based payments and derivative liabilities, estimates of fair value of warrants issued and recorded as debt discount, estimates of tax liabilities and estimates of the probability and potential magnitude of contingent liabilities.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term due to one or more future non-conforming events. Accordingly, actual results could differ significantly from estimates.

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Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less. The Company had no cash equivalents.

Accounts Receivable/Allowance for Doubtful Accounts

The Company records its client receivables and unbilled services at their face amounts less allowances. On a periodic basis, the Company evaluates its receivables and unbilled services and establishes allowances based on historical experience and other currently available information. As of June 30, 2018, and December 31, 2017, management determined to establish an allowance for doubtful accounts of $30,000. The Company has engaged a law firm to pursue the collection of the $30,000.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives, ranging from 5-7 years of the respective assets. Expenditures for maintenance and repairs are charged to expense as incurred. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Software Development Costs

Costs for software developed for internal use are accounted for through the capitalization of those costs incurred in connection with developing or obtaining internal use software. Capitalized costs for internal use software are included in intangible assets in the consolidated balance sheet. Capitalized software development costs are amortized over three years.

Costs incurred during the preliminary project along with post-implementation stages of internal use computer software development and costs incurred to maintain existing product offerings are expensed as incurred. The capitalization and ongoing assessment of recoverability of development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological and economic feasibility and estimated economic life. Capitalized software is amortized over the software's estimated economic life of 3 years. For the six months ended June 30, 2018, and 2017, the Company had no development costs required to be capitalized under ASC 985-20, Costs of Software to be Sold, Leased or Marketed, and under ASC 350-40, Internal-Use Software.

Long-Lived Assets

The Company reviews long-lived assets and certain identifiable intangibles held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating the fair value and future benefits of its intangible assets, management performs an analysis of the anticipated undiscounted future net cash flow of the individual assets over the remaining amortization period. The Company recognizes an impairment loss if the carrying value of the asset exceeds the expected future cash flows.

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with GAAP. All research and development costs have been expensed as incurred, totaling $16,750 and $4,500 for the six months ended June 30, 2018 and 2017, respectively, and $6,750 and $2,250 for the three months ended June 30, 2018 and 2017, respectively.

Advertising and Promotions

The Company expenses advertising costs as incurred. Advertising expenses for the six months ended June 30, 2018, and 2017, was $700.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

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The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 - Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

•	Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Unobservable inputs reflecting the Company's assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of the Company's financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable & accrued expenses, certain notes payable and notes payable - related party, approximate their fair values because of the short maturity of these instruments.

The following table represents the Company’s financial instruments that are measured at fair value on a recurring basis as of June 30, 2018, and December 31, 2017, for each fair value hierarchy level:

June 30, 2018	Derivative Liability	Total
Level I	$-	$-
Level II	$-	$-
Level III	$2,291,409	$2,291,409

December 31, 2017
Level I	$-	$-
Level II	$-	$-
Level III	$5,331,567	$5,331,567

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 “Derivatives and Hedging” to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings.

If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 “Debt with Conversion and Other Options” for consideration of any beneficial conversion feature.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of it financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option-based simple derivative financial instruments, the Company uses the Monte Carlo simulations to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re- assessed at the end of each reporting period.

Debt Discount

The Company determined that the conversion feature of issued convertible notes represent an embedded derivative since the notes are convertible into a variable number of shares upon conversion. Accordingly, the notes were not considered to be conventional debt under EITF 00-19 and the embedded conversion feature was bifurcated from the debt host and accounted for as a derivative liability. The fair value of these derivative instruments are recorded as a liability on the consolidated balance sheet with the corresponding amount recorded as a discount to each Note. Such discount is being amortized from the date of issuance to the maturity dates of the Notes.

Revenue Recognition

Product revenue and miscellaneous income are recognized as earned.

The Company recognizes revenue and gains when earned and related costs of sales and expenses when incurred. The Company recognizes revenue in accordance with Accounting Standards Codification Section 605-10-S99, Revenue Recognition, Overall, SEC Materials (“Section 605-10-S99”). Section 605-10-S99 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred, or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. The Company recognizes revenue from services at the time the services are completed. The Company’s sale of licensed software has significant standalone functionality with a perpetual right to use the Company’s intellectual property. Accordingly, the Company recognizes licensed software revenue at the time the software is delivered or available to the customer, at which time the company had no further obligations related to the sale of the software. Cost of products sold consists of the cost of the purchased goods and labor related to the corresponding sales transaction.

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Stock-Based Compensation – Employees

The Company accounts for its stock-based compensation in which the Company obtains employee services in stock-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option pricing valuation model.

Generally, all forms of stock-based payments, including stock option grants, warrants and restricted stock grants and stock appreciation rights are measured at their fair value on the awards' grant date, based on estimated number of awards that are ultimately expected to vest.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a) affiliates of the Company; b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

On June 2, 2015, the Company completed an acquisition of some of the assets and assumed certain liabilities of Viking Telecom Services, LLC (“Viking Telecom”) from Dependable Critical Infrastructure, Inc. (“DCI,” f/k/a DTREDS Consolidated, Inc.). To acquire the assets, the Company issued 2,265 shares of common stock, 224 shares of common stock to be issued (valued in the aggregate at $740,000), paid $200,000 cash and forgave $59,204 of a note receivable from DCI. The Company now provides telecom services under a new Viking Telecom brand. Services provided by Viking Telecom include cellular tower mapping and audits, ground audits, civil equipment installation, cellular site decommissioning, 3G/4G installations, project/construction management, battery installation and maintenance, shelter and compound preventative maintenance, site cleanup, and other related services. At the time of the acquisition, our CEO owned approximately 30% of DCI. The Company recorded a loss on the acquisition of $1,044,817 for the year ended March 31, 2016.

Net Earnings (Loss) per Share

Basic and diluted net loss per share information is presented under the requirements of ASC Topic 260, Earnings per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible notes in the weighted average number of common shares outstanding for a period, if dilutive. As of June, 30, 2018, there were warrants and options to purchase 3,365 shares of common stock and the Company’s outstanding convertible debt is convertible into approximately 2,567,730,355 shares of common stock. These amounts are not included in the computation of dilutive loss per share because their impact is antidilutive.

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QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

We have had no disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-K.

On May 15, 2017, we notified Green & Company, CPAs (“Green”) of their dismissal as our independent registered public accounting firm. On May 15, 2017, we engaged D. Brooks and Associates CPA’s, P.A. (“Brooks”) of West Palm Beach, Florida, as our new independent registered public accounting firm. Green did not issue a report on our financial statements for either of the two fiscal years ending March 31, 2017, or March 31, 2016. Our Board of Directors participated in and approved the decision to change our independent registered public accounting firm. Through our fiscal years ending March 31, 2017 and 2016, there were no disagreements with Green on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Green would have caused them to make reference thereto in their report on the financial statements. Through the interim period from March 31, 2017, to May 15, 2017, there were no disagreements with Green on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Green would have caused them to make reference thereto in their report on the financial statements. During the years ended March 31, 2017, and the interim period through May 15, 2017, there were no reportable events with us as set forth in Item 304(a)(1)(iv) of Regulation S-K. During the fiscal years ended March 31, 2017 and 2016, and prior to May 15, 2017 (the date of our engagement of Brooks), we had not consulted with Brooks regarding any of the following: (i) the application of accounting principles to a specific transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on our consolidated financial statements, and none of the following was provided to us: (a) a written report, or (b) oral advice that Green concluded was an important factor considered by us in reaching a decision as to accounting, auditing or financial reporting issue; or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

CONTROLS AND PROCEDURES.

Disclosure Controls and Procedures

The Securities and Exchange Commission defines the term “disclosure controls and procedures” to mean the company's controls and other procedures of an issuer that are designed to ensure that information required to be disclosed in the reports that it files or submits under the Securities Exchange Act of 1934 (the “Exchange Act”) is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Securities Exchange Act of 1934 is accumulated and communicated to the issuer's management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure. The Company maintains such a system of controls and procedures in an effort to ensure that all information which it is required to disclose in the reports it files under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time periods specified under the SEC's rules and forms and that information required to be disclosed is accumulated and communicated to principal executive and principal financial officers to allow timely decisions regarding disclosure.

As of December 31, 2017, we carried out an evaluation, under the supervision and with the participation of our chief executive officer and chief financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on this evaluation, our chief executive officer and chief financial officer concluded that our disclosure controls and procedures are not designed to provide reasonable assurance of achieving the objectives of timely alerting them to material information required to be included in our periodic SEC reports and of ensuring that such information is recorded, processed, summarized and reported with the time periods specified. Our chief executive officer and chief financial officer also concluded that our disclosure controls and procedures were not effective to provide reasonable assurance of the achievement of these objectives.

Internal Control over Financial Reporting

The management of the Company also is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. A company's internal control over financial reporting is defined as a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Our internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the issuer are being made only in accordance with authorizations of management and directors of the Company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Management, including the Chief Executive Officer and Chief Financial Officer, does not expect that the Company's internal controls will prevent all error and all fraud. Because of its inherent limitations, a system of internal control over financial reporting can provide only reasonable, not absolute, assurance that the objectives of the control system are met and may not prevent or detect misstatements. Further, over time control may become inadequate because of changes in conditions or the degree of compliance with the policies or procedures may deteriorate.

With the participation of the Chief Executive Officer and Chief Financial Officer, our management evaluated the effectiveness of the Company's internal control over financial reporting as of December 31, 2017, based upon the framework in Internal Control -Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on that evaluation, our management has concluded that the Company's internal controls over financial reporting were not effective as of December 31, 2017.

This annual report does not include an attestation report of the Company's registered public accounting firm regarding internal control over financial reporting. Management's report was not subject to attestation by the Company's registered public accounting firm

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DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE.

Directors, Executive Officers and Significant Employees

The following table sets forth, as of December 31, 2017, the respective positions and ages of our directors and executive officers of the Company. Each director has been elected to hold office until the next annual meeting of shareholders and thereafter until his successor is elected. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. There are no agreements or understandings for any officer or director to resign at the request of another person and no officer or director is acting on behalf of or will act at the direction of any other person.

Name	Age	Position	Director or Officer Since
Dr. Thomas A. Cellucci	60	Chief Executive Officer Director	June 17, 2014 March 27, 2014

Deborah King	58	Director CFO	March 16, 2015 August 6, 2015

Charles Brooks	61	Director	March 16, 2015

Hans Holmer	57	Director	September 1, 2015

Biographical Information

Dr. Thomas A. Cellucci - Dr. Thomas A. Cellucci (“Dr. Cellucci”) currently serves as the Chief Executive Officer and a Director of the Company. Additionally, from 1999 to the present, Dr. Cellucci serves as the Chairman and CEO of Cellucci Associates, a high tech marketing firm focused on developing business and marketing plans for worldwide high tech firms. Cellucci was appointed a Board member and co-CEO of DarkPulse Technologies in 2018, which was acquired in July of 2018 by DarkPulse, Inc., a Delaware corporation with a class of securities registered with the SEC pursuant to the Exchange Act of 1934. At the time of acquisition, Dr. Cellucci was appointed as a director of DarkPulse, Inc.

In 2017, Dr. Cellucci was elected the Chairman of the Board of Trustees of Eurasian Technological University in Almaty, Kazakhstan. He has been a member of the International Science and Commercialization Board for the World Bank since 2016. He is also the author or co-author of 25 books and over 192 technical and business articles.

From 2013 to the present, Dr. Cellucci served as the Executive Director at AGVE (Alliance for Government Virtual Engagements) located in Washington DC. AGVE is a non-profit dedicated to fostering technology-focused bridges, best practices and communications between government and the private sector to enable high performance/price business operations for government. He was also the Founding and Managing Partner of Union Core Technology Partners, a private equity fund.

From 2007 to 2011, Dr. Cellucci served as the First Chief Commercialization Officer of the United States of America, where he was responsible for overseeing the development and execution of programs and processes that identified, evaluated, and commercialized privately owned technologies into products or services that meet the needs of the Department of Homeland Security's (DHS) stakeholders, including DHS operating components and end users such as the nation's first responders, and critical infrastructure owner/operators.

During his tenure as the Chief Commercialization Officer, in 2010 Dr. Cellucci was also appointed as the Director of the Office of Public Private Partnerships, which oversees the Long Range Broad Agency Announcement (LRBAA) procurement process, Office of SAFETY Act Implementation (OSAI), Small Business Innovation Research (SBIR) Office as well as the Commercialization Office. At this same time, Dr. Cellucci was also named Executive Director of the Research and Development (R&D) Partnerships Group responsible to leverage the billions of dollars in assets and the expertise of more than 1300 team members through the group's investments in national labs, universities, international partners, the private sector and government interagency partners to develop technologies and products for the Homeland Security Enterprise (HSE).

Dr. Cellucci earned a PhD in Physical Chemistry from the University of Pennsylvania, an MBA from Rutgers University and a BS in Chemistry from Fordham University. He has also attended and lectured at executive programs at the Harvard Business School, MIT Sloan School, Kellogg School and others.

Between 1978 and 1991 Dr. Cellucci was Chemistry Lecturer at Fordham University, the University of Pennsylvania, and Princeton University, as well as Professor of Physics and Laser/Electro-Optic Technology at Camden County College. Since 2017, Cellucci holds the special rank of Honorary Professor (Endowed Chair) at two major universities in both business and technology.

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Deborah King (a/k/a Debbie King) - Ms. King possesses over 25 years of entrepreneurial leadership experience and has served as a business and financial advisor to a number of firms in her career. She currently serves as the Business Manager to a privately held firm in Dallas, Texas, and brought a unique set of skills to her position including financial, operations, and business management. Ms. King has assisted a number of firms in business start-up, acquisition, expansion, and reorganization. She possesses a diverse skill set that allows a broad perspective of business financial and operations management. Ms. King's background as an accountant has allowed her to serve numerous firms in various industries in optimizing profit outputs and streamlining business practices. She is a strong-minded and focused individual that utilizes her education and experience to assist in analyzing, identifying and implementing operational changes to increase efficiency and profits. Ms. King possesses a broad knowledge in financial, legal and business tax applications.

Charles Brooks (a/k/a Chuck Brooks) - Charles Brooks currently serves as the Vice President of Government Relations & Marketing for Sutherland Global Services. Mr. Brooks has extensive experience in Senior Executive Management, Government Relations, Research & Development, and Marketing/Business Development and worked in those capacities for three large public corporations. He also received Presidential Appointments from two Presidents, George W. Bush and Ronald Reagan, to serve in executive roles in the federal government. Mr. Brooks served at the Department of Homeland Security as the first Director of Legislative Affairs for the Science & Technology Directorate. Earlier in his career he served as Special Assistant to the Director of Voice of America. He also spent six years on Capitol Hill as a Senior Advisor to the late Senator Arlen Specter where he covered foreign affairs, business, and technology issues. In academia, Mr. Brooks was an Adjunct Faculty Member at Johns Hopkins University where he taught graduate level students about homeland security and Congress.

Mr. Brooks has an MA in International Relations from the University of Chicago, a BA in Political Science from DePaul University, and a Certificate in International Law from The Hague Academy of International Law. He is a featured speaker at conferences and is widely published on the subjects of cybersecurity, homeland security, innovation, public/private partnerships, and emerging technologies. Those publications include: Huffington Post, Forbes, Government Security News, The Hill, Federal Times, Government Executive, MIT Sloan Blog, Homeland Security Today, Biometric Update, NextGov, and Cygnus Media.

Hans Holmer - Mr. Holmer is a retired CIA officer with extensive experience in strategic cyber issues. His experience in nation-state intelligence collection and corporate defense goes back nearly 20 years and his engagement with the interface of humans and technology goes back to 1973. He spent over half of his career overseas and served on every continent except South America. Among other awards, Mr. Holmer has received the CIA Intelligence Star “in recognition of his especially valorous performance of duty.”

Within the cyber realm, Mr. Holmer became an expert in conventional computer networks, telephony, Industrial Control Systems, and defensive strategies. He developed the Cyber Security Hierarchy, analogous to the Maslow hierarchy of human needs, which outlines a hierarchy of needs that must be satisfied to achieve cyber security. It postulates that effective cyber security requires adequate resources, integration with the corporate business processes, esteem for cyber security requirements and the agility to respond to threats in order to have adequate impact.

From May of 2013 through the present, Mr. Holmer has worked for Intelligent Decisions, Inc., and before that, he worked for the Central Intelligence Agency. Mr. Holmer is not a director of any other public companies.

Family Relationships

None.

Involvement in Certain Legal Proceedings

To the best of its knowledge, the Company's directors and executive officers were not involved in any legal proceedings during the last ten years as described in Item 401(f) of Regulation S-K.

Directorships

Other than as disclosed above, none of the Company's executive officers or directors is a director of any company with a class of equity securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s directors and named executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities with the SEC. Upon information and belief, our CEO did not file a Form 4 upon receipt of preferred shares on or about July 20, 2015 and June 1, 2018, our other directors did not file Form 3’s upon their appointment as directors of the Company on March 16, 2015 (for Ms. King and Mr. Brooks), and September 1, 2015 (for Mr. Holmer), and our directors did not file Form 4’s for the receipt of options described in Item 11 below.

Code of Ethics

The Company has adopted a code of ethics, as required by the rules of the SEC, a copy of the Company's code of ethics was filed as Exhibit 14.1 to Form 10-K for the fiscal year ended March 31, 2010, filed with the Securities and Exchange Commission on July 13, 2010, and which is hereby incorporated by reference. The code of ethics applies to all of the Company's senior financial officers. The code of ethics, and any amendments to, or waivers from, the code of ethics, is available in print, at no charge, to any stockholder who requests such information.

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ITEM 11. EXECUTIVE COMPENSATION.

Executive Compensation

The following table sets forth, for the nine months indicated, all compensation paid, distributed or accrued for services, including salary and bonus amounts, rendered in all capacities by the Company's chief executive officer, chief financial officer and all other executive officers who received or are entitled to receive remuneration in excess of $100,000 during the stated periods.

Name and principal position	For the Years Ending December 31,	Salary $	Stock Options $	Option Awards $	Total $
Dr. Thomas A Cellucci, CEO & Director (1)	2017	168,000	-0-	-0-	168,000
	2016	182,000	-0-	-0-	182,000

Deborah King, CFO, & Director (2)	2017	61,000	-0-	-0-	61,000
	2016	62,500	-0-	-0-	62,500

_________

(1)	Dr. Cellucci was named CEO of the Company on June 17, 2014. Pursuant to Dr. Cellucci’s employment agreement, as amended, the Company currently accrues compensation of $12,500 per month for his services as CEO of the Company. The Company also accrues $1,500 a month to Dr. Cellucci as reimbursement for health and dental insurance costs. On March 27, 2015, Dr. Cellucci was granted a warrant to purchase 1,200 shares of the Company's common stock at a $750 per share exercise price, exercisable on a cashless basis, having a term of 5 years, and vested immediately on March 27, 2015. As of December 31, 2017, the Company owed Dr. Cellucci $318,179 (included in accounts payable, related party on the December 31, 2017, balance sheet presented herein) for the expensed but unpaid part of the above reported compensation.
(2)	Ms. King was named CFO of the Company on August 6, 2015. Pursuant to Ms. King’s consulting agreement, as amended, the Company currently compensates Ms. King for her services as CFO of the Company at $6,000 per month.

Option Grants in Last Fiscal Year

The Company did not issue any options during the nine months ended December 31, 2017.

Equity Compensation Plan Information

On April 12, 2011, subject to shareholder approval, the Board of Directors of Bravatek, Inc. (the “Company”) approved the adoption of the Bravatek, Inc. Stock Compensation Program (the “Program”) under which 540 shares have been reserved for purposes of possible future issuance of incentive stock options, non- qualified stock options, and restricted stock grants to employees, directors and certain key individuals. On April 15, 2011, pursuant to a written consent in lieu of a meeting, a majority of the Company's shareholders approved the Program. The purpose of the Program is to attract and retain key employees, consultants and other persons, and to provide such key individuals with an additional incentive to contribute to the success of the Company. In order to maintain flexibility in the award of stock benefits, the Program constitutes a single “omnibus” plan, but is composed of three parts. The first part is the Incentive Stock Option Plan (“Incentive Option Plan) which provides grants of incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended. The second part is the Nonqualified Stock Option Plan (“Nonqualified Option Plan”) which provides grants of nonqualified stock options. The third part is the Restricted Shares Plan (“Restricted Plan”) which provides grants of restricted shares of Company common stock. The Incentive Option Plan, the Nonqualified Option Plan and the Restricted Plan respectively comprise Plan I, Plan II, and Plan III of the Program. The foregoing description of the Program is qualified in its entirety by reference to the Bravatek, Inc. Stock Compensation Program which was filed as Exhibit 10.9 to Form 8-K filed with the Securities and Exchange Commission on April 20, 2011 and is hereby incorporated by reference.

The following table sets forth, as of June 30, 2018, the number of securities approved and available for future issuances under the Company's Stock Compensation Program.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants	Weighted average exercise price of outstanding options, warrants	Number of securities remaining available for future issuances under equity compensation plans

Equity compensation plans approved by security holders	102	$1,102.94	-0-

Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	102	$1,102.94	-0-

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Compensation Agreements

Dr. Thomas Cellucci’s Employment Agreement with the Company, as amended, includes compensation of $12,500 per month for his services as Chief Executive Officer and $1,500 in health insurance reimbursements. On March 27, 2015, Dr. Cellucci was granted a warrant to purchase 1,200 shares of the Company's common stock at a $750 per share exercise price, exercisable on a cashless basis, having a term of 5 years, and vesting immediately on March 27, 2015. As of December 31, 2017, the Company owed Dr. Cellucci $318,179 (included in accounts payable, related party on the December 31, 2017, balance sheet presented herein) for the expensed but unpaid part of the above reported salary.

Ms. King was named CFO of the Company on August 6, 2015. Pursuant to Ms. King’s consulting agreement, as amended, the Company currently compensates Ms. King for her services as CFO of the Company at $6,000 per month. On July 23, 2015, Ms. King was granted a warrant to purchase 30 shares of the Company's common stock at a $750 per share exercise price, exercisable on a cashless basis, having a term of 10 years, and vesting immediately on July 23, 2015.

Director Compensation

Our Board of Directors is comprised of Dr. Cellucci, Messrs. Brooks and Holmer and Ms. King. The compensation of Dr. Cellucci and Ms. King is disclosed in the Executive Compensation table, and Dr. Cellucci and Ms. King were not compensated separately for their services as directors. The following table provides summary information concerning compensation awarded to, earned by, or paid to our other directors for all services rendered to the Company for the nine months ended December 31, 2017.

Name and Principal Position	Fees Earned and Paid in Cash ($)	Stock Awarded ($)	Options Awarded ($)	Total ($)

Charles Brooks(1)	-0-	-0-	-0-	-0-
Hans Holmer (2)	-0-	-0-	-0-	-0-

_________

(1)	Charles Brooks was appointed Director on March 16, 2015

(2)	Hans Holmer was appointed Director on September 1, 2015.

39

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of our voting securities (Common Stock, Series C Preferred Stock and Series E Preferred Stock) as of September 30, 2018, of (i) each person known to us to beneficially own more than 5% of our stock, (ii) our directors, (iii) each named executive officer, and (iv) all directors and named executive officers as a group. As of September 30, 2018, there were a total of 9,982,694,590 shares of Common Stock issued and outstanding, 319,768 shares of Series C Preferred Stock issued and outstanding, and 1 share of Series E preferred stock issued and outstanding

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of September 30, 2018, through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the stockholders listed below is: c/o Bravatek Solutions, Inc. 2028 E. Ben White Blvd, Suite 240-2835, Austin, Texas 78741.

Title of Class	Name and Address	Number of Shares Beneficially Owned		Percent of Class (1)

Common Stock	Dr. Thomas A. Cellucci, CEO & Director	895	(2)	*	%

Common Stock	Debbie King, CFO & Director	30	(3)	*	%

Common Stock	Chuck Brooks, Director	30	(3)	*	%

Common Stock	Hans Holmer, Director	30	(3)	*	%

Common Stock	All Directors and Officers as a Group	985		*	%

Series C Preferred Stock	Dr. Thomas A. Cellucci, CEO & Director	223,768		70%

Series C Preferred Stock	All Directors and Officers as a Group	223,768		70%

Series E Preferred Stock	Dr. Thomas A. Cellucci, CEO & Director	1	(2)	100%

Series E Preferred Stock	All Directors and Officers as a Group	1	(2)	100%

________
*Lessthan0.01%

(1)

Applicable percentages of ownership are based on 9,982,694,590 shares of our Common Stock, 319,768 shares of Series C Preferred Stock issued and outstanding and 1 share of Series E Preferred Stock as of September 30, 2018. Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission and means voting or investment power with respect to securities. Shares of our Common Stock issuable upon the exercise of stock options exercisable, or convertible securities convertible, currently or within 60 days of September 30, 2018, are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

Dr. Cellucci owns -0- shares of Common Stock, however, his Series C Preferred Stock is convertible into 895 shares of Common Stock. Each share of Series C Preferred stock entitles the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Company. Dr. Cellucci has pledged his Series C Preferred Stock as collateral for certain of the issued convertible notes of the Company. The Series E Preferred Stock entitles its holder to a number of votes per share equal to twice the number of votes of all outstanding shares of capital stock of the Company.

(3)	Includes 30 shares of Common Stock issuable pursuant to vested stock options.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Related Transactions

Effective December 21, 2017, the Company entered into a Joint Venture Agreement (the “Agreement”) with DarkPulse Technologies, Inc. (“DPTI”), pursuant to which (1) the parties formed a joint venture limited liability company in Delaware to develop, market and sell products and services based on DPTI’s patented BOTDA dark-pulse technology (the “Technology”) to be owned 40% by the Company and 60% by DPTI (the “JV”); (2) the Company funded $10,000 in initial capital to the JV; and (3) and the JV shall have an irrevocable royalty-free non-exclusive license to use the Technology in the North America, Asia and European government, military and CI/KR (Critical Infrastructure / Key Resources) market segments. While DPTI has a controlling financial interest in the JV, the Company and DPTI jointly manage the JV and any significant decisions and/or actions of the JV require the mutual consent of both parties. On January 25, 2018, our CEO was appointed to the Board of Directors of DPTI and on February 5, 2018, was named Co-CEO of DPTI. Additionally, during the six months ended June 30, 2018, the Company funded $87,000 to the JV and is the only party with a financial risk in the JV.  Therefore, the Company is consolidating the JV in the condensed consolidated financial statements presented herein.

On June 2, 2015, the Company completed an acquisition of some of the assets and assumed certain liabilities of Viking Telecom Services, LLC (“Viking Telecom”) from Dependable Critical Infrastructure, Inc. (“DCI”), f/k/a DTREDS Consolidated, Inc. To acquire the assets, the Company issued 2,265 shares of common stock, 224 shares of common stock to be issued (valued in the aggregate at $740,000), paid $200,000 cash and forgave $59,204 of a note receivable from DCI. The Company now provides telecom services under a new Viking Telecom brand. Services provided by Viking Telecom include cellular tower mapping and audits, ground audits, civil equipment installation, cellular site decommissioning, 3G/4G installations, project/construction management, battery installation and maintenance, shelter and compound preventative maintenance, site cleanup, and other related services. The Company’s Chief Executive Officer owned approximately 30% of DCI. The Company recorded a loss on the acquisition of $1,044,817 for the year ended March 31, 2016.

40

The Company issued multiple unsecured notes payable from June 27, 2015 to March 31, 2017, to the Company’s CEO, for amounts received by the Company, or paid by the CEO, on behalf of the Company, totaling $188,362 (of which $31,850 was during the year ended March 31, 2017). The advances carry interest at 10% per annum and are due on demand. The Company recorded related party interest expense of $11,603 for the year ended March 31, 2017. During the year ended March 31, 2017, the Company made repayments of $12,224 of principal. As of March 31, 2017, the principal balance was $136,850 and the accrued and unpaid interest was $23,153. During the nine months ended December 31, 2017, the CEO advanced the Company $17,801 and the Company made repayments of $154,651 of principal and $31,118 of unpaid interest. As of December 31, 2017, there are no amounts due the CEO for any prior advances. For the nine months ended December 31, 2017, the Company recorded related party interest expense of $7,965.

There were no other material transactions, or series of similar transactions, during our Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which our Company was or is to be a party, in which the amount involved exceeded the lesser of $120,000 or one percent of the average of the small business issuer's total assets at year-end for the last three completed fiscal years and in which any director, executive officer or any security holder who is known to us to own of record or beneficially more than five percent of any class of our common stock, or any member of the immediate family of any of the foregoing persons, had an interest.

Director Independence

The NASDAQ Stock Market has instituted director independence guidelines that have been adopted by the Securities & Exchange Commission. These guidelines provide that a director is deemed “independent” only if the board of directors affirmatively determines that the director has no relationship with the company which, in the board's opinion, would interfere with the director's exercise of independent judgment in carrying out his or her responsibilities. Significant stock ownership will not, by itself, preclude a board finding of independence.

For NASDAQ Stock Market listed companies, the director independence rules list six types of disqualifying relationships that preclude an independence filing. The Company's board of directors may not find independent a director who:

1.	is an employee of the company or any parent or subsidiary of the company;

2.	accepts, or who has a family member who accepts, more than $60,000 per year in payments from the company or any parent or subsidiary of the company other than (a) payments from board or committee services; (b) payments arising solely from investments in the company's securities; (c) compensation paid to a family member who is a non-executive employee of the company (d) benefits under a tax qualified retirement plan or non-discretionary compensation; or (e) loans to directors and executive officers permitted under Section 13(k) of the Exchange Act;

3.	is a family member of an individual who is employed as an executive officer by the company or any parent or subsidiary of the company;

4.	is, or has a family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than (a) payments arising solely from investments in the company's securities or (b) payments under non-discretionary charitable contribution matching programs; and

5.	is employed, or who has a family member who is employed, as an executive officer of another company whose compensation committee includes any executive officer of the listed company; or is, or has a family member who is, a current partner of the company's outside auditor, or was a partner or employee of the company's outside auditor who worked on the company's audit.

Based upon the foregoing criteria, our Board of Directors has determined that Dr. Cellucci (Chief Executive Officer and President) and Ms. King (Chief Financial Officer) are not independent directors under these rules.

41

Bravatek Solutions, Inc.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is _____

42

BRAVATEK SOLUTIONS, INC.

INDEX

TO

FINANCIAL STATEMENTS

UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018 AND 2017

AUDITED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2017 AND THE YEAR ENDED MARCH 31, 2017

F-1

BRAVATEK SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2018	2017
ASSETS
CURRENT ASSETS
Cash	$65,485	$189,357
Accounts receivable	298,046	24,897
Accounts receivable, related party	25,837	-
Prepaid expenses	111,019	23,080
Other assets	295,409	25,000
Investment in unconsolidated investee	25,000	-
TOTAL CURRENT ASSETS	820,896	262,334

Property and equipment, net	210,962	21,634
Intangible assets, net	1,770,842	133,929
Goodwill	1,339,259	-
TOTAL ASSETS	$4,141,959	$417,897

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Convertible notes payable, net of discounts	$1,004,895	$797,797
Notes payable, current portion	904,652	830,788
Revolving line of credit	499,035	-
Bank term loans, current portion	97,139	-
Accounts payable and accrued liabilities	633,312	64,023
Accounts payable, related party	308,562	318,179
Accrued interest	367,543	335,258
Capital leases payable, current portion	12,045	-
Derivative liabilities	2,291,409	5,331,567
Deferred revenue	5,482	-
TOTAL CURRENT LIABILITIES	6,124,074	7,677,612

LONG- TERM LIABILITIES:
Notes payable, net of current portion	82,268	-
Capital leases payable, net of current portion	449	-
Bank term loans, net of current portion	180,491	-
Series D convertible preferred stock, 100,000 shares authorized and issued and outstanding	2,400,000	-
TOTAL LONG-TERM LIABILITIES	2,663,208	-

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' DEFICIT
Series A convertible preferred stock (5,000,000 shares authorized; par value $0.0001, -0- shares issued and outstanding at June 30, 2018, and December 31, 2017)	-	-
Series B preferred stock (350,000 shares authorized; par value $0.0001, 264,503 shares issued and outstanding at June 30, 2018, and December 31, 2017)	26	26
Series C preferred stock (1,000,000 shares authorized; par value $0.0001, 319,768 shares issued and outstanding at June 30, 2018, and December 31, 2017)	32	32
Series E preferred stock (1 share authorized; par value $0.0001, 1 share issued and outstanding at June 30, 2018)	-	-
Common stock (10,000,000,000 shares authorized; no par value; 9,266,957,705 and 8,040,670,036 shares issued and outstanding at June 30, 2018, and December 31, 2017, respectively)	6,431,060	5,385,977
Common stock to be issued (1,221 shares issuable at June 30, 2018, and December 31, 2017)	66,917	66,917
Additional paid in capital	21,053,191	17,370,682
Accumulated deficit	(32,196,133)	(30,083,349)
TOTAL STOCKHOLDERS' DEFICIT	(4,644,907)	(7,259,715)
Noncontrolling interest	416	-
TOTAL EQUITY	(4,645,323)	(7,259,715)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$4,141,959	$417,897

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements.

F-2

BRAVATEK SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2018	2017	2018	2017
REVENUES
Sales, other	$774,204	$-	$1,818,360	$-
Sales, related party	-	-	24,837	-
Total revenues	774,204	-	1,843,197	-
Cost of services	627,439	-	1,448,531	1,083
GROSS PROFIT (LOSS)	146,765	-	394,666	(1,083)

OPERATING EXPENSES
Management fees and expenses, related parties	2,489,424	57,000	2,625,905	113,500
Wages and employee expenses	15,799	-	90,275	-
Advertising and promotion	700	3,600	700	3,600
Rent, related party	34,500	-	65,714	-
General and administrative	168,999	27,636	349,845	38,955
Research and development	6,750	2,250	16,750	4,500
Professional fees	76,711	60,634	135,576	54,834
Amortization and depreciation	109,899	20,689	307,105	27,977
TOTAL OPERATING EXPENSES	2,902,782	171,809	3,591,870	243,366

OPERATING LOSS	(2,756,017)	(171,809)	(3,197,204)	(244,449)

OTHER INCOME (EXPENSES)
Interest expense	(652,541)	(367,730)	(1,515,176)	(488,899)
Interest expense related party	-	(2,915)	-	(6,206)
Other income	1,500	-	12,948	-
Gain (loss) on fair value of derivatives	831,894	(7,902,778)	2,609,253	(7,443,912)
Loss on extinguishment of debt	(3,021)	-	(23,021)	-
TOTAL OTHER INCOME (EXPENSES), NET	177,832	(8,273,423)	1,084,004	(7,939,017)

NET LOSS	(2,578,186)	(8,445,232)	(2,113,200)	(8,183,466)
Less: net loss attributable to noncontrolling interest	(416)	-	(416)	-
Net loss attributable to Bravatek Solutions, Inc.	$(2,577,770)	$(8,445,232)	$(2,212,784)	$(8,183,466)
LOSS PER SHARE

Basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	8,849,020,450	4,790,615,050	8,694,453,203	3,376,199,318

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements.

F-3

BRAVATEK SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	FOR THE SIX MONTHS ENDED JUNE 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss attributable to Bravatek Solutions, Inc	$(2,112,784)	$(8,183,466)
Net loss attributable to noncontrolling interest	(416)	-
Adjustments to reconcile net loss to net cash used in operations:
Amortization and depreciation	307,105	27,977
Non-cash interest and fees	-	72,504
Voting control value of preferred stock issued	2,333,140	-
Amortization of debt discounts	1,397,325	201,239
Loss (gain) on fair value of derivatives	(2,609,253)	7,443,912
Changes in operating assets and liabilities:
Accounts receivable	112,815	-
Accounts receivable, related party	(24,837)	-
Prepaid expenses and other receivables	(91,722)	-
Accounts payable and accrued liabilities	(116,892)	85,825
Accounts payable and accrued liabilities, related party	(4,171)	52,040
Deferred revenue	5,482	-
NET CASH USED IN OPERATING ACTIVITIES	(804,208)	(299,969)

CASH FLOWS FROM INVESTING ACTIVITIES
Property and equipment	(10,190)	-
Cash acquired in HelpComm acquisition	46,910	-
Purchase of note receivable	(25,000)	-
Purchase of exclusive rights	(30,380)	(200,000)
NET CASH USED IN INVESTING ACTIVITIES	(18,660)	(200,000)

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Payments of principal on notes and leases payable	(33,975)	(323,162)
Payments of principal on convertible notes payable	(62,461)	(32,720)
Proceeds from issuance of convertible debt, net	757,000	948,250
Proceeds from loan-related party	-	11,301
Repayments of loan-related party	-	(38,151)
Payments of principal on bank term notes payable	(45,114)	-
Proceeds from revolving line of credit	626,600	-
Payments of revolving line of credit	(543,054)	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	698,996	565,518

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(123,872)	65,549

CASH AND CASH EQUIVALENTS
Beginning of period	189,357	257
End of period	$65,485	$65,806

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$63,446	$149,315
Cash paid for income taxes	$-	$-

SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Shares issued in settlement of debt and interest on convertible debt	$1,045,083	$731,965
Shares to be issued in settlement of debt and interest on convertible debt	$-	$6,521
Original issue discounts	$65,525	$72,075
Original debt discount against derivative liabilities	$900,965	$1,131,859
Initial value of derivative liabilities	$1,271,999	$3,308,630
Reclassification of derivatives upon conversion of convertible debt	$1,324,370	$5,298,808
Issuances of notes payable for property and equipment	$46,000	$-
Series E Preferred Stock issued for debt forgiveness, related party	$25,000	$-

Acquisition of HelpComm, Inc.
Issuance of Series D Preferred stock as consideration	$2,400,000	$-
Assumed liabilities	1,711,389	-
Accounts receivable	(386,964)	-
Property and equipment	(171,714)	-
Other Assets	(292,994)	-
Intangible assets	(3,212,807)	-
Cash acquired	$46,910	$-

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements.

F-4

Explanatory Note

On September 22, 2018, management realized that there was an error in the reported financial statements of the Company on the June 30, 2018, Form 10-Q (the “Financial Statements”), as filed with the Securities and Exchange Commission (“SEC”) on August 14, 2018. The error was the non-inclusion of a convertible note issued to a third party (the “Lender”) on May 18, 2018, in the amount of $52,969. The Company received proceeds of $42,000 after disbursements for the Lender’s transaction costs, fees and expenses of $10,969. The Company also sent a wire transfer of $42,000 to DarkPulse BVTK LLC (“JV”), a joint venture entity, of which we are a member. In addition, we have concluded that the JV should be consolidated with Bravatek due to the common control of Bravatek and the JV as our CEO is also the Co-CEO of the other party in the JV. Additionally, Bravatek has the most at risk, due to the fact that all the monies the JV has received has come from Bravatek.

The Company has concluded that the above errors, considered both individually, and in the aggregate, was not material to our previously issued Financial Statements. Our materiality assessment took into consideration the guidance in Staff Accounting Bulletin No. 99 - Materiality (“SAB 99”). From a quantitative perspective, the errors had no impact on our loss per share for the three and six months ended June 30, 2018 and as noted below, a minimal impact on our loss from operations for the three and six months ended June 30, 2018 and on our total assets and total liabilities as of June 30, 2018.

Pursuant to the SAB 99 guidance, the Company completed the materiality analysis on the legal and accounting considerations. The accounting literature states that:

The omission or misstatement of an item in a financial report is material if, in the light of surrounding circumstances, the magnitude of the item is such that it is probable that the judgment of a reasonable person relying upon the report would have been changed or influenced by the inclusion or correction of the error.

Due to the above “surrounding circumstances” phrase, SAB 99 concludes that management must consider more than just the quantitative factors when considering materiality, qualitative factors must be considered too. Accordingly, the Company also performed a qualitative assessment and determined the materiality of the errors was not sufficient enough to require a restatement of the previously issued Financial Statements, based on all of the relevant facts and circumstances. Our approach conforms to the SEC’s and FASB’s long-standing emphasis that materiality cannot be reduced to a quantitative assessment.

SEC SAB 99, cites a list of quantitative factors that may be utilized when accessing materiality of a financial statement error, including:

Whether the misstatement masks a change in earnings or other trends

Whether the misstatement hides a failure to meet analyst’s expectations

Whether the misstatement changes a loss into income or vice versa

Whether the misstatement affects the registrant’s compliance with regulatory requirements

Whether the misstatement affects the registrant’s compliance with loan covenants or other contractual requirements

Whether the misstatement has the effect of increasing management’s compensation

Whether the misstatement involves concealment of an unlawful transaction

As stated above, the Company believes the errors were not material and should be corrected by a revision to previously issued financial statements but not a formal restatement and announcement of non-reliance. Accordingly, the Company is retrospectively reflecting the correction of the errors for the three and six months ended June 30, 2018, presented in this Form S-1 including Management’s Discussion and Analysis of Financial Condition and Results of Operation.

A summary of the financial impact is as follows:

Description	As adjusted	As reported	Change	Change %
Current assets	$820,896	$777,139	$43,757	5.63%
Total assets	$4,141,959	$4,098,202	$43,757	1.07%
Current liabilities	$6,124,074	$6,057,498	$66,576	1.10%
Total liabilities	$8,787,282	$8,720,706	$66,576	0.76%
Total shareholder's deficit	$(4,645,323)	$(4,622,504)	$(22,819)	0.49%
Net loss three months ended June 30, 2018	$(2,578,186)	$(2,555,367)	$(22,819)	0.89%
Net loss six months ended June 30, 2018	$(2,113,200)	$(2,090,381)	$(22,819)	1.09%

F-5

NOTE 1 - Nature of Operations

Bravatek Solutions, Inc., a Colorado corporation (the “Company”), was incorporated on April 19, 2007, as eCrypt Technologies, Inc. Effective October 23, 2015, the Company changed its name to “Bravatek Solutions, Inc.” in order to better reflect the Company's expanding operations and strategy. The Company's business operations are oriented around the marketing and distribution of proprietary and allied security, defense and information security software, hardware and services (including telecom services). Products include software, hardware and services, and span a diverse variety of industries including, but not limited to, email security, user authentication, telecommunications and cyber breach protection. Bravatek is a security platform company offering services, software, tools and systems that it provides, develops, acquires or obtains through strategic marketing or other agreements. The Company began taking pre-orders of Tuitio, a consumer software product (protected by two issued patents and licensed by the Company) in the second quarter of 2018.

NOTE 2 - Acquisition of HELPCOmm, Inc.

Effective January 1, 2018, the Company acquired all of the issued and outstanding shares of HELPComm. Inc. (“HelpComm”), a telecom construction and services corporation located in Manassas, Virginia, in exchange for $25,000 of cash and 100,000 shares of Series D Convertible Preferred Stock (the “Acquisition”). Each share of Series D Convertible Preferred Stock is convertible into a number of shares of Company common stock equal to $24.00 divided by the volume-weighted average price of the common stock as reported on OTCMarkets.com on the trading day immediately preceding conversion.

The Company also acquired an option to purchase 8760, LLC, a Virginia limited liability company (“8760, LLC”), for $100 at any time. 8760, LLC owns the real property from which HelpComm operates its business, and is subject to loan agreements, guaranteed by the Small Business Administration, which prohibit (i) any express change of ownership of 8760, LLC, or (ii) any disposition of 8760, LLC assets, including any real property, prior to repayment of the loans.

Based on the fair value of the 100,000 shares of Series D Convertible Preferred Stock of $2,400,000, the option to purchase 8760, LLC and $25,000 cash, the total consideration of the Acquisition is valued at $2,425,000. The Company also assumed liabilities of $1,711,389 for total purchase consideration of $4,136,389.

The following table summarizes the purchase price allocation of the fair value of assets acquired and liabilities assumed in the acquisition:

Purchase Price Allocation
Fair value of consideration for Acquisition	$2,425,000
Liabilities assumed	1,711,389
Total purchase consideration	$4,136,389
Tangible assets acquired	$898,582
Intellectual Property/Technology	391,600
Customer Base	961,000
Tradenames and Trademarks	431,300
Non- compete agreements	37,200
Option to buy 8760, LLC	77,448
Goodwill	1,339,259
$4,136,389

The total purchase price of $4,136,389 has been allocated on to the tangible and intangible assets acquired and liabilities assumed based on preliminary estimated fair values as of the completion of the Acquisition. The fair value of HelpComm’s identifiable intangible assets was estimated primarily using the income approach which requires an estimate or forecast of all the expected future cash flows, either through the use of the relief-from-royalty method or the multi-period excess earnings method. The Company will record amortization expense assuming a straight-line basis over the expected life of the finite lived intangible assets, which approximates expected future cash flows.

Goodwill recorded of $1,339,259 represents the amount by which the fair value consideration transferred exceeds the fair value of the HelpComm assets the Company acquired and the liabilities the Company assumed. The Company will not amortize the goodwill but will instead test the goodwill for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment.

F-6

NOTE 3 - Significant Accounting Policies

Basis of Presentation

On February 3, 2018, the Board of Directors of the Company changed the Company’s fiscal year end to December 31st from March 31st. On May 3, 2018, the Company filed a Transition Report on Form 10-KT covering the nine-month period from April 1, 2017, through December 31, 2017 (the “Transition Period”) which reflects the Company’s financial results during that nine-month period.

The accompanying condensed consolidated financial statements in this report have been prepared by the Company without audit. In the opinion of management, all adjustments necessary to present the financial position, results of operations and cash flows for the stated periods have been made. Except as described below, these adjustments consist only of normal and recurring adjustments. Certain information and note disclosures normally included in the Company’s annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These condensed consolidated unaudited financial statements should be read in conjunction with a reading of the Company’s financial statements and notes thereto included in the Transition Report for the nine months ended December 31, 2017, filed with the United States Securities and Exchange Commission (the “SEC”) on May 3, 2018. Interim results of operations for the three and six months ended June 30, 2018, and 2017, are not necessarily indicative of future results for the full year. Certain amounts from the 2017 period have been reclassified to conform to the presentation used in the current period.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

Such estimates and assumptions impact both assets and liabilities, including, but not limited to: net realizable value of accounts receivable, estimated useful lives and potential impairment of property and equipment, the valuation of intangible assets, estimate of fair value of share based payments and derivative liabilities, estimates of fair value of warrants issued and recorded as debt discount, estimates of the valuation allowances on deferred tax assets and estimates of the probability and potential magnitude of contingent liabilities.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near-term events. Accordingly, actual results could differ significantly from estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less. The Company had no cash equivalents.

Sales Concentration and credit risk

Following is a summary of customers who accounted for more than ten percent (10%) of the Company’s revenues for the three and six months ended June 30, 2018, and their accounts receivable balance as of June 30, 2018:

	Sales % Three Months Ended June 30, 2018	Sales % Six Months Ended June 30, 2018	Accounts receivable balance June 30, 2018
Customer A	28.6%	37.3%	$15,001
Customer B	16.7%	13.3%	$32,715
Customer C	14.3%	21.8%	$39,290
Customer D	15.8%	13.8%	$109,849

Accounts Receivable/Allowance for Doubtful Accounts

The Company records its client receivables at their face amounts less allowances. On a periodic basis, the Company evaluates its receivables and establishes allowances based on historical experience and other currently available information. As of June 30, 2018, and December 31, 2017, management determined to establish an allowance for doubtful accounts of $30,000. The Company has engaged a law firm to pursue the collection of the $30,000.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives, ranging from 5-7 years of the respective assets. Expenditures for maintenance and repairs are charged to expense as incurred. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

F-7

The Company's property and equipment consisted of the following at June 30, 2018, and December 31, 2017:

	2018	2017
Vehicles	$164,900	$35,608
Machinery and Equipment	172,703	74,091
Total Property and Equipment	337,603	109,699
Less: Accumulated Depreciation	126,641	88,065
Property and Equipment, Net	$210,962	$21,634

Depreciation expense was $38,576 and $4,667 for the six months ended June 30, 2018, and 2017, respectively, and $18,073 and $2,340 for the three months ended June 30, 2018 and 2017, respectively.

Long-Lived Assets

The Company reviews long-lived assets and certain identifiable intangibles held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating the fair value and future benefits of its intangible assets, management performs an analysis of the anticipated undiscounted future net cash flow of the individual assets over the remaining amortization period. The Company recognizes an impairment loss if the carrying value of the asset exceeds the expected future cash flows.

Intangible Assets

Software Development Costs

Costs for software developed for internal use are accounted for through the capitalization of those costs incurred in connection with developing or obtaining internal-use software. Capitalized costs for internal-use software are included in intangible assets in the consolidated balance sheet. Capitalized software development costs are amortized over three years.

Costs incurred during the preliminary project along with post-implementation stages of internal use computer software development and costs incurred to maintain existing product offerings are expensed as incurred. The capitalization and ongoing assessment of recoverability of development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological and economic feasibility and estimated economic life. Capitalized software is amortized over the software's estimated economic life of 3 years. For the six months ended June 30, 2018, and 2017, the Company had no development costs required to be capitalized under ASC 985-20, Costs of Software to be Sold, Leased or Marketed, and under ASC 350-40, Internal-Use Software.

Other intangible assets

The Company accounts for amounts paid to acquire exclusivity rights as intangible assets and are amortized over the term of exclusivity. In June 2017, the Company purchased for $200,000 exclusivity rights from HelpComm, Inc. (“HelpComm”) (see Note 9) for a one-year term. The Company acquired HelpComm in January 2018, and accordingly during the three months ended March 31, 2018, wrote off the remaining unamortized balance of $86,027. Also, in June 2017, the Company purchased for $200,000 exclusivity rights from Mile High Construction (“MHC”), of which $107,520 was funded in 2017. During the six months ended June 30, 2018, the Company funded an additional $30,380 to MHC.

In January 2018, the Company acquired HelpComm (See Note 2). The following intangible assets are being amortized over their useful lives as indicated below:

	Life in years	2018	2017
Intellectual Property/Technology 10	1	$391,600	$-
Customer Base	5	961,000	-
Tradenames and Trademarks	5	431,300	-
Non-compete agreements	5	37,200	-
Option to purchase building	5	77,448	-
Exclusivity rights	1	337,900	307,520
Software	3	60,362	60,362
Total intangible assets acquired		1,898,548	367,822
Less accumulated amortization		(525,968)	(233,953)
Intangible assets, net		$1,770,842	$133,929

Amortization expense was $292,015 and $9,977, for the six months ended June 30, 2018, and 2017, respectively and $115,312 and $5,016, for the three months ended June 30, 2018, and 2017, respectively.

F-8

Goodwill

Goodwill represents the difference between the purchase price and the estimated fair value of the net assets acquired in connection with the HelpComm Acquisition. Goodwill is tested at least annually for impairment or when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable, by assessing qualitative factors or performing a quantitative analysis in determining whether it is more likely than not that its fair value exceeds the carrying value. Examples of qualitative factors include our share price, our financial performance compared to budgets, long-term financial plans, industry and market conditions as well as the substantial excess of fair value over the carrying value of net assets from the annual impairment test previously performed.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the "more likely than not" criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the "more-likely-than-not" threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with GAAP. All research and development costs have been expensed as incurred, totaling $16,750 and $4,500 for the six months ended June 30, 2018 and 2017, respectively, and $6,750 and $2,250 for the three months ended June 30, 2018 and 2017, respectively.

Uncertainty as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has an accumulated deficit of $32,196,549 and has a working capital deficit of $5,303,178 as of June 30, 2018, which raises substantial doubt about its ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 - Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.
•

Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•

Level 3 - Unobservable inputs reflecting the Company's assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

The carrying amounts of the Company's financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable and accrued expenses, certain notes payable and notes payable - related party, approximate their fair values because of the short maturity of these instruments.

F-9

The following table represents the Company’s financial instruments that are measured at fair value on a recurring basis as of June 30, 2018, and December 31, 2017, for each fair value hierarchy level:

June 30, 2018	Derivative Liabilities	Total
Level I	$-	$-
Level II	$-	$-
Level III	$291,409	$291,409

December 31, 2017
Level I	$-	$-
Level II	$-	$-
Level III	$5,331,567	$5,331,567

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 "Derivatives and Hedging" to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings. If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 "Debt with Conversion and Other Options" for consideration of any beneficial conversion feature.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of it financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option-based simple derivative financial instruments, the Company uses the Monte Carlo simulations to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

Debt Issue Costs and Debt Discount

The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt. These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense through the maturity of the debt. If a conversion of the underlying debt occurs prior to maturity a proportionate share of the unamortized amounts is immediately expensed.

Original Issue Discount (“OID”)

For certain convertible debt issued, the Company may provide the debt holder with an original issue discount. The original issue discount would be recorded to debt discount, reducing the face amount of the note and is amortized to interest expense through the maturity of the debt. If a conversion of the underlying debt occurs prior to maturity a proportionate share of the unamortized amounts is immediately expensed.

Convertible Preferred Stock

The Company accounts for preferred stock in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Preferred stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Preferred stock (including preferred stock that features conversion rights that are either within the control of the holder or subject to the occurrence of uncertain events not solely within our control) is classified as temporary equity. The Company’s Series D Convertible Preferred Stock features a fixed dollar conversion right, with a variable amount of shares of common stock upon conversion, and are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2018, the Series D Preferred Stock subject to possible conversion is presented as a long-term liability in the condensed consolidated balance sheet presented herein.

Deferred Revenue

The Company records deferred revenues when cash has been received, but the related services or products have not been provided or delivered. Deferred revenue will be recognized when the services or products are provided, and the terms of the agreements have been fulfilled. As of June 30, 2018, the Company has deferred revenue of $5,482 related to a down payment of $5,000 received from DarkPulse Technologies Holdings, Inc. (“DarkPulse”) for a software build proposal and $482 of prepayments from customers for Tuitio, the Company’s new malware software. The company anticipates that the software build, and Tuitio product will be available in August 2018.

Revenue Recognition

The Company has adopted ASU 2014-09, as amended effective January 1, 2018, and determined that there was no significant impact on its revenue recognition. The Company’s contracts with customers are generally on a purchase order basis and represent obligations that are satisfied at a point in time as defined in the new guidance. Accordingly, revenue for each project is recognized when each project is complete, and any costs incurred before this point in time, are recorded as assets to be expensed during the period the related revenue is recognized. Product revenue and miscellaneous income are recognized as earned.

F-10

Stock-Based Compensation – Employees

The Company accounts for its stock-based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.

Generally, all forms of share-based payments, including stock option grants, warrants and restricted stock grants and stock appreciation rights are measured at their fair value on the awards' grant date, based on estimated number of awards that are ultimately expected to vest. The expense resulting from share-based payments is recorded in general and administrative expense in the statements of operations.

Stock-Based Compensation – Non-Employees

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification ("Sub-topic 505-50").

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a share option and similar instrument that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

F-11

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a) affiliates of the Company; b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Net Earnings (Loss) per Share

The Company computes net loss per share in accordance with FASB ASC 260, “Earnings per Share.” ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible notes and stock warrants, using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options, warrants and conversion of convertible notes. As of June 30, 2018, there were warrants and options to purchase 3,365 shares of common stock and the Company’s outstanding convertible debt is convertible into approximately 2,567,730,355 shares of common stock. These amounts are not included in the computation of dilutive loss per share because their impact is antidilutive.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842)”. Under this guidance, an entity is required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. This guidance offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this standard will have on our consolidated financial statements.

In January 2017, the FASB issued ASU 2017-01, “Business Combinations (Topic 805) Clarifying the Definition of a Business” (“ASU 2017-01”). The Amendments in this Update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting, including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2018, including interim periods within those periods. Early adoption of this standard is permitted. The Company adopted ASU 2017-01 on January 1, 2018, with no significant impact on the condensed consolidated financial statements.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 is amended by ASU 2015-14, ASU 2016-08, ASU 2016-10, ASU 2016-11, ASU 2016-12, ASU 2016-20, ASU 2017-10, ASU 2017-13 and ASU 2017-14, which FASB issued in August 2015, March 2016, April 2016, May 2016, May 2016, December 2016, May 2017, September 2017 and November 2017, respectively (collectively, the amended ASU 2014-09). The amended ASU 2014-09 provides a single comprehensive model for the recognition of revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry-specific guidance. It requires an entity to recognize revenue when the entity transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amended ASU 2014-09 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s). The amended ASU 2014-09 requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including qualitative and quantitative information about contracts with customers, significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The effective date for the amended ASU 2014-09 is for years beginning after December 15, 2017 with early adoption permitted. The Company adopted the new guidance effective January 1, 2017 under the modified retrospective transition approach and it did not have a material impact on the condensed consolidated financial statements of the Company.

With the exception of the new standard discussed above, there have been no other recent accounting pronouncements or changes in accounting pronouncements during the six months ended June 30, 2018, as compared to the recent accounting pronouncements described in the Company’s Annual Report on Form 10-KT for the fiscal year ended December 31, 2017, as filed on May 3, 2018, that are of significance or potential significance to the Company.

F-12

NOTE 4 - Related Party Transactions

Management Fees and related party payables

For the three and six months ended June 30, 2018, and 2017, the Company recorded expenses to its officers, and the officers of one of the Company’s subsidiaries, in the following amounts:

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
CEO	$42,000	$42,000	$84,000	$84,000
Voting control value of preferred stock issued to CEO	2,333,140	-	2,333,140	-
CFO	18,000	15,000	36,000	29,500
HelpComm President	46,708	-	88,307	-
HelpComm Vice President	49,576	-	84,458	-
Total	$2,489,424	$57,000	$2,625,905	$113,500

On June 1, 2018, the Company issued 1 share of its Series E Preferred Stock to Dr. Cellucci, in consideration of $25,000 of accrued and unpaid wages, Dr. Cellucci’s stock pledge of Series C Preferred Stock as collateral to a lender, the Company’s failure to timely pay current and past salaries, and Dr. Cellucci’s willingness to accrue unpaid payroll and non-reimbursement of business expenses without penalty or action for all amounts. The Company determined that the issuance of the Series E Preferred Stock resulted in a change of control of the Company. The Company determined that fair value of the Series E Preferred Stock (see Note 11) issued to the Company’s CEO was $2,333,140.

The HelpComm President and Vice President are the holders of 60,000 and 40,000 shares, respectively, of the Company’s Series D Convertible Preferred Stock. As of June 30, 2018, and December 31, 2017, included in accounts payable – related party is $287,500 and $318,179, respectively, for amounts owed the Company’s CEO. Amounts due to the HelpComm President and Vice President of $21,062 as of June 30, 2018, is also included in the accounts payable – related party balance.

Deferred revenue

Included in deferred revenue for the six months ended June 30, 2018 is $5,000 from DarkPulse (see Note 12) for a down payment received for a software build proposal.

Sales and Accounts Receivables

On June 2, 2017, Bravatek Solutions, Inc. (the “Company”) entered into a Strategic Alliance Agreement with Mile High Construction (“MHC”), a telecom construction service provider with a principal place of business in Colorado, pursuant to which (i) the Company will provide at least $200,000 in business expansion funding to MHC and 30% of profits from services performed by MHC will be allotted to the Company, (ii) MHC will assign all purchase orders (the “Exclusive Rights”) to the Company for administration, accounting and fund distribution, (iii) the Company will provide project management and sales services to MHC, and (iv) MHC will promote the Company’s products and services and assist in sales calls. The Company funded $107,520 during the year ended December 31, 2017, and during the six months ended June 30, 2018, the Company funded an additional $30,380 to MHC. As of June 30, 2018, the Company has included $137,900 in intangible assets for the Exclusive Rights and has amortized $137,900 ($27,338 and $76,628 for the three and six months ended June 30, 2018).

For the six months ended June 30, 2018, the Company billed MHC $24,837, which is included in Sales, related party, and MHC owes the Company $25,837 which is included in Accounts receivable, related party, on the June 30, 2018, condensed consolidated financial statements.

Rent

On June 27, 2011, HelpComm entered into a twenty (20) year lease with 8760, LLC. The sole member of 8760, LLC is HelpComm’s President and the holder of 60,000 shares of the Company’s Series D Convertible Preferred Stock. Per the terms of the lease as amended, and assumed by the Company, pursuant to the Acquisition of HelpComm, the rent was $8,700 per month in January and February and $11,500 effective March 1, 2018, and HelpComm is responsible for property taxes, insurance and repairs and maintenance. For the three and six months ended June 30, 2018, total occupancy costs were $34,500 and $65,714, respectively. Pursuant to the HelpComm acquisition, the Company acquired an option to purchase 8760, LLC, for $100.00 at any time.

F-13

NOTE 5 - Notes Payable

From May 18, 2010 through June 27, 2013, the Company issued in the aggregate $558,500 of unsecured notes payable to a Nevada corporation, lender and preferred shareholder of the Company ("Global"). The notes bear interest at 10%, compounded annually and $553,000 and $5,500 matured on November 30, 2014, and June 27, 2015, respectively. On February 16, 2015, the Company secured extensions on all of the notes that matured on November 30, 2014 through April 1, 2015, with no change in original terms of the agreement.

On June 15, 2015, Company entered into a Settlement Agreement and Partial Waiver and Release (the "Settlement Agreement") with Global. Global owned 2,377,500 shares of the Company's Series A Convertible Preferred Stock and was the holder of outstanding promissory notes in the original principal amount of $558,500, with accrued interest thereon due to Global of approximately $267,960 (the "Global Notes") immediately prior to the Settlement Agreement. Pursuant to the Settlement Agreement, Global agreed to (1) waive interest due of $267,960 under the Global Notes and $158,500 of principal, such that only $400,000 of principal and interest would be considered outstanding as of the settlement agreement date, and (2) immediately return all of the Preferred Stock to the Company for cancellation, in consideration for the Company issuing 856 shares of common stock to Global. As of June 15, 2015, the note is payable on demand as part of the Settlement Agreement. As of June 30, 2018, and December 31, 2017, the note balance was $400,000. Accrued interest as of June 30, 2018, and December 31, 2017, was $40,110.

The Company issued five notes from December 18, 2012 to May 30, 2013 totaling $199,960 in unsecured notes payable to a third party. The notes bear an interest rate of 10%, compounded annually and matured from December 18, 2014 through May 30, 2015. On February 16, 2015, the Company secured a notes payable extension through April 1, 2015, with no change in original terms of the agreements. The notes payable were again extended on August 6, 2015, through January 1, 2016, with no change in original terms of the agreement. As of June 30, 2018, and December 31, 2017, the note balance was $199,960 and the notes are currently in default. Accrued interest as of June 30, 2018, and December 31, 2017, was $107,777 and $97,781, respectively.

The Company issued six notes from July 12, 2013 to June 16, 2014, totaling $230,828 in unsecured notes payable to a third party. The notes bear an interest rate of 10%, compounded annually and matured from July 12, 2014 through June 16, 2015. On February 16, 2015, the Company secured a notes payable extension through April 1, 2015, with no other changes in original terms of the agreements. The notes payable were again extended on August 6, 2015, through January 1, 2016, with no other changes in original terms of the agreements. As of June 30, 2018, and December 31, 2017, the note balance was $230,828 and the notes are currently in default. Accrued interest as of June 30, 2018, and December 31, 2017, was $103,619 and $92,077, respectively.

Pursuant to the acquisition of HelpComm, the Company assumed all of the outstanding notes payable of HelpComm. As of June 30, 2018, the Company has the following note payables related to HelpComm outstanding:

June 30, 2018

Note payable on truck, payable in monthly installments of $643, including interest at approximately 5.24%, through February 2019.	$6,385

Note payable on truck, payable in monthly installments of $798, including interest at approximately 4.24% per annum, through April 2020.	17,052

Note payable on truck, payable in monthly installments of $724, including interest at approximately 5.99% per annum, through April 2021.	23,485

Note payable on truck, payable in monthly installments of $437, including interest at approximately 5.19% per annum, through May 2021.	14,228

Note payable on equipment, payable in monthly installments of $1,196, including interest at approximately 0.9% per annum, through January 2020.	23,902

Note payable on dump truck, payable in monthly installments of $843 including interest at approximately 9.54% per annum, through November 2018.	4,962

Note payable on equipment, payable in monthly installments of $295, including interest at approximately 11.08% per annum, through July 2019.	3,647

Note payable on truck, payable in monthly installments of $912, including interest at approximately 5.94% per annum, through March 2023.	45,443

Note payable on truck, payable in monthly installments of $647 including interest at approximately 5.84% per annum, through August 2020.	17,029
Total notes payable	156,132
Less current portion	73,864
Notes payable non- current portion	$82,268

F-14

The combined activity for notes payable for the six months ended June 30, 2018, is as follows:

June 30, 2018
Beginning balance	$830,788
Notes assumed in HelpComm acquisition	133,267
New note issued for vehicle	46,000
Payments	(23,135)
Ending balance notes payable	986,920
Less current portion	904,652
Notes payable, non-current portion	$82,268

Future minimum payments on notes payable are as follows:

12 months ending June 30,	Principal Note Payments
2019	$904,652
2020	41,920
2021	22,435
2022	10,024
2023	7,889
$986,920

NOTE 6 – Bank term loans

The following bank term loans were assumed by the Company pursuant to the HelpComm acquisition.

On April 15, 2013, HelpComm entered into a $500,000 Variable Rate Non-disclosable SBA Loan (the “First Term Loan”) with Sonabank (the “Lender”). The initial interest rate for borrowings under the First Term Loan accrues at a per annum rate equal to 6.0%. The interest rate changes monthly and is equal to 2.75% above the Prime Rate in effect on the first business day of each month. The Prime Rate is as published in the Wall Street Journal. The First Term Loan requires monthly principal and interest payments of $7,305 and matures on May 1, 2020. The obligations of the Company are secured by a blanket lien on all the assets of HelpComm.

On December 1, 2017, HelpComm entered into a $125,000 Variable Rate Nondisclosable SBA Loan (the “Second Term Loan”) with the same Lender. The initial interest rate for borrowings under the Second Term Loan accrues at a per annum rate equal to 7.0%. The interest rate changes monthly and is equal to 2.75% above the Prime Rate in effect on the first business day of each month. The Prime Rate is as published in the Wall Street Journal newspaper). The Second Term Loan requires monthly principal and interest payments of $1,887 and matures on December 1, 2024. The obligations of the Company are secured by a blanket lien on all the assets of HelpComm.

The combined activity for the bank term loans for the six months ended June 30, 2018, is as follows:

June 30, 2018
Assumed in HelpComm acquisition	$322,744
Payments of principal	(45,114)
Ending balance term loans	277,630
Less current portion	97,139
Bank term loans, non-current portion	$180,491

Future minimum payments on the bank term loans are as follows:

12 months ending June 30,	Principal Term Loan Payments
2019	$97,138
2020	92,270
2021	16,019
2022	17,177
2023	18,419
Thereafter	36,607
$277,630

F-15

NOTE 7 – Revolving line of credit

The revolving line of credit liability was assumed by the Company pursuant to the HelpComm acquisition.

On April 15, 2013, the HelpComm entered into a $250,000 Variable Rate Revolving Line of Credit SBA Loan (the Revolving Facility”) with Sonabank. The initial interest rate for borrowings under the Revolving Facility accrues at a per annum rate equal to 5.5% and is due monthly. The interest rate changes monthly and is equal to 2.25% above the Prime Rate in effect on the first business day of each month. The Prime Rate is as published in the Wall Street Journal newspaper). The Revolving Facility was increased to $500,000 on October 1, 2015, and the current maturity date has been extended to September 15, 2018. The obligations of the Company are secured by a blanket lien on all the assets of HelpComm.

The activity for the three months ended June 30, 2018, is as follows:

June 30, 2018
Assumed n the HelpComm acquisition	$415,489
Advances	626,600
Payments	(543,054)
Ending balance	$499,035

NOTE 8 – Capital leases payable

The following capital leases payable were assumed in the HelpComm acquisition. As of June 30, 2018, the Company has the following leases outstanding:

June 30, 2018

Lease obligation on equipment, payable in monthly installments of $1,042 including interest at approximately 10.9% per annum, through November 2018.	$5,063

Lease obligation on equipment, payable in monthly installments of $552 including interest at approximately 13.9% per annum, through January 2019.	3,690
Lease obligation on truck, payable in monthly installments of $137 including interest at approximately 12.0% per annum, through January 2020.	2,094
Lease obligation on equipment, payable in monthly installments of $266 including interest at approximately 13.3% per annum, through February 2019.	1,647
Total lease obligations	12,494
Less current portion	12,045
Lease obligations non- current portion	$449

The activity for the six months ended June 30, 2018, is as follows:

June 30, 2018
Assumed in HelpComm acquisition	$23,332
Payments	(10,838)
Total lease obligations	$12,494

The carrying amount of property and equipment acquired pursuant to capital leases as of June 30, 2018, is as follows:

June 30, 2018
Cost	$79,783
Accumulated depreciation	(52,606)
Net book value	$27,177

F-16

NOTE 9 - Convertible Notes Payable

The Company accounted for the following Notes under ASC Topic 815-15 "Embedded Derivative." The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to discounts on convertible debt. Discounts have been amortized to interest expense over the respective terms of the related notes. See Note 10.

On December 19, 2014, the Company issued a convertible back-end note, with a face value of $156,000 and stated interest of 8% to a third-party investor due December 19, 2015. The note is convertible at any time into a variable number of the Company's common stock, based on a conversion ratio of 68% of the lowest closing bid prices for 20 days prior to conversion. The note was funded on June 18, 2015, when the Company received proceeds of $143,333, net of $12,663 of OID and costs. As of June 30, 2018, and December 31, 2017, the outstanding principal amount of the note was $135,371.

On May 1, 2017, the Company issued to a third-party investor, three convertible notes, two of which were for $50,000 each and one for $17,500, and three back-end convertible notes, two of which were for $50,000 each and one for $25,000. All of the notes have a stated interest of 8% and each note is convertible at any time following the funding of such note, into a variable number of the Company's common stock, based on a conversion ratio of 55% of the lowest traded price for 20 days prior to conversion subject to a ceiling of $0.0005. The three convertible notes were funded on May 1, 2017, when the Company received proceeds of $111,625, after disbursements for the lender’s transaction costs, fees and expenses of $5,875, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the three notes resulted in an initial debt discount of $117,500, an initial derivative expense of $319,692 and an initial derivative liability of $437,192. For the six months ended June 30, 2018, amortization of the debt discounts of $39,752 was charged to interest expense. As of June 30, 2018, the outstanding principal balance of the three convertible notes was $117,500. On August 8, 2017, the investor funded the $25,000 back-end note when the Company received $23,750 after disbursements for the lender’s transaction costs, fees and expenses of $1,250, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the $25,000 back-end resulted in an initial debt discount of $25,000, an initial derivative expense of $258,904 and an initial derivative liability of $283,904. For the six months ended June 30, 2018, amortization of the debt discounts of $8,449 was charged to interest expense. As of June 30, 2018, the outstanding principal balance of the funded back-end convertible note was $25,000.

On May 2, 2017, the Company issued a convertible note for legal services previously provided with a face value of $23,000 and stated interest of 10% to a third-party investor. The note is convertible into a variable number of the Company's common stock, based on a conversion ratio of 70% of the average of the three lowest closing bid prices for 10 days prior to conversion. The embedded conversion feature included in the note resulted in an initial debt discount of $15,715 and an initial derivative liability of $15,715. The investor sold the note to a third party on May 3, 2017, and the Company issued a replacement note to the buyer, as described below.

On May 3, 2017, the Company issued three replacement notes to a third-party investor. The replacement notes were in the amounts of $22,000, $29,700 and $25,300, respectively, and replaced notes issued in the amounts of $20,000, $27,000 and $23,000, respectively, all due May 3, 2018. The three replacement notes have a stated interest of 8% and each note is convertible at any time into a variable number of the Company's common stock, based on a conversion ratio of 55% of the lowest traded price for 20 days prior to conversion. Beginning on the six- month anniversary of the notes the conversion price shall have ceiling of $0.0005. The embedded conversion feature included in the three replacement notes resulted in an initial debt discount of $77,000, an initial derivative expense of $158,790 and an initial derivative liability of $235,790. For the six months ended June 30, 2018, amortization of the debt discount of $25,239 was charged to interest expense. As of June 30, 2018, and December 31, 2017, the principal balance of the three replacement notes in the aggregate was $77,000.

On June 8, 2017, the Company issued to a third-party investor a convertible promissory note for $140,750 and a back-end convertible note for $140,750. The notes mature on June 8, 2018, have a stated interest of 8% and each note is convertible at any time following the funding of such note into a variable number of the Company's common stock, based on a conversion ratio of 55% of the lowest traded price for 20 days prior to conversion. Beginning on the six-month anniversary of the note the conversion price shall have ceiling of $0.0005. The note was funded on June 15, 2017, when the Company received proceeds of $135,000, after disbursements for the lender’s transaction costs, fees and expenses of $5,750, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $140,750, an initial derivative expense of $454,574 and an initial derivative liability of $595,324. For the six months ended June 30, 2018, amortization of the debt discounts of $62,782 was charged to interest expense. As of June 30, 2018, and December 31, 2017, the principal balance of the note is $140,750. On August 8, 2017, the investor funded the $140,750 back-end note when the Company received $135,000 after disbursements for the lender’s transaction costs, fees and expenses of $5,750, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the back-end resulted in an initial debt discount of $140,750, an initial derivative expense of $1,454,021 and an initial derivative liability of $1,594,771. For the six months ended June 30, 2018, amortization of the debt discounts of $62,782 was charged to interest expense. As of June 30, 2018, and December 31, 2017, the outstanding principal balance of the back-end convertible note was $140,750.

On June 8, 2017, the Company issued to a third-party investor a convertible promissory note for $140,750 and a back-end convertible note for $140,750. The notes mature on June 8, 2018, have a stated interest of 8% and each note is convertible at any time following the funding of such note, convertible into a variable number of the Company's common stock, based on a conversion ratio of 55% of the lowest traded price for 20 days prior to conversion. Beginning on the six-month anniversary of the note the conversion price shall have ceiling of $0.0005. The note was funded on June 15, 2017, when the Company received proceeds of $135,000, after disbursements for the lender’s transaction costs, fees and expenses of $5,750, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $140,750, an initial derivative expense of $454,574 and an initial derivative liability of $595,324. For the six months ended June 30, 2018, amortization of the debt discount of $62,782 was charged to interest expense. During the six months ended June 30, 2018, the investor converted $60,200 of principal and $2,916 of accrued interest into 60,398,076 shares of common stock. On January 26, 2018, the investor sold the remaining principal portion of the note of $80,550 and accrued interest of $3,920, and the Company issued a replacement note of $84,469 to the buyer (see below). As of June 30, 2018, and December 31, 2017, the principal balance of the initial note is $-0- and $140,750, respectively. On August 8, 2017, the investor funded the $140,750 back-end note when the Company received $135,000 after disbursements for the lender’s transaction costs, fees and expenses of $5,750, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the back-end resulted in an initial debt discount of $140,750, an initial derivative expense of $1,454,021 and an initial derivative liability of $1,594,771. During the six months ended June 30, 2018, the investor converted $140,750 of principal and $5,152 of accrued interest into 139,618,981 shares of common stock. For the six months ended June 30, 2018, amortization of the debt discount of $62,782 was charged to interest expense. As of June 30, 2018, and December 31, 2017, the outstanding principal balance of the back-end convertible note was $-0- and $140,750, respectively.

F-17

On June 9, 2017, the Company issued a convertible promissory note, with a face value of $165,025 and stated interest of 10% to a third-party investor. The note is convertible at any time after ninety days following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion. The note was funded on May 12, 2017, when the Company received proceeds of $135,000, after OID of $21,525, and disbursements for the lender’s transaction costs, fees and expenses of $8,500, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $143,500, an initial derivative expense of $134,496 and an initial derivative liability of $277,996. For the six months ended June 30, 2018, amortization of the debt discounts of $54,048 was charged to interest expense. The note also requires 240 daily payments of $680 per day via ACH, however, there were no payments made for the six months ended June 30, 2018. During the six months ended June 30, 2018, the investor converted a total of $52,565 of the face value of the note and $7,663 of accrued interest into 54,752,409 shares of common stock. As of June 30, 2018, and December 31, 2017, the outstanding principal balance of the note was $-0- and $52,565, respectively.

On June 23, 2017, the Company issued a convertible promissory note, with a face value of $262,775 and stated interest of 10% to a third-party investor. The note is convertible at any time after ninety days following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion. The note was funded on June 23, 2017, when the Company received proceeds of $220,000, after OID of $34,275, and disbursements for the lender’s transaction costs, fees and expenses of $8,500, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $228,500, an initial derivative expense of $187,733 and an initial derivative liability of $416,233. The note also required 180 daily payments of $1,460 per day via ACH. During the six months ended June 30, 2018, the investor converted a total of $227,735 of the face value of the note and $13,914 of accrued interest into 212,848,780 shares of common stock. For the six months ended June 30, 2018, amortization of the debt discounts of $127,348 was charged to interest expense. As of June 30, 2018, and December 31, 2017, the outstanding principal balance of the note was $-0- and $227,735, respectively.

On August 1, 2017, the Company issued a convertible promissory note, with a face value of $181,700, maturing on February 1, 2018, (the “Maturity Date”) and stated interest of 10% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note was funded on August 3, 2017, when the Company received proceeds of $150,000, after OID of $23,700, and disbursements for the lender’s transaction costs, fees and expenses of $8,000, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $158,000, an initial derivative expense of $104,654 and an initial derivative liability of $262.654. During the six months ended March 31, 2018, the investor converted a total of $51,349 of the face value of the note and $2,420 of accrued interest into 49,786,212 shares of common stock. For the six months ended June 30, 2018, amortization of the debt discounts of $50,598 was charged to interest expense. As of June 30, 2018, and December 31, 2017, the note balance is $-0- and $51,349, respectively.

On August 7, 2017, the Company issued a convertible promissory note, with a face value of $223,422, maturing on August 7, 2018, and stated interest of 10% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices for the 20 days prior to conversion. The note was funded on August 9, 2017, when the Company received proceeds of $186,280, after OID of $29,142, and disbursements for the lender’s transaction costs, fees and expenses of $8,000, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The note also requires 240 daily payments of $931 per day via ACH, no payments were made on the note. The embedded conversion feature included in the note resulted in an initial debt discount of $194,280, an initial derivative expense of $112,250 and an initial derivative liability of $306,530. During the six months ended June 30, 2018, the investor converted a total of $197,022 of the face value of the note and $461 of accrued interest into 266,781,430 shares of common stock. For the six months ended June 30, 2018, amortization of the debt discounts of $138,853 was charged to interest expense. On March 27, 2018, the investor sold $26,400 of the note to a third party (see below). As of June 30, 2018, and December 31, 2017, the note balance is $-0- and $223,422, respectively.

On October 12, 2017 (the “Issue Date”), the Company issued a convertible promissory note, with a face value of $40,111 maturing October 12, 2018, and stated interest of 12% to a third-party investor. The note is convertible at any time following ninety (90) days after the Issue Date of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices for the 20 days prior to conversion. The embedded conversion feature included in the note resulted in an initial debt discount of $40,111, an initial derivative expense of $35,941 and an initial derivative liability of $76,052. On April 2, 2018, the Company paid $45,000, including $4,889 of interest and prepayment costs. For the six months ended June 30, 2018, amortization of the debt discounts of $31,297 was charged to interest expense. As of June 30, 2018, and December 31, 2017, the note balance of this note is $-0- and $40,111, respectively.

On November 1, 2017, the Company issued a convertible promissory note, with a face value of $239,200 maturing November 1, 2018, and stated interest of 12% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices for the 20 days prior to conversion. The note was funded on November 1, 2017, when the Company received proceeds of $200,000, after OID of $31,200, and disbursements for the lender’s transaction costs, fees and expenses of $8,000, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $208,000, an initial derivative expense of $233,718 and an initial derivative liability of $441,718. For the six months ended June 30, 2018, amortization of the debt discounts of $206,001 was charged to interest expense. The note also requires 240 daily payments of $997 per day via ACH, no payments have been made on the note. During the six months ended June 30, 2018, the investor converted a total of $239,200 of the face value of the note and 17,337 of interest into 377,101,781 shares of common stock. As of June 30, 2018, and December 31, 2017, the note balance is $-0- and $239,200, respectively.

F-18

On November 9, 2017, the Company issued a convertible promissory note, with a face value of $120,750, maturing on May 1, 2018, (the “Maturity Date”) and stated interest of 10% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note was funded on November 10, 2017, when the Company received proceeds of $100,000, after OID of $15,750, and disbursements for the lender’s transaction costs, fees and expenses of $5,000, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $105,000, an initial derivative expense of $41,897 and an initial derivative liability of $146,897. For the six months ended June 30, 2018, amortization of the debt discounts of $107,585 was charged to interest expense. The note also requires daily payments of $503 until the note is paid in full, no payments have been made and the Company is in default of the note. As of June 30, 2018, and December 31, 2017, the note balance is $120,750.

On December 26, 2017, the Company issued a convertible promissory note, with a face value of $120,750 and stated interest of 12% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices for the 20 days prior to conversion. The note was funded on December 27, 2017, when the Company received proceeds of $100,000, after OID of $15,750, and disbursements for the lender’s transaction costs, fees and expenses of $5,000, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $105,000, an initial derivative expense of $93,767 and an initial derivative liability of $198,767. For the six months ended June 30, 2018, amortization of the debt discounts of $62,146 was charged to interest expense. The note also requires 240 daily payments of $503 per day via ACH, no payments have been made and the Company is in default of the note. As of June 30, 2018, and December 31, 2017, the note balance is $120,750, with a carrying value as of June 30, 2018 of $58,892, net of unamortized discounts of $61,858.

On January 26, 2018, the Company issued a replacement convertible promissory note in the face amount of $84,469, to a third-party that replaced a portion of the convertible promissory note issued on June 8, 2017, with a face value of $80,550, and accrued interest of $3,913. The embedded conversion feature included in the replacement note resulted in an initial debt discount of $84,465, an initial derivative expense of $58,121 and an initial derivative liability of $142,586. For the six months ended June 30, 2018, amortization of the debt discounts of $36,367 was charged to interest expense. As of June 30, 2018, the outstanding principal amount of the replacement note issued was $84,469, with a carrying value as of June 30, 2018, of $36,371, net of unamortized discounts of $48,098.

On January 26, 2018 (the “Issue Date”), the Company issued a convertible promissory note, with a face value of $20,000, maturing on January 26, 2019, and stated interest of 12% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices for the 20 days prior to conversion. The note was funded on January 26, 2018, when the Company received proceeds of $20,000. The note also requires daily ACH payments of $83, no payments have been made and the Company is in default of the note. The embedded conversion feature included in the note resulted in an initial debt discount of $20,000, an initial derivative expense of $15,403 and an initial derivative liability of $35,403. For the six months ended June 30, 2018, amortization of the debt discounts of $8,611 was charged to interest expense. As of June 30, 2018, the note balance is $20,000 with a carrying value as of June 30, 2018, of $8,611, net of unamortized discounts of $11,389.

On January 29, 2018, the Company issued a convertible promissory note, with a face value of $84,525, maturing on July 29, 2018, (the “Maturity Date”) and stated interest of 10% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note was funded on February 5, 2018, when the Company received proceeds of $70,000, after disbursements for the lender’s transaction costs, fees and expenses. The note also requires daily ACH payments of $263, no payments have been made and the Company is in default of the note. The embedded conversion feature included in the note resulted in an initial debt discount of $89,525, an initial derivative expense of $7,909 and an initial derivative liability of $97,434. For the six months ended June 30, 2018, amortization of the debt discounts of $69,466 was charged to interest expense. As of June 30, 2018, the note balance is $84,525 with a carrying value as of June 30, 2018, of $64,466, net of unamortized discounts of $20,059.

On February 21, 2018, the Company issued a convertible promissory note, with a face value of $184,000, maturing on February 21, 2019, (the “Maturity Date”) and stated interest of 10% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note was funded on February 21, 2018, when the Company received proceeds of $150,000, after disbursements for the lender’s transaction costs, fees and expenses. The note also requires daily ACH initial payments of $250 for the first 30 days, then an increase to a daily ACH range of $251 to $766. During the six months ended June 30, 2018, the Company made principal payments of $20,250. The embedded conversion feature included in the note resulted in an initial debt discount of $198,000, an initial derivative expense of $114,501 and an initial derivative liability of $312,501. For the six months ended June 30, 2018, amortization of the debt discounts of $70,950 was charged to interest expense. As of June 30, 2018, the note balance is $163,750 with a carrying value as of June 30, 2018, of $36,700, net of unamortized discounts of $127,050.

F-19

On March 27, 2018, the Company issued a replacement convertible promissory note in the face amount of $26,400, to a third-party that replaced a portion of the convertible promissory note issued on August 7, 2017. During the six months ended June 30, 2018, the buyer converted the face value of $26,400 of the replacement convertible note into 40,000,000 shares of common stock. As of June 30, 2018, the outstanding principal amount of the replacement note issued was $-0-.

On April 2, 2018 (the “Issue Date”), the Company issued a convertible promissory note, with a face value of $45,000, maturing on April 2, 2019, and stated interest of 12% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices for the 20 days prior to conversion. The note also requires daily ACH payments of $83, no payments have been made and the Company is in default of the note. The embedded conversion feature included in the note resulted in an initial debt discount of $45,000, an initial derivative expense of $32,083 and an initial derivative liability of $77,083. For the six months ended June 30, 2018, amortization of the debt discount of $11,125 was charged to interest expense. As of June 30, 2018, the note balance is $45,000 with a carrying value as of June 30, 2018, of $11,125, net of unamortized discounts of $33,875.

On April 8, 2018, the Company issued a convertible promissory note, with a face value of $34,500, maturing on October 8, 2018, (the “Maturity Date”) and stated interest of 10% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note was funded on April 10, 2018, when the Company received proceeds of $30,000, after disbursements for the lender’s transaction costs, fees and expenses. The embedded conversion feature included in the note resulted in an initial debt discount of $34,500, an initial derivative expense of $29,712 and an initial derivative liability of $64,212. For the six months ended June 30, 2018, amortization of the debt discounts of $15,908 was charged to interest expense. As of June 30, 2018, the note balance is $34,500 with a carrying value as of June 30, 2018, of $15,908, net of unamortized discounts of $18,592.

On May 11, 2018, the Company issued a convertible promissory note, with a face value of $215,000, maturing on May 11, 2019, (the “Maturity Date”) and stated interest of 12% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note was funded on May 11, 2018, when the Company received proceeds of $200,000, after disbursements for the lender’s transaction costs, fees and expenses. The embedded conversion feature included in the note resulted in an initial debt discount of $215,000, an initial derivative expense of $40,845 and an initial derivative liability of $255,845. For the six months ended June 30, 2018, amortization of the debt discounts of $31,944 was charged to interest expense. As of June 30, 2018, the note balance is $215,000 with a carrying value as of June 30, 2018, of $16,944, net of unamortized discounts of $198,056.

On May 18, 2018, the Company issued a convertible promissory note, with a face value of $52,969, maturing on November 18, 2018, (the “Maturity Date”) and stated interest of 10% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note was funded on May 18, 2018, when the Company received proceeds of $42,000, after disbursements for the lender’s transaction costs, fees and expenses. The embedded conversion feature included in the note resulted in an initial debt discount of $42,000, an initial derivative expense of $16,011 and an initial derivative liability of $58,011. For the six months ended June 30, 2018, amortization of the debt discounts of $12,653 was charged to interest expense. As of June 30, 2018, the note balance is $52,969 with a carrying value as of June 30, 2018, of $12,653, net of unamortized discounts of $40,316.

On June 15, 2018, the Company issued a convertible promissory note, with a face value of $63,000, maturing on December 15, 2018, (the “Maturity Date”) and stated interest of 10% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note also requires daily ACH payments of $350 beginning on August 15, 2018.The note was funded on June 15, 2018, when the Company received proceeds of $50,000, after OID of $8,000, and disbursements for the lender’s transaction costs, fees and expenses of $5,000, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $58,000, an initial derivative expense of $26,864 and an initial derivative liability of $84,864. For the six months ended June 30, 2018, amortization of the debt discounts of $5,917 was charged to interest expense. As of June 30, 2018, the note balance is $63,000 with a carrying value as of June 30, 2018, of debit balance of $2,083, net of unamortized discounts of $65,083.

On June 20, 2018, the Company issued a convertible promissory note, with a face value of $184,000, maturing on June 20, 2019, (the “Maturity Date”) and stated interest of 12% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note also requires daily ACH payments of $350. During the six months ended June 30, 2018, principal payments of $2,100 were made. The note was funded on June 20, 2018, when the Company received proceeds of $150,000, after OID of $24,000, and disbursements for the lender’s transaction costs, fees and expenses of $10,000, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $160,000, an initial derivative expense of $42,071 and an initial derivative liability of $202,071. For the six months ended June 30, 2018, amortization of the debt discounts of $5,389 was charged to interest expense. As of June 30, 2018, the note balance is $181,900 with a carrying value as of June 30, 2018, of a debit balance of $6,711, net of unamortized discounts of $188,611.

A summary of the convertible notes payable balance as of June 30, 2018, and December 31, 2017, is as follows:

	June 30, 2018	December 31, 2017
Principal balance	$1,822,985	$1,993,753
Unamortized discounts	(818,090)	(1,195,956)
Ending balance, net	$1,004,895	$797,797

F-20

The following is a roll-forward of the Company’s convertible notes and related discounts for the six months ended June 30, 2018, and the nine months ended December 31, 2017:

	Principal Balance	Debt Discounts	Total
Balances at April 1, 2017	$1,311,163	$(39,436)	$1,271,727
New issuances	2,378,873	(2,515,972)	(137,099)
Liquidated damages added to note	42,504	(42,144)	360
Conversions	(1,470,005)	-	(1,470,005)
Cash payments	(268,782)	-	(268,782)
Amortization	-	1,401,596	1,401,596
Balance at December 31, 2017	1,993,753	(1,195,956)	797,797
New issuances	886,914	(1,019,459)	(132,545)
Conversions	(995,221)	-	(995,221)
Cash payments	(62,461)	-	(62,461)
Amortization	-	1,397,325	1,397,325
Balances June 30, 2018	$1,822,985	$(818,090)	$1,004,895

NOTE 10 - Derivative liabilities

The Company determined that the conversion features of the convertible notes represented embedded derivatives since the Notes are convertible into a variable number of shares upon conversion. Accordingly, the notes are not considered to be conventional debt under EITF 00-19 and the embedded conversion feature is bifurcated from the debt host and accounted for as a derivative liability. Accordingly, the fair value of these derivative instruments is recorded as liabilities on the consolidated balance sheet with the corresponding amount recorded as a discount to each Note, with any excess of the fair value of the derivative component over the face amount of the note recorded as an expense on the issue date. Such discounts are amortized from the date of issuance to the maturity dates of the Notes. The change in the fair value of the derivative liabilities are recorded in other income or expenses in the condensed consolidated statements of operations at the end of each period, with the offset to the derivative liabilities on the balance sheet. See Note 9.

The Company valued the derivative liabilities at June 30, 2018, and December 31, 2017, at $2,238,111 and $5,331,567, respectively. The Company used the Monte Carlo simulation valuation model with the following assumptions as of June 30, 2018; risk-free interest rates from 2.06% to 2.24% and volatility of 121% to 164%, and the following assumptions at December 31, 2017, risk-free interest rates from 1.06% to 1.28% and volatility of 140% to 260%. The initial derivative liabilities for convertible notes issued during the six months ended June 30, 2018, used the following assumptions; risk-free interest rates from 1.89% to 2.29% and volatility of 120% to 331%.

A summary of the activity related to derivative liabilities for the six months ended June 30, 2018, and the nine months ended December 31, 2017, is as follows:

	June 30, 2018	December 31, 2017
Beginning Balance	$5,331,567	$1,645,015
Initial Derivative Liability	1,330,010	8,472,521
Reclassification for note conversions and payments	(1,324,370)	(7,200,168)
Fair Value Change	(3,045,798)	2,405,199
Ending Balance	$2,291,409	$5,331,567

Gain or (loss) on fair value of derivatives for the three and six months ended June 30, 2018 and 2017 is comprised of:

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017
Initial derivative expense	$192,086	$2,176,771	$436,545	$2,176,771
Fair value change in derivatives	(1,023,980)	5,726,007	(3,045,798)	5,267,141
Loss (gain) on fair value of derivatives	$(831,944)	$7,902,778	$(2,609,253)	$7,443,912

F-21

NOTE 11 - Stockholders' Deficit

Preferred Stock

10,000,000 shares of preferred stock, $0.0001 par value have been authorized.

Series A Convertible Preferred Stock.

5,000,000 shares of preferred stock are designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”). Each share of Series A Convertible Preferred Stock is convertible at the election of the holder into 0.004 shares of common stock, subject to a 4.9% beneficial ownership limitation, but has no voting rights until converted into common stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the outstanding shares of Series A Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus funds or earnings, and before any payment is made in respect of the shares of Common Stock, an amount equal to $2.50 per share of Series A Convertible Preferred Stock, subject to adjustment for stock dividends, combinations, splits, recapitalizations and the like with respect to the Series A Convertible Preferred Stock, plus any and all accrued but unpaid dividends. The holders of Series A Convertible Preferred Stock are entitled to dividends when declared by the board of directors. As of June 30, 2018, and December 31, 2017, there are no shares of Series A Preferred Stock outstanding.

Series B Preferred Stock

350,000 shares of preferred stock are designated as Series B Preferred Stock. Each share of Series B Preferred Stock is convertible at the election of the holder into .004 shares of common stock, subject to a 4.9% beneficial ownership limitation. Series B Preferred Stock has no voting rights until converted into common stock. The holders of the Series B Preferred Stock do not have any rights to dividends or any liquidation preferences. As of June 30, 2018, and December 31, 2017, there are 264,503 shares of Series B Preferred Stock outstanding.

Series C Preferred Stock

1,000,000 shares of preferred stock are designated as Series C Preferred Stock. Each share of Series C Preferred stock is convertible at the election of the holder into 100 shares of common stock. On October 23, 2015, (the “Amendment Date”), the Company amended the terms and conditions of the Series C Preferred stock, whereby each share of Series C Preferred stock entitles the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Company. The Company determined that on the Amendment Date, the amended voting rights of the preferred stock resulted in a change of control of the Company. The holders of the Series C Preferred stock do not have any rights to dividends or any liquidation preferences. During the year ended March 31, 2016, the Company's CEO and another shareholder returned a total of 12,791 shares of common stock to the Company for cancellation in exchange for the issuance of 319,768 shares of Series C Preferred Stock. As of June 30, 2018, and December 31, 2017, there are 319,768 shares of Series C preferred stock outstanding, of which 223,768 shares are owned by our Chairman and CEO, Dr. Thomas Cellucci. On October 30, 2017, Dr. Cellucci, and Carebourn Capital L.P. executed Amendment No.1 to their Pledge Agreement, whereby, Dr. Cellucci, as collateral security, pledged 223,768 shares of his Series C Preferred Stock to Carebourn.

Series D Convertible Preferred Stock

On January 12, 2018, the Corporation amended its Articles of Incorporation (the “Articles of Amendment”) to designate a series of preferred stock, the “Series D Preferred Stock.” There were 100,000 shares of preferred stock designated as Series D Preferred Stock, $0.0001 par value. Each share of Series D Preferred Stock is convertible at the election of the holder into a number of shares of Corporation common stock equal to $24.00 divided by the volume-weighted average price of the common stock as reported on OTCMarkets.com on the trading day immediately preceding conversion, subject to a 4.99% beneficial ownership limitation. The holders of the Series D Preferred Stock do not have any rights to dividends or any liquidation preferences, and they do not have any voting rights prior to conversion into common stock. The Company issued in the aggregate 100,000 shares of the Series D Preferred Stock to the sellers of HelpComm. As of March 31, 2018, there are 100,000 shares of Series D Preferred Stock outstanding. Pursuant to the Purchase Price Allocation of the HelpComm acquisition, the fair value of the 100,000 Series D Preferred shares was estimated to be $2,400,000, which the Company has recorded as a long- term liability because the Series D Preferred shares represent an obligation to issue a variable number of shares based on a fixed dollar amount upon conversion.

A summary of the transactions related to the Company’s Series D convertible preferred stock classified as a long-term liability during the six months ended June 30, 2018, is as follows:

	Shares	Dollar Amount
Issuance of shares in acquisition of HelpComm	100,000	$2,400,000

F-22

Series E Preferred Stock

On June 1, 2018, the Company amended its Articles of Incorporation in the State of Colorado to designate a series of preferred stock, the Series E Preferred Stock. One (1) share of preferred stock was designated as Series E Preferred Stock. The Series E Preferred Stock is not convertible into common stock, nor does the Series E Preferred Stock have any right to dividends and any liquidation preference. The Series E Preferred Stock entitles its holder to a number of votes per share equal to twice the number of votes of all outstanding shares of capital stock of the Company. On June 1, 2018, the Company issued 1 share of its Series E Preferred Stock to Dr. Cellucci, in consideration of $25,000 of accrued and unpaid wages, Dr. Cellucci’s stock pledge of Series C Preferred Stock as collateral to a lender, the Company’s failure to timely pay current and past salaries, and Dr. Cellucci’s willingness to accrue unpaid payroll and non-reimbursement of business expenses without penalty or action for all amounts. The issuance to Dr. Cellucci was made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(b) promulgated thereunder, as Dr. Cellucci is an accredited investor, there was no general solicitation, and the transaction did not involve a public offering. The Company determined that the issuance of the Series E Preferred Stock resulted in a change of control of the Company. The Company determined that fair value of the Series E Preferred Stock issued to the Company’s CEO was $2,333,140. The fair value was determined as set forth in the Statement of Financial Accounting Standard ASC 820-10-35-37, Fair Value in Financial Instruments.

Common stock

On May 31, 2016, the registrant filed Articles of Amendment to increase the number of shares of common stock the corporation is authorized to issue to 10,000,000,000.

During the six months ended June 30, 2018, the Company issued 1,201,287,669 shares of common stock for conversion of $995,221 of principal and $49,862 of accrued interest, for a total of $1,045,083.

On May 9, 2018, the Company determined to issue 25,000,000 shares of the Company’s common stock to an affiliate of Triton Funds LP, Triton Funds LLC (See note 12). The shares were issued on May 18, 2018.

As of June 30, 2018, there were 9,266,957,705 shares of common stock issued and outstanding and 1,221 shares of common stock to be issued.

Stock Options

The following table summarizes activities related to stock options of the Company for the six months ended June 30, 2018:

	Number of Options	Weighted-Average Exercise Price per Share	Weighted-Average Remaining Life (Years)
Outstanding and exercisable at December 31, 2017	102	$1,103	7.19
Outstanding and exercisable at June 30, 2018	102	$1,103	6.69

The following table summarizes stock option information as of June 30, 2018:

Exercise Prices	Outstanding	Weighted Average Contractual Life	Exercisable
$7,500	12	3.63 Years	12
$250	90	7.10 Years	90
Total	102	6.69 Years	102

Warrants

For the six months ended June 30, 2018, the Company did not grant any warrants, and there were no exercises of any existing warrants. The following table summarizes the activity related to warrants of the Company for the six months ended June 30, 2018:

	Number of Warrants	Weighted-Average Exercise Price per Share	Weighted-Average Remaining Life (Years)
Outstanding and exercisable at December 31, 2017	3,263	$447	2.49
Outstanding and exercisable at June 30, 2018	3,263	$447	1.99

F-23

NOTE 12 - Commitments and Contingencies

Legal Matters

The Company is not a party to any significant pending legal proceedings other than as disclosed below, and no other such proceedings are known to be contemplated. No director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than

5.0% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

On or about March 27, 2018, Global Capital Partners, LLC (“Global”) sent a demand for payment of amounts allegedly owed by the Company to Global pursuant to several promissory notes and threatening legal action. The Company retained Texas litigation counsel and responded to the demand letter.

Strategic Alliance Agreements

On August 2, 2017, the Company entered into a Strategic Alliance Agreement, dated August 3, 2017, with ProActive IT (“ProActive”), an Illinois corporation that provides information technology products and services, designating ProActive as the Company’s sales agent for government departments/agencies/units and privately owned and publicly traded companies within the State of Illinois, and providing for the cross-promotion of the parties’ products and services. As of June 30, 2018, the Company has not recognized any revenue or expenses related to this agreement.

On August 10, 2017, the Company entered into a Strategic Alliance Agreement, dated August 10, 2017, with CrucialTrak Inc. (“CrucialTrak”), a Texas corporation engaged in providing identification technology that delivers improved security with effective use of servers and workstations for the purpose of identifying those entering a building, office or other secured space. The Strategic Alliance Agreement designates the Company as the project-based business partnership channel for government departments, agencies and units for the purpose of promoting CrucialTrak’s relevant products and service solutions delivered through CrucialTrak’s designated distribution affiliate(s) or channel(s). As of June 30, 2018, the Company has not recognized any revenue or expenses related to this agreement.

On September 5, 2017, the Company entered into a Strategic Alliance Agreement with DarkPulse, a New York corporation engaged in manufacturing hardware and software based on its BOTDA (Brillouin Optical Time Domain Analysis) technology, designating the Company as DarkPulse’s project-based partnership channel for government and non-governmental departments, agencies and units, for the purpose of promoting DarkPulse’s products, and pursuant to which DarkPulse will cross-promote the Company’s products and services, and the Company will be paid sales commissions for clients introduces to DarkPulse by the Company. As of June 30, 2018, the Company has not recognized any revenue or expenses related to this agreement. On October 19, 2017, the Company entered into an Addendum (the “Addendum”) to the Strategic Alliance Agreement with DarkPulse, pursuant to which Addendum the Company shall receive 20% of project revenue for DarkPulse’s “Five Deployments Eurasian Mining Project,” and 10% of project revenue for two additional DarkPulse agency agreements more specifically described in the Addendum. As of June 30, 2018, the Company has not recognized any revenue or expenses related to this agreement.

On October 25, 2017, the Company entered into a Strategic Market Alliance Agreement with NeQter Labs (“NeQter”), a New York corporation engaged in building solutions for NIST compliance needs and appliances that are designed to improve security via monitoring login access and other control services, designating the Company as NeQter’s sales agent for government departments, agencies and units and public and private small to medium-sized businesses for the purpose of promoting NeQter’s products, and pursuant to which NeQter will cross-promote the Company’s products and services, and the Company will receive a 15% discount off the purchase price of NeQter products for resale to Bravatek’s customers. As of June 30, 2018, the Company has not recognized any revenue or expenses related to this agreement.

On November 1, 2017, the Company entered into a Strategic Alliance Agreement with IDdriven, Inc. (“IDdriven”), a Nevada corporation engaged in the business of providing identity and access management software to increase data security, designating the Company as IDdriven’s project-based business partnership channel for governmental and non-governmental departments, agencies and units, for the purpose of promoting IDdriven’s products, and pursuant to which IDdriven will cross-promote the Company’s products and services, and the Company will be paid sales commissions in the range of 15%-20% of project revenue for clients introduced to IDdriven by the Company. As of June 30, 2018, the Company has not recognized any revenue or expenses related to this agreement.

F-24

On December 13, 2017, the Company entered into a Strategic Alliance Agreement with Cobweb Security Ltd (“Cobweb Security”), an Israeli corporation engaged in providing website security for small and medium businesses as well as for hosting companies, designating the Company as Cobweb Security’s project-based business partnership channel for small and medium businesses and hosting companies for the purpose of promoting Cobweb Security’s products and services, and pursuant to which Cobweb Security will cross-promote the Company’s products and services, and the Company will be paid sales commissions in the range of 15%-20% of project revenue for clients introduced by the Company and registered with Cobweb Security via its system, and delivered through the Company or a Cobweb Security-designated distribution affiliate or sales channel. As of June 30, 2018, the Company has not recognized any revenue or expenses related to this agreement.

On December 13, 2017, the Company entered into a Strategic Alliance Agreement with QBRICS, Inc. (“QBRICS"), a corporation organized under the laws of Delaware engaged in providing customized private blockchain platforms and solutions for governmental and non-governmental departments / agencies / units for the purpose of promoting QBRICS’s relevant capabilities, products and/or service solutions, and pursuant to which QBRICS will cross-promote the Company’s products and services, and the Company will be paid sales commissions in the range of 10%-20% of project revenue for clients introduced by the Company, registered with QBRICS, and delivered through the Company or a QBRICS-designated distribution affiliate or sales channel. As of June 30, 2018, the Company has not recognized any revenue or expenses related to this agreement.

On January 5, 2018, the Company entered into a Strategic Alliance Agreement with AppGuard LLC (“AppGuard”), a corporation organized under the laws of Delaware engaged in providing anti-malware software for Windows devices, for the purpose of promoting AppGuard’s relevant capabilities, products and/or service solutions, and pursuant to which AppGuard will cross-promote the Company’s products and services, and the Company will be paid sales commissions in the range of 10%-20% of project revenue for clients introduced by the Company, registered with AppGuard, and delivered through the Company or a AppGuard-designated distribution affiliate or sales channel. As of June 30, 2018, the Company has not recognized any revenue or expenses related to this agreement.

On January 10, 2018, the Company entered into a Strategic Alliance Agreement with Fazync LLC (“Fazync”), a Colorado limited liability company engaged in providing energy-saving solutions and capabilities to the Critical Infrastructure/Key Resources arena, for the purpose of promoting Fazync’s relevant capabilities, products and/or service solutions, and pursuant to which Fazync will cross-promote the Company’s products and services, and the Company will be paid sales commissions in the range of 10%-20% of project revenue for clients introduced by the Company, registered with Fazync, and delivered through the Company or a Fazync-designated distribution affiliate or sales channel. As of June 30, 2018, the Company has not recognized any revenue or expenses related to this agreement.

On February 15, 2018, the Company entered into a Strategic Alliance Agreement (the “DP Telecom Strategic Alliance Agreement”) with IEVOLV Ventures, Inc., a California corporation engaged in providing turnkey telecom services (“IEVOLV”), and with DP Telecom Inc., a Wyoming corporation engaged in providing telecommunications implementation support for turn-key vendors with a focus on electrical and ground-based projects while providing logistical management for strategic partners in the northern California market (“DP Telecom” and together with IEVOLV the “MAP Partners”), for the purpose of promoting the MAP Partners’ relevant capabilities, products and/or service solutions, and pursuant to which the MAP Partners will cross-promote the Company’s products and services, and the Company will be paid sales commissions in the range of 15%-20% of project net profit for clients introduced by the Company. As of June 30, 2018, the Company has not recognized any revenue or expenses related to this agreement.

Pursuant to the DP Telecom Strategic Alliance Agreement, the parties also agreed that the Company would make every reasonable effort to fund $200,000 to DP Telecom within 60 days pursuant to a Credit Agreement attached to the DP Telecom Strategic Alliance Agreement as Exhibit A (the “Credit Agreement”), which the MAP Partners and the Company would execute at closing of the funding (the “Closing”). At the Closing, (1) Bravatek was to fund DP Telecom $200,000, (2) DP Telecom was to execute a secured promissory note (the “Note”) and security agreement (the “Security Agreement”) in the forms attached as exhibits to the Credit Agreement, (3) IEVOLV was to execute a guaranty (the “Guaranty”) in the form attached as an exhibit to the Credit Agreement, (4) each of DP Telecom and IEVOLV were to pay Bravatek 20% of their net profits for a minimum of 6 months following the Closing, and (5) each of DP Telecom and IEVOLV were to grant the Company a right of first refusal to provide telecom services for all telecom projects that either DP Telecom or IEVOLV receive for a minimum of 6 months following Closing. On March 1, 2018, the Company remitted $25,000 to DP Telecom in exchange for a Promissory Note. Since the entire $200,000 was not funded, other than the issuance of the Promissory Note, the parties have not proceeded to Closing and executed the additional agreements that were to be executed at Closing. The Company is currently monitoring DP Telecom’s operational progress, and the parties may still proceed to Closing depending on such progress.

On March 14, 2018, the Company entered into a Strategic Alliance Agreement with OrangeHook, Inc. (“OrangeHook”), a Florida corporation engaged in the business of providing identification authentication and credentialing software, for the purpose of promoting OrangeHook’s relevant capabilities, products and/or service solutions, and pursuant to which OrangeHook will cross-promote the Company’s products and services, and the Company will be paid sales commissions in the range of 10%-20% of project revenue for clients introduced by the Company, registered with OrangeHook, and delivered through the Company or a OrangeHook-designated distribution affiliate or sales channel. As of June 30, 2018, the Company has not recognized any revenue or expenses related to this agreement.

F-25

On March 28, 2018, the Company entered into a Strategic Alliance Agreement with Center for Threat Intelligence, LLC (“Center”), a Washington limited liability company engaged in the business of providing critical threat intelligence training, for the purpose of promoting Center’s relevant capabilities, products and/or service solutions, and pursuant to which Center will cross-promote the Company’s products and services, and the Company will be paid sales commissions in the range of 10%-20% of project revenue for clients introduced by the Company, registered with Center, and delivered through the Company or a Center-designated distribution affiliate or sales channel. As of June 30, 2018, the Company has not recognized any revenue or expenses related to this agreement.

On April 2, 2018, the Company entered into a consulting agreement with AWS Services, Inc. (“AWS”) and David Singer (the “Consultant”). The Consultant will act as the Company’s Vice President of Sales and provide the Company with services consisting of managing the Company’s sales team and efforts and proprietary and partner product solution and sales. The Company will pay the Consultant $2,000 per month and a 10% commission on mutually agreed upon sales, to be paid within 30 days after the Company receives payment of such sales, and an amount of shares to be determined at the discretion of the Company’s CEO. The agreement will continue until terminated by either party in their sole and absolute discretion.

On May 11, 2018, the Company entered into a Strategic Alliance Agreement with KP Consulting, a Guam-based systems integration consulting services business. Pursuant to the agreement, the Company will offer a business advisory role to KP Consulting for prospective clients in the private and public sectors. KP Consulting will cross-promote the Company’s products and services, and the Company will be paid sales commissions in the range of 10%-20% of project revenue for clients introduced by the Company, registered with KP Consulting. As of June 30, 2018, the Company has not recognized any revenue or expenses related to this agreement.

On June 26, 2018, the Company entered into a Strategic Alliance Agreement with AG Capital Management, LLP (“AG”), a Kazakhstan-based company engaged in the business of providing scalable integrated secure IT services focused on financial, security, commerce and other markets for the purpose to streamline secure low-cost transactions. Pursuant to the agreement, the Company will offer a business advisory role to KP Consulting for prospective clients in the private and public sectors. AG will cross-promote the Company’s products and services, and the Company will be paid sales commissions in the range of 10%-20% of project revenue for clients introduced by the Company, registered with AG. As of June 30, 2018, the Company has not recognized any revenue or expenses related to this agreement.

Joint Venture Agreements

Effective December 21, 2017, the Company entered into a Joint Venture Agreement (the “Agreement”) with DarkPulse Technologies, Inc. (“DPTI”), pursuant to which (1) the parties will form a joint venture limited liability company in Delaware to develop, market and sell products and services based on DPTI’s patented BOTDA dark-pulse technology (the “Technology”) to be owned 40% by the Company and 60% by DPTI (the “JV”); (2) the Company shall fund $10,000 in initial capital to the JV; and (3) and the JV shall have an irrevocable royalty-free non-exclusive license to use the Technology in the North America, Asia and European government, military and CI/KR (Critical Infrastructure / Key Resources) market segments. While DPTI has a controlling financial interest in the JV, the Company and DPTI jointly manage the JV and any significant decisions and/or actions of the JV require the mutual consent of both parties. On January 25, 2018, our CEO was appointed to the Board of Directors of DPTI and on February 5, 2018, was named Co-CEO of DPTI. Additionally, during the six months ended June 30, 2018, the Company funded $87,000 to the JV and is the only party with a financial risk in the JV.  Therefore, the Company is consolidating the JV in the condensed consolidated financial statements presented herein.

Effective December 21, 2017, the Company entered into a Joint Venture Agreement (the “Agreement” or the “JV”) with The Go Eco Group, a corporation organized under the laws of the State of Nevada (“LIBE”), pursuant to which (1) the parties will form a JV limited liability company in Delaware to develop, market and sell products, services and technology based on a web-enabled Light Guard System (the “System”), (2) the JV will be owned 35% by the Company and 65% by LIBE; (3) the Company shall fund $25,000 in initial capital to the JV; and (4) the JV shall have an irrevocable royalty-free non-exclusive license to use all of LIBE’s direct and/or licensed intellectual property necessary for the JV to develop and sell the System. While LIBE has a controlling financial interest in the JV, the Company and LIBE jointly manage the JV and any significant decisions and/or actions of the JV require the mutual consent of both parties. Therefore, the Company is accounting for its 40% ownership interest in the JV using the equity method of accounting. The JV is a related party to the Company. As of June 30, 2018, the JV owes the Company $30,000, and management has recorded an allowance for doubtful accounts of $30,000. The Company has engaged a law firm to pursue the collection of the $30,000.

F-26

Other

On July 10, 2017, the Company filed an Affidavit of Claim in the amount of $552,444 with The Hanover Insurance Company (“Hanover”) as surety for YKTG, related to YKTG’s alleged breaches of contract and failure to cure. Hanover denied the claim on the basis that the Company did not render “labor, materials and equipment” to YKTG relating to the YKTG construction contract for which Hanover was surety, and the Company is evaluating its options for legal recourse.

On October 30, 2017, Dr. Cellucci, and Carebourn Capital L.P. executed Amendment No.1 to their Pledge Agreement (the “Pledge Agreement”), whereby, Dr. Cellucci, as collateral security, pledged 223,768 shares of his Series C Preferred Stock to Carebourn.

On April 19, 2018, the Company entered into a three-year White Label Distribution and Marketing Agreement with a MAP partner, whereas, they developed a security application product that blocks the ability of malware to execute (the “Software”). The Company will market, distribute and sell the Software under the Company’s registered trademark “Tuitio”. The Company will amortize the $40,000 over the three-year term of the agreement beginning on the date that the product is delivered and by the vendor fulfilling all of their product delivery obligations of the agreement. Product delivery commenced in August 2018.

On May 9, 2018, the Company entered into an Equity Purchase Agreement (the “EPA”) with Triton Funds LP (“Triton”) for $500,000. Triton, a new fund launched by students at the University of California, San Diego (UCSD), is making the investment to drive the continued expansion of BVTK’s proprietary technology which assists corporate entities, governments, and individuals in protecting their organizations against errors, as well as cyber and physical attacks. Pursuant to the EPA, each closing for Capital Call Shares shall occur on the date that is 5 business days following the date that the Investor receives Capital Call Shares from the Company. The purchase price for the shares to be paid by Triton at each closing shall be 75% of the lowest daily volume-weighted average price of the Company’s common stock during the 5 trading days prior to a closing date. Triton’s obligation to purchase Capital Call Shares is subject to several conditions, including (i) that the Company has filed a registration statement with the SEC registering the Capital Call Shares within 60 calendar days from the date of the EPA, and (ii) that the purchase of Capital Call Shares shall not cause Triton to own more than 4.99% of the outstanding shares of the Company’s common stock. The Company issued 25,000,000 shares common stock to Triton’s affiliate, Triton Funds LLC, on May 18, 2018.

Management and the Board of Directors believes it is owed monies in the following amounts, by the following firms, for breaches of executed agreements of the given party. None of the amounts below are included in the assets of the Company reflected on its balance sheet. In April of 2018, the Company engaged a law firm to pursue collections of the following:

DTREDS, LLC	$1,376,167
YKTG LLC	4,857,441
TOTAL	$6,233,608

NOTE 13 - Subsequent Events

The Company has evaluated subsequent events through the date the financial statements were issued and filed with the Securities and Exchange Commission. The Company has determined that there are no other such events that warrant disclosure or recognition in the financial statements, except as stated herein.

On July 27, 2018, the Company amended its Articles of Incorporation in the State of Colorado to increase the authorized shares of common stock to 10,600,000,000 shares.

F-27

D. Brooks and Associates CPA’s, P.A. Certified Public Accountants • Valuation Analyst • Advisors

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Bravatek Solutions, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Bravatek Solutions, Inc. (the Company) as of December 31, 2017 and March 31 2017, and the related statements of operations, stockholders’ deficit, and cash flows for the nine months ended December 31, 2017, and year ended March 31, 2017, and the related notes to the financial statements (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and March 31, 2017, and the results of its operations and its cash flows for the nine months ended December 31, 2017, and year ended March 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred a net loss of $10,982,615 for the nine months ended December 31, 2017. Additionally, the Company has an accumulated deficit of $30,083,349 and has a working capital deficit of $7,415,278 as of December 31, 2017. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

D. Brooks and Associates CPA’s, P.A.

We have served as the Company’s auditor since 2017.

Palm Beach Gardens, Florida

May 3, 2018

F-28

BRAVATEK SOLUTIONS, INC.

BALANCE SHEETS

	December 31, 2017	March 31, 2017
ASSETS
CURRENT ASSETS
Cash	$189,357	$125
Accounts receivable, related parties, net	24,897	-
Prepaid expenses	23,080	-
Other assets	25,000	-
TOTAL CURRENT ASSETS	262,334	125

Property and equipment, net	21,634	28,661
Intangible assets, net	133,929	16,813

TOTAL ASSETS	$417,897	$45,599

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Convertible notes payable, net of discounts	$797,797	$1,271,727
Notes payable	830,788	1,170,450
Notes payable, related party	-	136,850
Bank overdraft	-	820
Accounts payable and accrued liabilities	64,023	205,311
Accounts payable, related party	318,179	286,442
Accrued interest	335,258	425,290
Accrued interest related party	-	23,153
Derivative liabilities	5,331,567	1,654,015
TOTAL CURRENT LIABILITIES	7,677,612	5,174,058
COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' DEFICIT
Series A convertible preferred stock (5,000,000 shares authorized; par value $0.0001, -0- shares issued and outstanding at December 31, 2017, and March 31, 2017)	-	-
Series B preferred stock (350,000 shares authorized; par value $0.0001, 264,503 shares issued and outstanding at December 31, 2017, and March 31, 2017)	26	26
Series C preferred stock (1,000,000 shares authorized; par value $0.0001, 319,768 shares issued and outstanding at December 31, 2017, and March 31, 2017)	32	32
Common stock (10,000,000,000 shares authorized; no par value; 8,040,670,036 and 2,053,703,772 shares issued and outstanding at December 31, 2017, and March 31, 2017, respectively)	5,385,977	3,734,786
Common stock to be issued (1,221 shares issuable at December 31, 2017, and March 31, 2017, respectively)	66,917	66,917
Additional paid in capital	17,370,682	10,170,515
Accumulated deficit	(30,083,349)	(19,100,735)
TOTAL STOCKHOLDERS' DEFICIT	(7,259,715)	(5,128,459)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$417,897	$45,599

The accompanying notes are an integral part of these financial statements.

F-29

BRAVATEK SOLUTIONS, INC.

STATEMENTS OF OPERATIONS

	For the Nine Months Ended December 31,		For the Year Ended March 31,
	2017	2016	2017
		(Unaudited)
REVENUES
Sales, related party	$64,897	$145,362	$145,362
Sales, other	-	57,692	57,692
Total sales	64,897	203,054	203,054
Cost of services	4,367	154,348	155,431
GROSS PROFIT	60,530	48,706	47,623

OPERATING EXPENSES

Management fees and expenses, related parties	173,000	155,500	212,000
Advertisement and promotion	9,150	26,074	26,074
Bad debt expense	30,000	-	-
General and administrative	82,280	35,032	46,351
Research and development	5,488	27,748	29,998
Professional fees	208,993	206,873	201,073
Amortization and depreciation	197,430	21,802	29,090
TOTAL OPERATING EXPENSES	706,341	473,029	544,586

OPERATING LOSS	(645,811)	(424,323)	(496,963)

OTHER INCOME (EXPENSES)
Interest expense	(363,000)	(177,555)	(274,101)
Interest expense related party	(7,965)	(8,312)	(11,603)
Loss on investment in joint venture	(25,000)	-	0
Other income	1,000	14,400	14,400
Loss on fair value of derivatives	(8,603,969)	(391,263)	67,603
Gain on extinguishment of debt	63,727	-	-
Amortization of debt discount	(1,401,597)	(609,109)	(633,732)
TOTAL OTHER EXPENSES	(10,336,804)	(1,171,839)	(837,433)

NET LOSS	$(10,982,615)	$(1,596,162)	$(1,334,396)

LOSS PER SHARE
Basic and diluted	$(0.00)	$(0.01)	$(0.01)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	6,630,504,619	162,920,226	162,920,226

The accompanying notes are an integral part of these financial statements.

F-30

BRAVATEK SOLUTIONS, INC.
STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE NINE MONTHS ENDED DECEMBER 31, 2017, and THE YEAR ENDED MARCH 31, 2017

	Preferred Stock						Common Stock		Additional	Deferred		Total
	Series B		Series C		Common Stock		to be issued		Paid in	Stock	Retained	Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Compensation	Deficit	Deficit
Balance March 31, 2016	264,503	$26	319,768	$32	998,236	$3,461,300	1,221	$66,917	$9,880,912	$(5,380)	$(17,766,338)	$(4,362,532)

Common stock issued for conversion of convertible debt and accrued interest	-	-	-	-	2,042,701,037	202,486	-	-	-	-	-	202,486

Stock -based compensation	-	-	-	-	-	-	-	-	-	5,380	-	5,380

Reclassification of derivative liabilities upon conversion of convertible debt	-	-	-	-	-	-	-	-	289,603	-	-	289,603

Shares issued for rounding in reverse split	-	-	-	-	4,499	-	-	-	-	-	-	-

Common stock issued for consulting services	-	-	-	-	10,000,000	71,000	-	-	-	-	-	71,000

Net loss for the year ended March 31, 2017	-	-	-	-	-	-	-	-	-	-	(1,334,396)	(1,334,396)

Balance March 31, 2017	264,503	26	319,768	32	2,053,703,772	3,734,786	1,221	66,917	10,170,515	-	(19,100,734)	(5,128,459)

Common stock issued for conversion of convertible debt and accrued interest	-	-	-	-	5,986,966,629	1,651,191	-	-	-	-	-	1,651,191

Reclassification of derivative liabilities upon conversion of convertible debt	-	-	-	-	-	-	-	-	7,200,167	-	-	7,200,167

Net loss for the nine months ended December 31, 2017	-	-	-	-	-	-	-	-	-	-	(10,982,615)	(10,982,615)

Balance December 31, 2017	264,503	$26	319,768	$32	8,040,670,401	$5,385,976	1,221	$66,917	$17,370,682	$-	$(30,083,349)	$(7,259,715)

The accompanying notes are an integral part of these financial statements.

F-31

BRAVATEK SOLUTIONS, INC.

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED DECEMBER 31,

	FOR THE NINE MONTHS ENDED DECEMBER 31,		FOR THE YEAR ENDED March 31,
	2017	2016	2017
		(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,982,615	$(1,596,162)	$(1,334,396)
Adjustments to reconcile net loss to net cash used in operations:
Amortization and depreciation	197,430	21,803	29,090
Non-cash interest and fees	82,405	7,500	37,500
Bad debt expense	30,000	2,270	2,270
Loss on investment in joint venture	25,000	-	-
Gain on extinguishment of debt	(63,727	-	-
Common stock and options issued for compensation	-	71,000	-
Non-cash advertising expenses (barter)	-	23,625	23,625
Options issued for services, related party	-	5,380	5,380
Amortization of debt discounts	1,401,596	609,109	633,732
Loss on fair value of derivatives	8,603,969	391,263	(67,603)
Changes in operating assets and liabilities:
Accounts receivable	(54,897	21,002	21,003
Prepaid expenses and other recevables	(23,080	11,102	11,102
Accounts payable and accrued liabilities	55,170	228,934	295,688
Accounts payable and accrued liabilities, related party	8,584	125,562	191,545
NET CASH USED IN OPERATING ACTIVITIES	(720,164	(77,612)	(80,065)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash paid for deposit for HelpComm acquisition	(25,000	-	-
Payment of software development costs	-	-	-
Investment in joint venture	(25,000	-	-
Purchase of exclusivity	(307,520	-	-
NET CASH USED IN INVESTING ACTIVITIES	(357,520	-	-

CASH FLOWS PROVIDED BY FINANCING ACTIVITIES
Bank overdraft	(820	-	820
Payments of principal on notes payable	(328,662	-	(3,500)
Payments of principal on convertible notes payable	(268,782	(12,224)	(12,224)
Payments to loan-related party	-	-
Proceeds from issuance of convertible debt , net	2,002,030	48,000	48,000
Proceeds from loan-related party	17,801	26,850	31,850
Repayments of loan-related party	(154,651	-	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,266,916	62,626	64,946

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	189,232	(14,986)	(15,119)

CASH AND CASH EQUIVALENTS
Beginning of period	125	15,244	15,244

End of period	$189,357	$258	$125

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$3,983	$15,239	$15,771
Cash paid for income taxes	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

F-32

NOTE 1 - Nature of Operations

Bravatek Solutions, Inc., a Colorado corporation ("the Company"), was incorporated on April 19, 2007 as Ecrypt Technologies, Inc. Effective September 29, 2015, the Company changed its name to "Bravatek Solutions, Inc." in order to better reflect the Company's expanding operations and strategy. The Company's business operations are oriented around the marketing and distribution of proprietary and allied security, defense and information security software, hardware and services, and telecom services. Products include software, hardware and services, and span a diverse variety of industries including, but not limited to, email security, user authentication, telecommunications and cyber breach protection.

On June 17, 2016, the Company affected a 1:2,500 reverse stock split on its shares of common stock. The reverse stock split took effect on June 20, 2016. Share information included in the financial statements and notes thereto have been retroactively adjusted for the stock split as if such stock split occurred on the first day of the first period presented. Certain amounts in the notes to the financial statements may be slightly different than previously reported due to rounding of fractional shares as a result of the reverse stock split.

NOTE 2 - Significant Accounting

Policies Basis of Presentation

The financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles of the United States of America ("U.S. GAAP"). On February 3, 2018, the Company changed our fiscal year end from March 31, to December 31. This transition report on Form 10-KT covers the nine-month period from April 1, 2017 through December 31, 2017 (the “Transition Period”) and reflects the Company’s financial results thereof. The balance sheets as of December 31, 2017 and March 31, 2017 are audited. The statement of operations for the nine months ended December 31, 2016 are unaudited and presented solely for the purpose of providing meaningful comparisons with the nine-month period ended December 31, 2017. The statement of operations, stockholder’s equity and cash flow for the fiscal year ended March 31, 2017, reflect financial results for the twelve-month period from April 1, 2016 to March 31, 2017.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes.

Such estimates and assumptions impact both assets and liabilities, including but not limited to: net realizable value of accounts receivable, estimated useful lives and potential impairment of property and equipment, the valuation of intangible assets, estimate of fair value of share based payments and derivative liabilities, estimates of fair value of warrants issued and recorded as debt discount, estimates of the valuation allowances on deferred tax assets and estimates of the probability and potential magnitude of contingent liabilities.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate could change in the near term events. Accordingly, actual results could differ significantly from estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less. The Company had no cash equivalents.

F-33

Sales Concentration and credit risk

Following is a summary of customers who accounted for more than ten percent (10%) of the Company’s revenues for the nine months ended December 31, 2017, and 2016, and for the year ended March 31, 2017:

	Sales % Nine Months Ended December 31,	Sales % Nine Months Ended December 31,	Sales % Year Ended March 31,	Accounts Receivable December 31,
	2017	2016	2017	2017
Customer A, related party	-	71.4%	71.4%	-
Customer B, related party	23.0%	-	-	$14,897
Customer C, related party	15.4%	-	-	-
Customer D	-	11.9%	-	-
Customer E, related party	15.4%	-	-	$10,000
Customer F, related party	46.2%	-	-	$30,000

Accounts Receivable/Allowance for Doubtful Accounts

The Company records its client receivables at their face amounts less allowances. On a periodic basis, the Company evaluates its receivables and establishes allowances based on historical experience and other currently available information. As of December 31, 2017, management determined to establish an allowance for doubtful accounts of $30,000.

Property and Equipment

Property and equipment is stated at cost, less accumulated depreciation and is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives, ranging from 5-7 years of the respective assets. Expenditures for maintenance and repairs are charged to expense as incurred. Upon sale or retirement of property and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the statements of operations.

Depreciation expense was $7,027 and $6,643 for the nine months ended December 31, 2017, and 2016, respectively, and $8,970 for the year ended March 31, 2017.

Software Development Costs

Costs for software developed for internal use are accounted for through the capitalization of those costs incurred in connection with developing or obtaining internal- use software. Capitalized costs for internal- use software are included in intangible assets in the balance sheet. Capitalized software development costs are amortized over three years.

Costs incurred during the preliminary project along with post-implementation stages of internal use computer software development and costs incurred to maintain existing product offerings are expensed as incurred. The capitalization and ongoing assessment of recoverability of development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological and economic feasibility and estimated economic life. Capitalized software is amortized over the software's estimated economic life of 3 years. For the nine months ended December 31, 2017, and 2016, the Company had no development costs required to be capitalized under ASC 985-20, Costs of Software to be Sold, Leased or Marketed, and under ASC 350- 40, Internal-Use Software.

For the nine months ended December 31, 2017, and 2016, amortization expense for capitalized software development was $15,159, and $20,121 for the year ended March 31, 2017.

Long-Lived Assets

The Company reviews long-lived assets and certain identifiable intangibles held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In evaluating the fair value and future benefits of its intangible assets, management performs an analysis of the anticipated undiscounted future net cash flow of the individual assets over the remaining amortization period. The Company recognizes an impairment loss if the carrying value of the asset exceeds the expected future cash flows.

F-34

Intangible Assets

The Company accounts for amounts paid to acquire exclusivity rights as other assets. Other assets are amortized over the term of exclusivity. In June 2017, the Company purchased for $200,000 exclusivity rights from HelpComm, Inc. (“HelpComm”) (see Note 9) for a one-year term. Also, in June 2017, the Company purchased for $200,000 exclusivity rights from Mile High Construction (“MHC”), and in November and December 2017, the Company paid in the aggregate $107,520 to MHC. For the nine months ended December 31, 2017, the Company recorded amortization expense of $175,244.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Accounting for Income Taxes, as clarified by ASC 740-10, Accounting for Uncertainty in Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, the Company considers tax regulations of the jurisdictions in which the Company operates, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the "more likely than not" criteria of ASC 740.

ASC 740-10 requires that the Company recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the "more-likely-than-not" threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Research and Development

Costs and expenses that can be clearly identified as research and development are charged to expense as incurred in accordance with GAAP. All research and development costs have been expensed as incurred, totaling $5,448 and $27,748 for the nine months ended December 31, 2017, and 2016, respectively, and $29,998 for the year ended March 31, 2017.

Advertising and Promotion

The Company expenses advertising costs as incurred. Advertising expenses for the nine months ended December 31, 2017, and 2016, was $9,150 and $26,074, respectively, and $26,074 for the year ended March 31, 2017.

Uncertainty as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has an accumulated deficit of $30,083,349 and has a working capital deficit of $7,415,278 as of December 31, 2017, which raises substantial doubt about its ability to continue as a going concern.

The Company's ability to continue as a going concern is dependent upon its ability to generate profitable operations in the future and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. These plans, if successful, will mitigate the factors which raise substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Fair Value of Financial Instruments

The Company measures assets and liabilities at fair value based on an expected exit price as defined by the authoritative guidance on fair value measurements, which represents the amount that would be received on the sale of an asset or paid to transfer a liability, as the case may be, in an orderly transaction between market participants. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. The authoritative guidance on fair value measurements establishes a consistent framework for measuring fair value on either a recurring or nonrecurring basis whereby inputs, used in valuation techniques, are assigned a hierarchical level.

The following are the hierarchical levels of inputs to measure fair value:

•	Level 1 - Observable inputs that reflect quoted market prices in active markets for identical assets or liabilities.

•	Level 2 - Inputs reflect quoted prices for identical assets or liabilities in markets that are not active; quoted prices for similar assets or liabilities in active markets; inputs other than quoted prices that are observable for the assets or liabilities; or inputs that are derived principally from or corroborated by observable market data by correlation or other means.

•	Level 3 - Unobservable inputs reflecting the Company's assumptions incorporated in valuation techniques used to determine fair value. These assumptions are required to be consistent with market participant assumptions that are reasonably available.

F-35

The carrying amounts of the Company's financial assets and liabilities, such as cash, prepaid expenses, other current assets, accounts payable and accrued expenses, certain notes payable and notes payable - related party, approximate their fair values because of the short maturity of these instruments.

The following table represents the Company’s financial instruments that are measured at fair value on a recurring basis as of December 31, 2017, and March 31, 2017, for each fair value hierarchy level:

December 31, 2017	Derivative Liabilities	Total
Level I	$-	$-
Level II	$-	$-
Level III	$5,331,567	$5,331,567

March 31, 2017
Level I	$-	$-
Level II	$-	$-
Level III	$1,654,015	$1,654,015

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt under ASC 815 "Derivatives and Hedging" to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in earnings.

If the conversion feature does not require derivative treatment under ASC 815, the instrument is evaluated under ASC 470-20 "Debt with Conversion and Other Options" for consideration of any beneficial conversion feature.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of it financial instruments, including stock purchase warrants, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported as charges or credits to income.

For option-based simple derivative financial instruments, the Company uses the Monte Carlo simulations to value the derivative instruments at inception and subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re- assessed at the end of each reporting period.

Debt Issue Costs and Debt Discount

The Company may record debt issue costs and/or debt discounts in connection with raising funds through the issuance of debt. These costs may be paid in the form of cash, or equity (such as warrants). These costs are amortized to interest expense through the maturity of the debt. If a conversion of the underlying debt occurs prior to maturity a proportionate share of the unamortized amounts is immediately expensed.

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Original Issue Discount (“OID”)

For certain convertible debt issued, the Company may provide the debt holder with an original issue discount. The original issue discount would be recorded to debt discount, reducing the face amount of the note and is amortized to interest expense through the maturity of the debt. If a conversion of the underlying debt occurs prior to maturity a proportionate share of the unamortized amounts is immediately expensed.

Revenue Recognition

Product revenue and miscellaneous income are recognized as earned.

The Company recognizes revenue and gains when earned and related costs of sales and expenses when incurred. The Company recognizes revenue in accordance with Accounting Standards Codification Section 605-10-S99, Revenue Recognition, Overall, SEC Materials ("Section 605-10-S99"). Section 605-10-S99 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the fee is fixed and determinable; and (4) collectability is reasonably assured. The Company recognizes revenue from services at the time the services are completed. The Company’s sale of licensed software has significant standalone functionality with a perpetual right to use the Company’s intellectual property. Accordingly, the Company recognizes licensed software revenue at the time the software is delivered or available to the customer, at which time the company has no further obligations related to the sale of the software. Cost of products sold consists of the cost of the purchased goods and labor related to the corresponding sales transaction.

Stock-Based Compensation – Employees

The Company accounts for its stock-based compensation in which the Company obtains employee services in stock-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option pricing valuation model.

Generally, all forms of stock-based payments, including stock option grants, warrants and restricted stock grants and stock appreciation rights are measured at their fair value on the awards' grant date, based on estimated number of awards that are ultimately expected to vest. The expense resulting from stock-based payments is recorded in general and administrative expense in the statements of operations.

Stock-Based Compensation – Non-Employees

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification ("Sub-topic 505-50").

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option pricing valuation model.

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

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Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a share option and similar instrument that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a) affiliates of the Company; b) Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and profit sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Net Earnings (Loss) per Share

Basic and diluted net loss per share information is presented under the requirements of ASC Topic 260, Earnings per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period, less shares subject to repurchase. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible notes in the weighted average number of common shares outstanding for a period, if dilutive. As of December 31, 2017, there were warrants and options to purchase 3,365 shares of common stock and the Company’s outstanding convertible debt is convertible into approximately 2,596,341,236 shares of common stock. These amounts are not included in the computation of dilutive loss per share because their impact is antidilutive.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, “Leases (Topic 842)”. Under this guidance, an entity is required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. This guidance offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this standard will have on our financial statements.

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In January 2017, the FASB issued ASU 2017-01, “Business Combinations (Topic 805) Clarifying the Definition of a Business” (“ASU 2017-01”). The Amendments in this Update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The definition of a business affects many areas of accounting, including acquisitions, disposals, goodwill, and consolidation. The guidance is effective for annual periods beginning after December 15, 2018, including interim periods within those periods. Early adoption of this standard is permitted. The Company will adopt ASU 2017-01 on January 1, 2018, and the impact on the financial statements of the Company will depend on the facts and circumstances of any specific future transactions.

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). ASU 2014-09 is amended by ASU 2015-14, ASU 2016-08, ASU 2016-10, ASU 2016-11, ASU 2016-12, ASU 2016-20, ASU 2017-10, ASU 2017-13 and ASU 2017-14, which FASB issued in August 2015, March 2016, April 2016, May 2016, May 2016, December 2016, May 2017, September 2017 and November 2017, respectively (collectively, the amended ASU 2014-09). The amended ASU 2014-09 provides a single comprehensive model for the recognition of revenue arising from contracts with customers and supersedes most current revenue recognition guidance, including industry specific guidance. It requires an entity to recognize revenue when the entity transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The amended ASU 2014-09 creates a five-step model that requires entities to exercise judgment when considering the terms of contract(s). The amended ASU 2014-09 requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including qualitative and quantitative information about contracts with customers, significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The effective date for the amended ASU 2014-09 is December 15, 2017 with early adoption permitted. The Company expects to adopt the new guidance under the modified retrospective transition approach and while we are still assessing the impact of adoption, but we do not expect the new guidance to have a material impact on the financial statements of the Company.

With the exception of the new standard discussed above, there have been no other recent accounting pronouncements or changes in accounting pronouncements during the nine months ended December 31, 2017, as compared to the recent accounting pronouncements described in our Annual Report on Form 10-K for the fiscal year ended March 31, 2017, as filed on September 27, 2017, that are of significance or potential significance to us.

NOTE 3 - Related Party Transactions Notes payable

The Company issued multiple unsecured notes payable from June 27, 2015, to December 31, 2017, to the Company’s CEO, for amounts advanced to the Company, or paid by the CEO, on behalf of the Company. For the nine months ended December 31, 2016, the CEO advanced to the Company or made payments on behalf of the Company of $26,850. For the nine months ended December 31, 2017, the CEO advanced to the Company or made payments on behalf of the Company of $17,801, and the Company repaid the CEO $154,651. The notes carried interest at 10% per annum and were due on demand. As of December 31, 2017, and March 31, 2017, the principal balance of the notes was $-0- and $136,850, respectively, (included in notes payable related party in the balance sheets presented herein), and included in accrued interest related party is the accrued and unpaid interest as of December 31, 2017, and March 31, 2017, of $-0- and $23,153, respectively. For the nine months ended December 31, 2017, and 2016, the Company recorded interest expense related party of $7,965 and $8,312, respectively, and $11,603 for the year ended March 31, 2017.

Management Fees

For the nine months ended December 31, 2017, and 2016, the Company recorded expenses to its officers in the following amounts:

	Nine months ended		Year Ended
	December 31,		March 31,
	2017	2016	2017
CEO	$126,000	$98,000	$140,000
CFO	47,000	57,500	72,000
Total	$173,000	$155,500	$212,000

As of December 31, 2017, included in accounts payable - related party is $318,179 for amounts owed the Company’s CEO. As of March 31, 2017, included in accounts payable - related party is $248,693 and $37,750, for amounts owed the Company’s CEO and CFO, respectively.

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Sales and Accounts Receivables

On October 25, 2017, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Johnny Bolton (the “Seller”), the owner of HelpComm, a telecom construction services corporation located in Manassas, Virginia, to purchase HelpComm from the Sellers in exchange for $25,000 of cash and 100,000 shares of Series D Convertible Preferred Stock (the “Acquisition”). Each share of Series D Convertible Preferred Stock is convertible into a number of shares of Company common stock equal to $24.00 divided by the volume-weighted average price of the common stock as reported on OTCMarkets.com on the trading day immediately preceding conversion. On January 12, 2018, the Company and the Seller, entered into an Amended and Restated Stock Purchase Agreement (the “Amended Agreement”), amending the Stock Purchase Agreement to (i) add Johnathan Bolton (“Jonathan”) as a seller (the seller and Jonathan are referred to as the “Sellers”) of HelpComm, (ii) add an option to purchase pursuant to which the Corporation shall have the right to purchase 8760, LLC, a Virginia limited liability company (“8760, LLC”), for $100.00 at any time in the Corporation’s discretion, (iii) update certain exhibits and schedules to the Stock Purchase Agreement, and (iv) make the effective date of the Acquisition January 1, 2018. For the nine months ended December 31, 2017, the Company billed HelpComm $14,897 which is included in Sales, related party and Accounts receivable, related parties on the financial statements.

On September 5, 2017, the Company entered into a Strategic Alliance Agreement with DarkPulse Technology Holdings, Inc. (“DarkPulse”), a New York corporation engaged in manufacturing hardware and software based on its BOTDA (Brillouin Optical Time Domain Analysis) technology, designating the Company as DarkPulse’s project-based partnership channel for government and non-governmental departments, agencies and units, for the purpose of promoting DarkPulse’s products, and pursuant to which DarkPulse will cross-promote the Company’s products and services, and the Company will be paid sales commissions for clients introduces to DarkPulse by the Company. Effective December 21, 2017, the Company entered into a Joint Venture Agreement (the “Agreement”) with DarkPulse, pursuant to which (1) the parties will form a joint venture limited liability company in Delaware to develop, market and sell products and services based on Dark Pulse’s patented BOTDA dark-pulse technology (the “Technology”) to be owned 40% by the Company and 60% by Dark Pulse; (2) the Company shall fund $10,000 in initial capital to the joint venture; and (3) and the joint venture shall have an irrevocable royalty-free non-exclusive license to use the Technology in the North America, Asia and European government, military and CI/KR (Critical Infrastructure / Key Resources) market segments. For the nine months ended December 31, 2017, the Company billed Dark Pulse $10,000 which is included in Sales, related party and Accounts receivable, related parties on the financial statements.

Effective December 21, 2017, the Company entered into a Joint Venture Agreement (the “Agreement”) with The Go Eco Group, a corporation organized under the laws of the State of Nevada (“LIBE”), pursuant to which (1) the parties will form a joint venture limited liability company in Delaware to develop, market and sell products, services and technology based on a web-enabled Light Guard System (the “System”), (2) the joint venture will be owned 35% by the Company and 65% by LIBE; (3) the Company shall fund $25,000 in initial capital to the joint venture; and (4) the joint venture shall have an irrevocable royalty-free non-exclusive license to use all of LIBE’s direct and/or licensed intellectual property necessary for the joint venture to develop and sell the System. Based on the lack of any developments in the joint venture and LIBE’s non-performance, the Company has recognized a loss of investment in the joint venture of $25,000 for the nine months ended December 31, 2017, which is included in Other expenses in the accompanying statement of operations. For the nine months ended December 31, 2017, the Company billed LIBE $30,000 which is included in Sales, related party on the financial statements. As of December 31, 2017, the Company recorded an allowance for doubtful accounts of $30,000 related to this account receivable. For the nine months ended December 31, 2017, the Company billed LIBE $30,000 which is included in Sales, related party on the financial statements. As of December 31, 2017, management recorded an allowance for doubtful accounts of $30,000. The Company has engaged a third party to pursue the collection of the $30,000.

NOTE 4 - Notes Payable

From May 18, 2010 through June 27, 2013, the Company issued in the aggregate $558,500 of unsecured notes payable to a Nevada corporation, lender and preferred shareholder of the Company ("Global"). The notes bear interest at 10%, compounded annually and $553,000 and $5,500 matured on November 30, 2014, and June 27, 2015, respectively. On February 16, 2015, the Company secured extensions on all of the notes that matured on November 30, 2014 through April 1, 2015, with no change in original terms of the agreement.

On June 15, 2015, Company entered into a Settlement Agreement and Partial Waiver and Release (the "Settlement Agreement") with Global. Global owned 2,377,500 shares of the Company's Series A Convertible Preferred Stock and is the holder of outstanding promissory notes in the original principal amount of $558,500, with accrued interest thereon due to Global of approximately $267,960 (the "Global Notes") immediately prior to the Settlement Agreement. Pursuant to the Settlement Agreement, Global agreed to (1) waive interest due of $267,960 under the Global Notes and $158,500 of principal, such that only $400,000 of principal and interest would be considered outstanding as of the settlement agreement date, and (2) immediately return all of the Preferred Stock to the Company for cancellation, in consideration for the Company issuing 856 shares of common stock to Global. As of June 15, 2015, the note is payable on demand as part of the Settlement Agreement. As of December 31, 2017, and March 31, 2017, the note balance was $400,000. Accrued interest as of December 31, 2017, and March 31, 2017, was $40,110.

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The Company issued five notes from December 18, 2012 to May 30, 2013 totaling $199,960 in unsecured notes payable to a third party. The notes bear an interest rate of 10%, compounded annually and matured from December 18, 2014 through May 30, 2015. On February 16, 2015, the Company secured a notes payable extension through April 1, 2015, with no change in original terms of the agreements. The notes payable were again extended on August 6, 2015, through January 1, 2016, with no change in original terms of the agreement. As of December 31, 2017, and March 31, 2017, the note balance was $199,960 and the notes are currently in default. Accrued interest as of December 31, 2017, and March 31, 2017, was $97,781 and $82,784, respectively.

The Company issued six notes from July 12, 2013 to June 16, 2014, totaling $230,828 in unsecured notes payable to a third party. The notes bear an interest rate of 10%, compounded annually and matured from July 12, 2014 through June 16, 2015. On February 16, 2015, the Company secured a notes payable extension through April 1, 2015, with no other changes in original terms of the agreements. The notes payable were again extended on August 6, 2015, through January 1, 2016, with no other changes in original terms of the agreements. As of December 31, 2017, and March 31, 2017, the note balance was $230,828 and the notes are currently in default. Accrued interest as of December 31, 2017, and March 31, 2017, was $92,077 and $74,765, respectively.

On June 2, 2015, as part of the Asset Purchase Agreement with Dependable Critical Infrastructure, Inc., f/k/a DTREDS Consolidated Inc., a Delaware corporation ("DCI"), the Company assumed limited liabilities associated with Viking Telecom Services, LLC, a Minnesota limited liability company ("Viking"), (loan payment for Chevrolet truck in the amount of $668 per month with a principal balance of $36,202, and a loan payment to Joshua Claybaugh of $5,000 per month for 11 months for a total of $55,000). The Chevrolet truck loan was paid off as of March 31, 2016. On July 12, 2017, the Company entered into a Settlement Agreement and Mutual Release with Claybaugh. The Company paid $9,000 and executed a mutual release between the parties, in full settlement of the note payable of

$20,000.

The Company entered into a Senior Secured Credit Facility Agreement (the “Credit Agreement”) dated June 30, 2015 with TCA Global Credit Master Fund, LP (“TCA”) that was executed on June 30, 2015 and made effective as of November 25, 2015, which was to allow the Company to borrow up to $3,000,000. The Credit Agreement bears interest at 18%, compounded annually, and matured on January 25, 2017. The loan was secured against all existing and after-acquired tangible and intangible assets of the Company. On November 25, 2015, the Company received $310,600, net of loan costs and fees of $39,400. In connection with the Credit Agreement, the Company issued 1,412 shares of common stock upon execution valued by TCA at $75,000 as an advisory fee payment. The Company recorded the advisory fee and loan cost and fees of $114,400 as a discount to the TCA note and has amortized the costs over the maturity of the note. On September 6, 2016, TCA commenced an action against the Company and the Company’s CEO, Dr. Cellucci, as “validity guarantor,” filed in the Circuit Court of the 17 th Judicial Circuit in and for Broward County, Florida, for amounts owed to TCA by the Company under their revolving credit agreement with the Company. On April 21, 2017, the Company, Dr. Cellucci and TCA executed a settlement agreement (the “Settlement Agreement”). Pursuant to the Settlement Agreement, the Company paid $2,500 on April 27, 2017, $2,500 on May 4, 2017 and $405,357 on June 15, 2017. The Company fully complied with its obligations under the settlement agreement, paying TCA all amounts owed thereunder within the times required. As of December 31, 2017, the note has been paid in full, and the case has now been dismissed. As of March 31, 2017, the TCA loan had a principal balance of $319,662 and accrued interest was $58,169. Interest expense for the nine months ended December 31, 2017, and 2016, was $27,526 and $29,085, respectively, and $73,051 for the year ended March 31, 2017.

NOTE 5 - Convertible Notes Payable

The Company accounted for the following Notes under ASC Topic 815-15 "Embedded Derivative." The derivative component of the obligation is initially valued and classified as a derivative liability with an offset to discounts on convertible debt. Discounts have been amortized to interest expense over the respective terms of the related notes. See Note 6.

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On December 19, 2014, the Company issued a convertible note payable, with a face value of $156,000 and stated interest of 8% to a third-party investor. The note was convertible into a variable number of the Company's common stock, based on a conversion ratio of 68% of the lowest closing bid prices for 20 days prior to conversion. During the nine months ended December 31, 2017, the investor added $360 of fees to the principal balance of the note. For the year ended March 31, 2017, the investor had converted a total of $12,380 of the face value and $2,332 of accrued interest into 6,593,919 shares of common stock. For the nine months ended December 31, 2017, the investor converted a total of $1,485 of the face value and $546 of accrued interest into 36,926,585 shares of common stock. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the note was $-0- and $1,125, respectively.

On December 19, 2014, the Company issued a convertible back-end note, with a face value of $156,000 and stated interest of 8% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 68% of the lowest closing bid prices for 20 days prior to conversion. The note was funded on June 18, 2015, when the Company received proceeds of $143,333, net of $12,663 of OID and costs. During the nine months ended December 31, 2017, the Company and the investor agreed to add $42,144 to the principal balance of the note for penalties under the note. The embedded conversion feature included in the penalty added to the note, resulted in an initial debt discount of $42,144, an initial derivative expense of $17,136 and an initial derivative liability of $59,280. For the nine months ended December 31, 2017, amortization of the debt discount of $42,144 was charged to interest expense. For the year ended March 31, 2017, the investor had converted a total of $24,300 of the face value and $4,146 of accrued interest into 373,844,490 shares of common stock. For the nine months ended December 31, 2017, the investor converted a total of $173,844 of the face value and $68,347 of accrued interest into 867,842,062 shares of common stock. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the note was $-0- and $131,700, respectively.

On December 19, 2014, the Company issued a convertible note payable, with a face value of $156,000 and stated interest of 8% to a third-party investor. The outstanding balance of this note is convertible into a variable number of the Company's common stock, based on a conversion ratio of 68% of the lowest closing bid prices for 20 days prior to conversion. For the year ended March 31, 2017, the investor had converted a total of $12,543 of the face value into 102,692,184 shares of common stock. For the nine months ended December 31, 2017, the investor converted a total of $45,957 of the face value and $17,469 of accrued interest into 1,153,206,726 shares of common stock. As of December 31, 2017, and March 31, 2017, and the outstanding principal amount of the note was $-0- and $45,957, respectively.

On December 19, 2014, the Company issued a convertible back-end note, with a face value of $156,000 and stated interest of 8% to a third-party investor due December 19, 2015. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 68% of the lowest closing bid prices for 20 days prior to conversion. The note was funded on June 18, 2015, when the Company received proceeds of $143,333, net of $12,663 of OID and costs. For the nine months ended December 31, 2017, the investor converted a total of $20,629 of the face value into 218,572,117 shares of common stock. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the note was $135,371 and $156,000, respectively.

On January 11, 2015, the Company entered in to a securities purchase agreement providing for the issuance of two convertible promissory notes in the principal amount of $52,000 each. One of the notes was funded on January 13, 2015, with the Company receiving $47,500 of net proceeds after payment of legal and origination expenses. The note bears interest at the rate of 8% per annum, was due and payable on January 9, 2015, and may be converted at any time after funding into shares of Company common stock at a conversion price equal to 67% of the lowest closing bid price on the OTCQB during the 15 prior trading days. The second note, which was funded on August 7, 2015, has the same interest and conversion terms as the first note, matured on January 9, 2016. During the year ended March 31, 2017, the investor had converted a total of $32,094 of the face value of the second note and $4,154 of accrued interest into 308,572,080 shares of common stock. For the nine months ended December 31, 2017, the investor converted a total of $19,906 of the face value and $6,448 of accrued interest into 23,138,244 shares of common stock. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the second note was $-0- and $19,906, respectively.

On January 19, 2015, the Company issued a convertible promissory note in the face amount of $100,000, which bears interest at the rate of 12% per annum, is due and payable on July 16, 2015, and may be converted at any time after funding into shares of Company common stock at a conversion price equal to the lesser of (a) 55% of the lowest trading price during the 20 days preceding the execution of the note, or (b) 55% of the of the lowest traded price during the 20 trading days preceding conversion. The note was funded on January 28, 2015, with the Company receiving $93,000 of net proceeds after payment of legal and origination expenses. On September 1, 2017, the investor sold $14,712 of the principal to a third party (see below). During the year ended March 31, 2017, the investor had converted a total of $24,403 of the face value and $0 of accrued interest into 282,194,706 shares of common stock. During the nine months ended December 31, 2017, the investor converted a total of $19,708 of the face value into 358,332,489 shares of common stock. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the note was $-0- and $34,420, respectively.

On January 21, 2015, the Company issued a convertible promissory note in the face amount of $400,000, of which the Company is to assume $40,000 in OID, which together with any unpaid accrued interest is due two years after any funding of the note. The note is to be funded at the note holder's discretion, and the initial tranche was funded on January 21, 2015, when the Company received cash in the amount of $50,000 and received an additional $25,000 on April 28, 2015. The note was pre-payable for 90 days without interest and incurs a one-time interest charge of 12% thereafter. The note balance funded (plus a pro rata portion of the OID together with any unpaid accrued interest) is convertible into shares of Company common stock at a conversion price equal to the lesser of $0.08 or 60% of the lowest traded price during the 25 prior trading days. For the nine months ended December 31, 2017, the investor converted a total of $15,480 of the face value and $3,332 of accrued interest into 313,530,500 shares of common stock. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the note was $-0- and $15,480, respectively.

F-42

On August 17, 2015, the Company issued a convertible promissory note in the face amount of $325,000, which bears interest at the rate of 10% per annum, was due and payable on August 17, 2016, and may be converted at any time after funding into shares of Company common stock at a conversion price equals the lesser of $.02 or 70% of the closing trading prices immediately preceding the conversion date. In conjunction with the convertible note issued by the Company, the Company issued 2,064 warrants valued at $412,698. The warrants have an exercise price of $270, subject to adjustment, and expire on August 17, 2020. During the year ended March 31, 2017, the Company and the noteholder agreed to add $30,000 to the principal balance of the note in exchange for the noteholder’s waiver of Liquidated Damages as defined in the note. During the year ended March 31, 2017, the investor converted $29,741 of accrued interest into 435,574,242 shares of common stock. During the nine months ended December 31, 2017, the investor converted $284,093 of the face value and $29,707 of accrued interest into 1,190,000,000 shares of common stock. On June 13, 2017, the investor sold $70,907 of the principal to a third party (see below). As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the note was $-0- and $355,000, respectively.

On October 12, 2015, the Company issued a replacement convertible promissory note in the face amount of $110,351, to Carebourn that replaced the convertible promissory note issued on April 10, 2015, with a face value of $105,000, and accrued interest of $5,351. On October 12, 2015, Carebourn and the Company assigned $15,000 of the replacement note to More Capital, LLC. (“More Capital Assigned Note”). On January 19, 2016, Carebourn assigned $10,000 of the replacement note to Carebourn Partners, LLC (“Carebourn Partners Assigned Note”). During the year ended March 31, 2017, the investor had converted a total of $24,308 of the face value into 189,121 shares of common stock. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the replacement note issued to Carebourn was $-0-.

The outstanding balance of the More Capital Assigned Note is convertible into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion. The note also bears an interest rate of 10% per annum. During the nine months ended December 31, 2017, More Capital converted $2,050 of the face value into 34,132,000 shares of common stock. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the More Capital Assigned Note was $-0- and $2,050, respectively.

The outstanding balance of the Carebourn Partners Assigned Note is convertible into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion. The note also bears an interest rate of 10% per annum. During the nine months ended December 31, 2017, Carebourn Partners converted $10,000 of the face value into 61,111,111 shares of common stock. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the Carebourn Partners Assigned Note was $-0- and $10,000, respectively.

On October 26, 2015, the Company issued a convertible note, with a face value of $110,000 and stated interest of 10% to a third-party investor, of which the company was to assume an OID of $10,000. The note was convertible into a variable number of the Company's common stock, based on a conversion ratio of 60% of the lowest average of the three lowest closing bid prices for 20 days prior to conversion. The investor sold $25,000 of the note on April 27, 2016, and the Company issued a replacement note to the buyer, as described below. On June 7, 2016, the Company and the third-party investor agreed to extend the maturity of the note from July 26, 2016, to October 26, 2016, and to require daily payments of $250 per day via ACH. During the nine months ended December 31, 2017, the investor converted $78,997 of the face value and $13,950 of accrued interest into 624,136,735 shares of common stock. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the note was $-0- and $78,997, respectively.

On October 27, 2015, the Company issued a convertible note, with a face value of $110,000 and stated interest of 8% to a third-party investor, of which the company was to assume an OID of $10,000. The outstanding balance of this note was convertible into a variable number of the Company's common stock, based on a conversion ratio of 60% of the lowest average of the three lowest closing bid prices for 20 days prior to conversion. During the nine months ended December 31, 2017, the investor converted $10,000 of the face value and $800 of accrued interest into 10,000,000 shares of common stock. On August 10, 2017, the Company entered into a Note Settlement Agreement, agreeing to pay $245,000 in full settlement of this note and the note issued to the same investor on February 4, 2016 (see below). The Company fully complied with its obligations under the settlement agreement, including, paying the amount owed thereunder within the time required. The Company and the lender each released the other party from all claims. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the note was $-0- and $110,000, respectively.

On November 18, 2015, the Company issued a replacement convertible promissory note in the face amount of $47,808, that replaced the collateralized secured convertible promissory issued on February 3, 2015, that had a remaining face value of $43,479 and accrued interest of $4,326. The replacement note is convertible into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion. The note also bears an interest rate of 10% per annum. During the year ended March 31, 2017, the investor had converted a total of $5,445 of the face value and $0 of accrued interest into 90,748,151 shares of common stock. During the nine months ended December 31, 2017, the investor converted a total of $42,363 of the face value and $10,997 of accrued interest into 133,400,350 shares of common stock. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the replacement note was $-0- and $42,363, respectively.

F-43

On November 27, 2015, the Company issued a convertible note for legal services previously provided with a face value of $27,000 and stated interest of 10% to a third-party investor. The note was convertible into a variable number of the Company's common stock, based on a conversion ratio of 70% of the average of the three lowest closing bid prices for 10 days prior to conversion. The investor sold the note to a third party on May 3, 2017, and the Company issued a replacement note to the buyer, as described below. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the note was $-0- and $27,000, respectively.

On January 5, 2016, the Company issued a convertible note for legal services previously provided with a face value of $20,000 and stated interest of 10% to a third-party investor. The note was convertible into a variable number of the Company's common stock, based on a conversion ratio of 70% of the average of the three lowest closing bid prices for 10 days prior to conversion. The investor sold the note to a third party on May 3, 2017, and the Company issued a replacement note to the buyer, as described below. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the note was $-0- and $20,000, respectively.

On February 4, 2016, the Company issued a convertible note, with a face value of $82,500 and stated interest of 8% to a third-party investor, of which the company was to assume an OID of $7,500 and stated interest of 8% to a third-party investor. The outstanding balance of this note is convertible into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion. On August 10, 2017, the Company entered into a Note Settlement Agreement, agreeing to pay $245,000 in full settlement of this note and the note issued to the same investor on October 27, 2015 (see above). The Company fully complied with its obligations under the settlement agreement, including, paying the amount owed thereunder within the time required. The Company and the lender each released the other party from all claims, and the lender released the pledge of the Series C Preferred Shares that were previously pledged as collateral for this note by the Company’s CEO. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the note was $-0- and $82,500, respectively.

On February 8, 2016, the Company issued a convertible note, with a face value of $80,000 and stated interest of 10% to a third-party investor, of which the company was to assume an original issue discount of $5,000. The outstanding balance of this note is convertible into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion and matured on November 8, 2016. During the nine months ended December 31, 2017, the investor converted a total of $80,000 of the face value and $12,413 of accrued interest into 91,049,218 shares of common stock. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the note was $-0- and $80,000, respectively.

On March 24, 2016, the Company issued a convertible note, with a face value of $19,000 and stated interest of 10% to a third-party investor, of which the company received $16,000 in proceeds. The outstanding balance of this note is convertible into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion and matured on December 24, 2016. During the nine months ended December 31, 2017, the investor converted a total of $19,000 of the face value and $1,586 of accrued interest into 17,755,738 shares of common stock. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the note was $-0- and $19,000, respectively.

On March 24, 2016, the Company issued a convertible note, with a face value of $18,000 and stated interest of 10% to a third-party investor, of which the company received $15,000 in proceeds. The note was convertible into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion and a maturity date of December 24, 2016. During the nine months ended December 31, 2017, the investor converted $18,000 of the face value and $2,114 of accrued interest into 192,825,852 shares of common stock. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the note was $-0- and $18,000, respectively.

On April 11, 2016, the Company issued a convertible note, with a face value of $18,889 and stated interest of 10% to a third-party investor. The note was convertible into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion. The Company received proceeds of $13,000 on April 28, 2016, after disbursements for the lender’s transaction costs, fees, and expenses. The embedded feature included in the note resulted in an initial debt discount of $17,000 an initial derivative liability expense of $11,880 and an initial derivative liability of $28,880. The investor sold the note to a third party on June 13, 2017, and the Company issued a replacement note to the buyer, as described below. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the note was $-0- and $18,889, respectively.

On April 11, 2016, the Company issued a replacement convertible promissory note (the “first replacement note”) in the face amount of $26,123, to a third-party investor that replaces part of the convertible promissory note issued on October 26, 2015, with a face value of $25,000, and accrued interest of $1,123. The note was convertible into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion. The note also carried an interest rate of 10% per annum. The investor sold to a third party a $6,647 portion of the note on June 13, 2017, and the Company issued a replacement note (the “second replacement note”) to the buyer, as described below. For the year ended March 31, 2017, the investor converted a total of $19,476 of the face value and $3,332 of accrued interest and fees into 356,215,238 shares of common stock. As of December 31, 2017, and March 31, 2017, the outstanding principal amount of the first replacement note was $-0- and $6,647, respectively.

F-44

On June 3, 2016, the Company issued a convertible note, with a face value of $42,350 and stated interest of 12% to a third-party investor. The note is convertible into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion. The Company received proceeds on June 3, 2016, of $35,000, after disbursements for the lender’s transaction costs, fees, and expenses. The note also requires 177 daily payments of $239 per day via ACH. For the year ended March 31, 2017, the Company paid $6,221 of the note. During the nine months ended December 31, 2017, the Company paid $362. During the nine months ended December 31, 2017, the investor converted $36,368 of the face value and $2,814 of accrued interest into 36,731,575 shares of common stock. The balance of the note as of December 31, 2017, and March 31, 2017, was $-0- and $36,129, respectively.

On May 1, 2017, the Company issued to a third-party investor, three convertible notes, two of which were for $50,000 each and one for $17,500, and three back- end convertible notes, two of which were for $50,000 each and one for $25,000. All of the notes have a stated interest of 8% and each note is convertible at any time following the funding of such note, into a variable number of the Company's common stock, based on a conversion ratio of 55% of the lowest traded price for 20 days prior to conversion. Beginning on the six- month anniversary of the note the conversion price shall have ceiling of $0.0005. The three convertible notes were funded on May 1, 2017, when the Company received proceeds of $111,625, after disbursements for the lender’s transaction costs, fees and expenses of $5,875, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the three notes resulted in an initial debt discount of $117,500, an initial derivative expense of $319,692 and an initial derivative liability of $437,192. For the nine months ended December 31, 2017, amortization of the debt discounts of $83,620 was charged to interest expense. As of December 31, 2017, the outstanding principal balance of the three convertible notes was $117,500, with a carrying value of $77,745, net of unamortized discounts of $39,755. On August 8, 2017, the investor funded the $25,000 back-end note when the Company received $23,750 after disbursements for the lender’s transaction costs, fees and expenses of $1,250, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the $25,000 back-end resulted in an initial debt discount of $25,000, an initial derivative expense of $258,904 and an initial derivative liability of $283,904. For the nine months ended December 31, 2017, amortization of the debt discounts of $17,791 was charged to interest expense. As of December 31, 2017, the outstanding principal balance of the funded back-end convertible note was $25,000, with a carrying value of $16,541, net of unamortized discounts of $8,459.

On May 1, 2017, the Company issued to a third-party investor, three convertible notes, two of which were for $50,000 each and one for $17,500, and three back- end convertible notes, two of which were for $50,000 each and one for $25,000. All of the notes have a stated interest of 8% and each note is convertible at any time following the funding of such note, into a variable number of the Company's common stock, based on a conversion ratio of 55% of the lowest traded price for 20 days prior to conversion. Beginning on the six- month anniversary of the note the conversion price shall have ceiling of $0.0005. The three convertible notes were funded on April 28, 2017, and May 3, 2017, when the Company received proceeds of $85,000 and $26,625, respectively, after disbursements for the lender’s transaction costs, fees and expenses of $5,875, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the three notes resulted in an initial debt discount of $117,500, an initial derivative expense of $319,692 and an initial derivative liability of $437,192. For the nine months ended December 31, 2017, amortization of the debt discounts of $123,375 was charged to interest expense. During the nine months ended December 31, 2017, the investor converted $117,500 of the face value and $5,257 of accrued interest into 125,050,741 shares of common stock. As of December 31, 2017, the outstanding principal balance of the three convertible notes was $-0-. On August 8, 2017, the investor funded the $25,000 back-end note when the Company received $23,750 after disbursements for the lender’s transaction costs, fees and expenses of $1,250, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the $25,000 back- end resulted in an initial debt discount of $25,000, an initial derivative expense of $258,904 and an initial derivative liability of $283,904. For the nine months ended December 31, 2017, amortization of the debt discounts of $17,791 was charged to interest expense. As of December 31, 2017, the outstanding principal balance of the funded back-end convertible note was $-0-.

On May 2, 2017, the Company issued a convertible note for legal services previously provided with a face value of $23,000 and stated interest of 10% to a third- party investor. The note is convertible into a variable number of the Company's common stock, based on a conversion ratio of 70% of the average of the three lowest closing bid prices for 10 days prior to conversion. The embedded conversion feature included in the note resulted in an initial debt discount of $15,715 and an initial derivative liability of $15,715. The investor sold the note to a third party on May 3, 2017, and the Company issued a replacement note to the buyer, as described below. For the nine months ended December 31, 2017, amortization of the debt discount of $15,715 was charged to interest expense.

F-45

On May 3, 2017, the Company issued a convertible promissory note, with a face value of $124,775 and stated interest of 10% to a third-party investor. The note is convertible at any time after ninety days following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion. The note was funded on May 4, 2017, when the Company received proceeds of $100,000, after OID of $16,275 and disbursements for the lender’s transaction costs, fees and expenses of $8,500, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $108,500, an initial derivative expense of $104,007 and an initial derivative liability of $212,507. For the nine months ended December 31, 2017, amortization of the debt discounts of $133,275 was charged to interest expense. The note also requires 240 daily payments of $520 per day via ACH. For the nine months ended December 31, 2017, the Company paid $29,120. During the nine months ended December 31, 2017, the investor converted a total of $95,655 of the face value and $4,145 of accrued interest into 68,245,001 shares of common stock. As of December 31, 2017, the outstanding principal balance of the note was $-0-.

On May 3, 2017, the Company issued three replacement notes to a third-party investor. The replacement notes were in the amounts of $22,000, $29,700 and $25,300, respectively, and replaced notes issued in the amounts of $20,000, $27,000 and $23,000, respectively, all due May 3, 2018. The three replacement notes have a stated interest of 8% and each note is convertible at any time into a variable number of the Company's common stock, based on a conversion ratio of 55% of the lowest traded price for 20 days prior to conversion. Beginning on the six- month anniversary of the notes the conversion price shall have ceiling of $0.0005. The embedded conversion feature included in the three replacement notes resulted in an initial debt discount of $77,000, an initial derivative expense of $158,790 and an initial derivative liability of $235,790. For the nine months ended December 31, 2017, amortization of the debt discount of $51,761 was charged to interest expense. As of December 31, 2017, the principal balance of the three replacement notes in the aggregate is $77,000 with a carrying value of $51,761, net of unamortized discounts of $25,239.

On June 8, 2017, the Company issued to a third-party investor a convertible promissory note for $140,750 and a back-end convertible note for $140,750. The notes mature on June 8, 2018, have a stated interest of 8% and each note is convertible at any time following the funding of such note into a variable number of the Company's common stock, based on a conversion ratio of 55% of the lowest traded price for 20 days prior to conversion. Beginning on the six-month anniversary of the note the conversion price shall have ceiling of $0.0005. The note was funded on June 15, 2017, when the Company received proceeds of $135,000, after disbursements for the lender’s transaction costs, fees and expenses of $5,750, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $140,750, an initial derivative expense of $454,574 and an initial derivative liability of $595,324. For the nine months ended December 31, 2017, amortization of the debt discounts of $83,718 was charged to interest expense. As of December 31, 2017, the principal balance of the note is $140,750 with a carrying value of $77,968, net of unamortized discounts of $62,782. On August 8, 2017, the investor funded the $140,750 back-end note when the Company received $135,000 after disbursements for the lender’s transaction costs, fees and expenses of $5,750, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the back-end resulted in an initial debt discount of $140,750, an initial derivative expense of $1,454,021 and an initial derivative liability of $1,594,771. For the nine months ended December 31, 2017, amortization of the debt discounts of $83,718 was charged to interest expense. As of December 31, 2017, the outstanding principal balance of the back-end convertible note was $140,750 with a carrying value of $77,968, net of unamortized discounts of $62,782.

On June 8, 2017, the Company issued to a third-party investor a convertible promissory note for $140,750 and a back-end convertible note for $140,750. The notes mature on June 8, 2018, have a stated interest of 8% and each note is convertible at any time following the funding of such note, convertible into a variable number of the Company's common stock, based on a conversion ratio of 55% of the lowest traded price for 20 days prior to conversion. Beginning on the six- month anniversary of the note the conversion price shall have ceiling of $0.0005. The note was funded on June 15, 2017, when the Company received proceeds of $135,000, after disbursements for the lender’s transaction costs, fees and expenses of $5,750, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $140,750, an initial derivative expense of $454,574 and an initial derivative liability of $595,324. For the nine months ended December 31, 2017, amortization of the debt discount of $83,718 was charged to interest expense. As of December 31, 2017, the principal balance of the note is $140,750 with a carrying value of $77,968, net of unamortized discounts of $62,782. On August 8, 2017, the investor funded the $140,750 back-end note when the Company received $135,000 after disbursements for the lender’s transaction costs, fees and expenses of $5,750, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the back-end resulted in an initial debt discount of $140,750, an initial derivative expense of $1,454,021 and an initial derivative liability of $1,594,771. For the nine months ended December 31, 2017, amortization of the debt discount of $80,540 was charged to interest expense. As of December 31, 2017, the outstanding principal balance of the back-end convertible note was $140,750 with a carrying value of $77,968, net of unamortized discounts of $62,782.

On June 9, 2017, the Company issued a convertible promissory note, with a face value of $165,025 and stated interest of 10% to a third-party investor. The note is convertible at any time after ninety days following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion. The note was funded on May 12, 2017, when the Company received proceeds of $135,000, after OID of $21,525, and disbursements for the lender’s transaction costs, fees and expenses of $8,500, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $143,500, an initial derivative expense of $134,496 and an initial derivative liability of $277,996. For the nine months ended December 31, 2017, amortization of the debt discounts of $119,477 was charged to interest expense. The note also requires 240 daily payments of $680 per day via ACH. For the nine months ended December 31, 2017, the Company paid $21,760. During the nine months ended December 31, 2017, the investor converted a total of $90,700 of the face value into 81,000,000 shares of common stock. As of December 31, 2017, the outstanding principal balance of the note was $52,565 with a carrying value of a debit balance of $1,483, net of unamortized discounts of $54.048.

F-46

On June 13, 2017, an investor purchased a $6,879 portion of a collateralized secured convertible replacement promissory issued on April 11, 2016, that had a remaining face value of $6,646 and accrued interest of $233. The purchased note is convertible into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion. The note also bears an interest rate of 10% per annum. During the nine months ended December 31, 2017, the investor converted a total of $6,879 of the face value into 8,388,719 shares of common stock. As of December 31, 2017, the outstanding principal amount of the purchased note was $-0-.

On June 13, 2017, an investor purchased a $21,056 portion of a collateralized secured convertible promissory issued on April 11, 2016, that had a remaining face value of $18,889 and accrued interest of $2,167. The purchased note is convertible into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion. The note also bears an interest rate of 10% per annum. During the nine months ended December 31, 2017, the investor converted a total of $21,056 of the face value into 18,151,715 shares of common stock. As of December 31, 2017, the outstanding principal amount of the purchased note was $-0-.

On June 13, 2017, an investor purchased a $70,907 portion of a convertible promissory note issued on August 17, 2015. During the nine months ended December 31, 2017, the investor converted a total of $70,096 of the face value into 129,152,419 shares of common stock. As of December 31, 2017, the outstanding principal amount of the purchased note was $-0-.

On June 23, 2017, the Company issued a convertible promissory note, with a face value of $262,775 and stated interest of 10% to a third-party investor. The note is convertible at any time after ninety days following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion. The note was funded on June 23, 2017, when the Company received proceeds of $220,000, after OID of $34,275, and disbursements for the lender’s transaction costs, fees and expenses of $8,500, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $228,500, an initial derivative expense of $187,733 and an initial derivative liability of $416,233. For the nine months ended December 31, 2017, amortization of the debt discounts of $143,927 was charged to interest expense. The note also requires 180 daily payments of $1,460 per day via ACH. For the nine months ended December 31, 2017, the Company paid $35,040. No payments have been made since August 9, 2017, and the Company is in default of the note. As of December 31, 2017, the outstanding principal balance of the note was $227,735 with a carrying value of $100,387, net of unamortized discounts of $127,348.

On August 1, 2017, the Company issued a convertible promissory note, with a face value of $181,700, maturing on February 1, 2018, (the “Maturity Date”) and stated interest of 10% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note was funded on August 3, 2017, when the Company received proceeds of $150,000, after OID of $23,700, and disbursements for the lender’s transaction costs, fees and expenses of $8,000, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $158,000, an initial derivative expense of $104,654 and an initial derivative liability of $262.654. For the nine months ended December 31, 2017, amortization of the debt discounts of $139,102 was charged to interest expense. The note also requires daily ACH payments beginning on September 5, 2017, in the amount equal to the remaining balance on September 5, 2017, divided by the remaining days to the Maturity Date, no payments have been made and the Company is in default of the note. During the nine months ended December 31, 2017, the investor converted $130,351 of the note in exchange for 141,330,143 restricted shares of common stock. As of December 31, 2017, the note balance is $51,349 with a carrying value of $751, net of unamortized discounts of $50,598.

On August 7, 2017, the Company issued a convertible promissory note, with a face value of $223,422, maturing on August 7, 2018, and stated interest of 10% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices for the 20 days prior to conversion. The note was funded on August 9, 2017, when the Company received proceeds of $186,280, after OID of $29,142, and disbursements for the lender’s transaction costs, fees and expenses of $8,000, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $194,280, an initial derivative expense of $112,250 and an initial derivative liability of $306,530. For the nine months ended December 31, 2017, amortization of the debt discounts of $92,569 was charged to interest expense. The note also requires 240 daily payments of $931 per day via ACH, no payments have been made and the Company is in default of the note. As of December 31, 2017, the note balance is $223,422 with a carrying value of $84,569, net of unamortized discounts of $138,853.

On September 1, 2017, an investor purchased a $34,889 portion of a collateralized secured convertible promissory issued on January 19, 2015, that had a remaining face value of $14,712 and accrued interest of $20,177. The purchased note is convertible into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest closing bid prices for 20 days prior to conversion. The note also bears an interest rate of 10% per annum. During the nine months ended December 31, 2017, the investor converted $34,889 of the note in exchange for 26,431,060 shares of common stock As of December 31, 2017, the outstanding principal amount of the purchased note was $-0-.

On October 12, 2017 (the “Issue Date”), the Company issued a convertible promissory note, with a face value of $40,111 maturing October 12, 2018, and stated interest of 12% to a third-party investor. The note is convertible at any time following ninety (90) days after the Issue Date of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices for the 20 days prior to conversion. The embedded conversion feature included in the note resulted in an initial debt discount of $40,111, an initial derivative expense of $35,941 and an initial derivative liability of $76,052. . For the nine months ended December 31, 2017, amortization of the debt discounts of $8,914 was charged to interest expense. As of December 31, 2017, the note balance of this note is $40,111 with a carrying value of $8,914, net of unamortized discounts of $31,197.

F-47

On November 1, 2017, the Company issued a convertible promissory note, with a face value of $239,200 maturing November 1, 2018, and stated interest of 12% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices for the 20 days prior to conversion. The note was funded on November 1, 2017, when the Company received proceeds of $200,000, after OID of $31,200, and disbursements for the lender’s transaction costs, fees and expenses of $8,000, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $208,000, an initial derivative expense of $233,718 and an initial derivative liability of $441,718. For the nine months ended December 31, 2017, amortization of the debt discounts of $41,200 was charged to interest expense. The note also requires 240 daily payments of $997 per day via ACH, no payments have been made and the Company is in default of the note. As of December 31, 2017, the note balance is $239,200 with a carrying value of $33,200, net of unamortized discounts of $206,000.

On November 9, 2017, the Company issued a convertible promissory note, with a face value of $120,750, maturing on May 1, 2018, (the “Maturity Date”) and stated interest of 10% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices quoted for the 20 days prior to conversion. The note was funded on November 10, 2017, when the Company received proceeds of $100,000, after OID of $15,750, and disbursements for the lender’s transaction costs, fees and expenses of $5,000, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $105,000, an initial derivative expense of $41,897 and an initial derivative liability of $146,897. For the nine months ended December 31, 2017, amortization of the debt discounts of $18,164 was charged to interest expense. The note also requires daily payments of $503 until the note is paid in full, no payments have been made and the Company is in default of the note. As of December 31, 2017, the note balance is

$120,750 with a carrying value of $13,164, net of unamortized discounts of $107,586.

On December 26, 2017, the Company issued a convertible promissory note, with a face value of $120,750 and stated interest of 12% to a third-party investor. The note is convertible at any time following the funding of the note into a variable number of the Company's common stock, based on a conversion ratio of 60% of the average of the three lowest trading prices for the 20 days prior to conversion. The note was funded on December 27, 2017, when the Company received proceeds of $100,000, after OID of $15,750, and disbursements for the lender’s transaction costs, fees and expenses of $5,000, which were recorded as discounts against the debt to be amortized into interest expense through maturity. The embedded conversion feature included in the note resulted in an initial debt discount of $105,000, an initial derivative expense of $93,767 and an initial derivative liability of $198,767. For the nine months ended December 31, 2017, amortization of the debt discounts of $1,746 was charged to interest expense. The note also requires 240 daily payments of $503 per day via ACH, no payments have been made and the Company is in default of the note. As of December 31, 2017, the note balance is $120,750, with a carrying value of a debit balance of $3,254, net of unamortized discounts of $124,004.

A summary of the convertible notes payable balance as of December 31, 2017, and March 31, 2017 is as follows:

	December 31,	March 31,
	2017	2017
Principal balance	$1,993,753	$1,311,163
Unamortized discounts	(1,195,956)	(39,436)
Ending balance, net	$797,797	$1,271,727

The following is a roll-forward of the Company’s convertible notes and related discounts for the year ended March 31, 2017, and the nine months ended December 31, 2017:

	Principal Balance	Debt Discounts	Total
Balances April 1, 2016	$1,385,974	$(531,578)	$854,396
New issuances	62,362	(61,239)	1,123
Liquidated damages added to note	30,000	-	30,000
Conversions	(154,949)	-	(154,949)
Cash payments	(12,224)	-	(12,224)
Amortization	-	533,381	533,381
Balance at March 31, 2017	1,311,163	(39,436)	1,271,727
New issuances	2,378,873	(2,515,972)	(137,099)
Liquidated damages added to note	42,504	(42,144)	360
Conversions	(1,470,005)	-	(1,470,005)
Cash payments	(268,782)	-	(268,782)
Amortization	-	1,401,596	1,401,596
Balance at December 31, 2017	$1,993,753	$(1,195,956)	$797,797

F-48

NOTE 6 - Derivative liabilities

The Company determined that the conversion features of the convertible notes represented embedded derivatives since the Notes are convertible into a variable number of shares upon conversion. Accordingly, the notes are not considered to be conventional debt under EITF 00-19 and the embedded conversion feature is bifurcated from the debt host and accounted for as a derivative liability. Accordingly, the fair value of these derivative instruments is recorded as liabilities on the balance sheet with the corresponding amount recorded as a discount to each Note, with any excess of the fair value of the derivative component over the face amount of the note recorded as an expense on the issue date. Such discounts are amortized from the date of issuance to the maturity dates of the Notes. The change in the fair value of the derivative liabilities are recorded in other income or expenses in the condensed statements of operations at the end of each period, with the offset to the derivative liabilities on the balance sheet. See Note 5.

The Company valued the derivative liabilities at December 31, 2017, and March 31, 2017, at $5,331,567 and $1,645,015, respectively. The Company used the Monte Carlo simulation valuation model with the following assumptions as of December 31, 2017, risk-free interest rates from 1.06% to 1.28% and volatility of 140% to 260%, and the following assumptions for the year ended March 31, 2017; risk-free interest rates from .76% and volatility of 225%.

A summary of the activity related to derivative liabilities for the nine months ended on December 31, 2017, and the year ended on March 31, 2017, is as follows:

	December 31,	March 31,
	2017	2017
Beginning Balance	$1,654,015	$1,955,721
Initial Derivative Liability	8,472,521	95,553
Reclassification for note conversions	(7,200,168)	(289,603)
Fair Value Change	2,405,199	(107,656)
Ending Balance	$5,331,567	$1,654,015

Derivative liability expense of $8,603,969 for the nine months ended December 31, 2017, consisted of the initial derivative expense of $6,198,770 and the above fair value change of $2,405,199. A credit for derivative liability expense of $67,603 for the year ended March 31, 2017, consisted of the initial derivative expense of

$40,053 and the above fair value change of $107,656.

NOTE 7 - Stockholders' Deficit Preferred Stock

10,000,000 shares of preferred stock, $0.0001 par value have been authorized. Series A Convertible Preferred Stock.

5,000,000 shares of preferred stock are designated as Series A Convertible Preferred Stock (“Series A Preferred Stock”). Each share of Series A Convertible Preferred Stock is convertible at the election of the holder into 0.004 shares of common stock, subject to a 4.9% beneficial ownership limitation, but has no voting rights until converted into common stock. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the outstanding shares of Series A Convertible Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus funds or earnings, and before any payment is made in respect of the shares of Common Stock, an amount equal to $2.50 per share of Series A Convertible Preferred Stock, subject to adjustment for stock dividends, combinations, splits, recapitalizations and the like with respect to the Series A Convertible Preferred Stock, plus any and all accrued but unpaid dividends. The holders of Series A Convertible Preferred Stock are entitled to dividends when declared by the board of directors. As of December 31, 2017, and March 31, 2017, there are no shares of Series A Preferred Stock outstanding.

On June 15, 2015, pursuant to the Settlement Agreement with Global (see Note 4), Global returned 2,377,500 shares of Series A Convertible Preferred Stock to the Company and the Company issued 856 shares of common stock to Global.

On July 20, 2015, the Company entered into a Settlement Agreement (the "Micro-Tech Settlement Agreement") with Micro-Tech Industries, Ltd., lender and preferred shareholder of the Company ("Micro-Tech"). Micro-Tech owns 839,500 shares of the Company's shares of Series A Convertible Preferred Stock. Pursuant to the Micro-Tech Settlement Agreement, Micro-Tech agreed to immediately return the 839,500 shares of Series A Preferred Stock to the Company for cancellation and the Company agreed to issue 319 shares of common stock to Micro-Tech.

Also, on July 20, 2015, the Company entered into a Settlement Agreement (the "Whonon Settlement Agreement") with Whonon Trading S. A., lender and preferred shareholder of the Company ("Whonon"). Whonon owns 1,783,000 shares of the Company's shares of Series A Convertible Preferred Stock. Pursuant to the Whonon Settlement Agreement, Whonon agreed to immediately return the 1,783,000 shares of Series A Preferred Stock to the Company for cancellation and the Company agreed to issue 678 shares of common stock to Whonon. As of December 31, 2017, Micro-Tech and Whonon have not yet tendered their preferred stock certificates for cancellation and the Company has not issued the shares of common stock. As of December 31, 2017, and March 31, 2017, the Company has included 997 shares as common stock to be issued.

F-49

Series B Preferred Stock

350,000 shares of preferred stock are designated as Series B Preferred Stock. Each share of Series B Preferred Stock is convertible at the election of the holder into .004 shares of common stock, subject to a 4.9% beneficial ownership limitation. Series B Preferred Stock has no voting rights until converted into common stock. The holders of the Series B Preferred Stock do not have any rights to dividends or any liquidation preferences. As of December 31, 2017, and March 31, 2017, there are 264,503 shares of Series B Preferred Stock outstanding.

On June 2, 2015, the Company entered into an Asset Purchase Agreement with Dependable Critical Infrastructure, Inc., f/k/a DTREDS Consolidated Inc., a Delaware corporation ("DCI"), and Viking Telecom Services, LLC, a Minnesota limited liability company ("Viking"). Pursuant to the Agreement, the parties agreed that the Company would purchase assets of DCI relating to Viking which DCI had acquired from Viking (general intangibles, including contract rights, office furniture totaling $7,392, IBM server, 2011 Chevrolet Silverado 2500 Diesel truck for $35,608, and accounts receivable after January 1, 2015 totaling $0), in consideration of the Company (1) assuming limited liabilities associated with Viking (loan payment for Chevrolet truck with a principal balance of $36,202, loan payment to Joshua Claybaugh of $5,000 per month for 11 months totaling $55,000), (2) issuing the owners of DCI a total of 2,489 shares of Company common stock valued at $740,000, and (3) paying DCI $200,000, which was paid on June 19, 2015, and an initial deposit of $59,204. Since the Company’s CEO owned approximately 30% of DCI, the Company recorded a loss on the acquisition of $1,044,817 for the year ended March 31, 2016. On July 9, 2015, the Company issued a total of 1,208 and reserved 224 shares of common stock and 264,503 shares of Series B Preferred Stock to the owners of DCI. The shares of Series B Preferred Stock are convertible into 1,048 shares of common stock (ignoring the 4.9% conversion limitation in the Series B designation of rights). The 224 shares reserved for issuance are included in common stock to be issued as of December 31, 2017, and March 31, 2017.

Series C Preferred Stock

1,000,000 shares of preferred stock are designated as Series C Preferred Stock. Each share of Series C Preferred stock is convertible at the election of the holder into 100 shares of common stock. On October 23, 2015, (the “Amendment Date”), the Company amended the terms and conditions of the Series C Preferred stock, whereby each share of Series C Preferred stock entitles the holder thereof to 10,000 votes on all matters submitted to a vote of the stockholders of the Company. The Company determined that on the Amendment Date, the amended voting rights of the preferred stock resulted in a change of control of the Company. The holders of the Series C Preferred stock do not have any rights to dividends or any liquidation preferences. During the year ended March 31, 2016, the Company's CEO and another shareholder returned a total of 12,791 shares of common stock to the Company for cancellation in exchange for the issuance of 319,768 shares of Series C Preferred Stock. As of December 31, 2017, and March 31, 2017, there are 319,768 shares of Series C preferred stock outstanding, of which 223,768 shares are owned by our Chairman and CEO, Dr. Thomas Cellucci. As collateral security on certain obligations of the Company, Dr. Cellucci pledged 111,884 of his shares of Series C Preferred Stock to the holder of certain convertible promissory notes (see Note 6).

Common stock

On May 31, 2016, the registrant filed Articles of Amendment to increase the number of shares of common stock the corporation is authorized to issue to 10,000,000,000.

On June 17, 2016, the Financial Industry Regulatory Authority ("FINRA") announced the registrant's 1: 2,500 reverse stock split of the registrant's common stock. The reverse stock split took effect on June 20, 2016. Share information included in the financial statements and notes thereto have been retroactively adjusted for the stock split as if such stock split occurred on the first day of the first period presented. Certain amounts in the notes to the financial statements may be slightly different than previously reported due to rounding of fractional shares as a result of the reverse stock split.

During the year ended March 31, 2017, the Company issued 2,042,701,037 shares of common stock for conversion of $154,949 of principal and $47,537 of accrued interest, for a total of $202,486.

On August 1, 2016, the Company entered into a consulting agreement with YKTG, LLC ("YKTG"), pursuant to which YKTG would, in consideration of the issuance of 10,000,000 shares of Company common stock, assist in the selection and management of subcontractors for new and forthcoming POs from major telecom carries (Verizon, Sprint, AT&T, etc.), offer PMO skills, systems, tools, and advice to the Company and the Company's strategic alliance partners, provide sales personnel and management to assist the Company with obtaining additional telecom purchase orders, provide sales leads for government telecom applications, assist the Company to drive sales for its existing indefinite delivery/indefinite quantity ("IDIQ") contracts, and assist the Company in updating its five-year strategic business plan. On August 3, 2016, the Company issued the 10,000,000 shares to YKTG. The Company valued the shares at $0.0071 per share (the market price on the date of the consulting agreement), and recorded stock compensation expense of $71,000 for the year ended March 31, 2017.

F-50

During the nine months ended December 31, 2017, the Company issued 5,986,966,629 shares of common stock for conversion of $1,470,005 of principal and $181,186 of accrued interest, for a total of $1,651,191.

As of December 31, 2017, there were 8,040,670,036 shares of common stock issued and outstanding and 1,221 shares of common stock to be issued.

Stock Options

On July 23, 2015 (the “Grant Date”), the Company granted non-qualified stock options to two of its directors as compensation for their services. The directors are entitled to purchase a total of thirty (30) shares each of restricted common stock for a price equal to $250.00 per share (Exercise Price), exercisable over a ten-year period thereafter. The options vested in 12 months. As to the total number of Shares with respect to which the Option is granted, the Option shall be exercisable as follows: (i) 25% of the Option in the aggregate may be exercised upon the mutual execution of this Agreement (ii) 50% of the Option in the aggregate may be exercised on or after the four-month anniversary of the Grant Date; (iii) 75% of the Option in the aggregate may be exercised on or after the eight month anniversary of the Grant Date; and (iv) 100% of the Option in the aggregate may be exercised on or after the twelve month anniversary of the Grant Date (the twelve month period commencing on the Grant Date and ending on the twelve month anniversary of the Grant Date being referred to as the "Vesting Period"). As of December 31, 2017, none of the options have been exercised. The total fair value of these options at the date of grant was estimated to be $15,750 and was determined using the Black-Scholes option pricing model with an expected life of 10 years, a risk-free interest rate of 2.28%, a dividend yield of 0% and expected volatility of 230.55%. For the nine months ended December 31, 2017, and 2016, the Company has included $-0- and $3,936, respectively, as stock-based compensation expense based on the periods when options vested.

On August 26, 2015 (the “Grant Date”), the Company granted non-qualified stock options to a member of its board of directors as compensation for his services. The director is entitled to purchase a total of thirty (30) shares of restricted common stock for a price equal to $250.00 per share (Exercise Price), exercisable over a ten-year period thereafter. The option shall be vested during the 12-month period. As to the total number of Shares with respect to which the Option is granted, the Option shall be exercisable as follows: (i) 25% of the Option in the aggregate may be exercised upon the mutual execution of this Agreement (ii) 50% of the Option in the aggregate may be exercised on or after the four-month anniversary of the Grant Date; (iii) 75% of the Option in the aggregate may be exercised on or after the eight month anniversary of the Grant Date; and (iv) 100% of the Option in the aggregate may be exercised on or after the twelve month anniversary of the Grant Date (the twelve month period commencing on the Grant Date and ending on the twelve month anniversary of the Grant Date being referred to as the "Vesting Period"). As of December 31, 2017, none of the options have been exercised. The total fair value of these options at the date of grant was estimated to be $5,775 and was determined using the Black-Scholes option pricing model with an expected life of 10 years, a risk-free interest rate of 2.18%, a dividend yield of 0% and expected volatility of 230.25%. For the nine months ended December 31, 2017, and 2016, the Company has included $-0- and $1,444, respectively, as stock- based compensation expense. For the year ending March 31, 2017, the Company has recorded $1,444 as stock-based compensation expense.

The following table summarizes activities related to stock options of the Company for the year ended March 31, 207, and the nine months ended December 31, 2017:

		Weighted-
		Average	Weighted-
		Exercise	Average
	Number of	Price per	Remaining
	Options	Share	Life (Years)
Outstanding at March 31, 2016	102	$1,103	8.94
Exercisable at March 31, 2016	80	$1,338	-
Outstanding at March 31, 2017	102	$1,103	7.94
Outstanding and exercisable at December 31, 2017	102	$1,103	7.19

F-51

The following table summarizes stock option information as of December 31, 2017:

Exercise Prices	Outstanding	Weighted Average Contractual Life	Exercisable

$7,500	12	4.13 Years	12

$250	90	7.60 Years	90
Total	102	7.19 Years	102

Warrants

On March 27, 2015, the Company granted a non-qualified cashless stock warrant to its officer as compensation for his services. The officer is entitled to purchase a total of one thousand two hundred (1,200) shares of restricted common stock for a price equal to $750 per share (Exercise Price), exercisable over a five year period thereafter. The total fair value of these options at the date of grant was estimated to be $813,827 and was determined using the Black-Scholes option pricing model with an expected life of 5 years, a risk-free interest rate of 1.42%, a dividend yield of 0% and expected volatility of 207.12%. As of December 31, 2017, the warrants to purchase 1,200 shares of common stock are outstanding and exercisable.

On August 17, 2015, the Company issued 2,063 warrants in conjunctions with a convertible note issued by the Company with an estimated value of $412,698. The warrants have an exercise price of $270, subject to adjustment, and expire on August 17, 2020. As of December 31, 2017, the warrants to purchase 2,063 shares of common stock are outstanding and exercisable.

For the nine months ended December 31, 2017, the Company did not grant any warrants, and there were no exercises of any existing warrants. The following table summarizes the activity related to warrants of the Company for the year ended March 31, 2017, and the nine months ended December 31, 2017:

		Weighted-
		Average	Weighted-
		Exercise	Average
	Number of	Price per	Remaining
	Warrants	Share	Life (Years)
Outstanding and exercisable at March 31, 2016	3,263	$447	4.24
Outstanding and exercisable at March 31, 2017	3,263	$447	3.24
Outstanding and exercisable at December 31, 2017	3,263	$447	2.24

NOTE 8 - Commitments and Contingencies Legal Matters

The Company is not a party to any significant pending legal proceedings other than as disclosed below, and no other such proceedings are known to be contemplated. No director, officer or affiliate of the Company, and no owner of record or beneficial owner of more than 5.0% of the securities of the Company, or any associate of any such director, officer or security holder is a party adverse to the Company or has a material interest adverse to the Company in reference to pending litigation.

On January 27, 2016, one of the Company’s creditors, JSJ Investments Inc. (“JSJ”), sent a demand for payment of amounts allegedly owed by the Company to JSJ pursuant to a convertible note dated January 19, 2015, in the original principal amount of $100,000, and threatening potential legal action against the Company. JSJ subsequently continued to convert the note into shares of common stock, and on or about September 5, 2017, JSJ assigned its interest in the note to Carebourn Partners, LLC, and the Company and JSJ mutually released each other from all claims.

On September 6, 2016, TCA commenced an action against the Company and the Company’s CEO, Dr. Cellucci, as “validity guarantor,” filed in the Circuit Court of the 17th Judicial Circuit in and for Broward County, Florida, for amounts owed to TCA by the Company under their revolving credit agreement with the Company. On April 21, 2017, the Company, Dr. Cellucci and TCA executed a settlement agreement (the “Settlement Agreement”). Pursuant to the Settlement Agreement, the Company agreed to pay $2,500 by April 30, 2017, $2,500 by May 31, 2017 and $405,357 on or before June 16, 2017. The Company fully complied with its obligations under the settlement agreement, paying TCA all amounts owed thereunder within the times required, and the case has now been dismissed.

On or about December 7, 2016, Bears Global Construction Holdings LLC (“Bears”) commenced an action against the Company in the County Court at Law No. 1 for Travis County, Texas, the Company denied liability and filed a counterclaim and motion to dismiss, and the parties entered into a settlement agreement on or about February 23, 2017, whereby they each released the other party from all claims. The case was subsequently dismissed.

F-52

Other

On July 10, 2017, the Company filed an Affidavit of Claim in the amount of $552,444 with The Hanover Insurance Company as surety for YKTG, related to YKTG’s alleged breaches of contract and failure to cure.

On June 6, 2017, the Company entered into an exclusive one year Strategic Alliance Agreement with HelpComm, a telecom construction services corporation located in Manassas, Virginia, pursuant to which (i) the Company will provide at least $200,000 in business expansion funding to HelpComm within ten (10) business days of execution of the agreement, and 40% of profits from services performed by HelpComm pursuant to receipt of the expansion funding from the Company will be allotted to the Company, (ii) the Company will provide HelpComm up to an additional $100,000 of expansion funding per fiscal quarter, (ii) HelpComm will provide job-related purchase orders to the Company for administration, accounting and fund distribution, (iii) the Company will provide project management and sales services to HelpComm, and (iv) the parties will support each other’s marketing and promotional efforts. The Company remitted the $200,000 to HelpComm on June 26, 2017 and has recorded $200,000 as intangible assets on the balance sheet included herein. For the nine months ended December 31, 2017, the Company has recorded $113,973 of amortization regarding the exclusive rights of the agreement. On September 20, 2017, the Company entered into a Letter of Intent to acquire HelpComm, and on January 12, 2018, with an effective date of January 1, 2018, the Company acquired HelpComm (see Note 9).

On August 1, 2017, Dr. Cellucci, as collateral security, pledged 111,884 shares of his Series C Preferred Stock to the convertible promissory notes issued to Carebourn on the following dates and amounts; February 8, 2016 $80,000, March 24, 2016, $19,000, June 3, 2016, $42,350, May 3, 2017, $124,775, June 9, 2017, $165,025 and June 23, 2017, $262,775. This pledge replaces the pledge dated March 23, 2016.

On August 2, 2017, the Company entered into a Strategic Alliance Agreement, dated August 3, 2017, with ProActive IT (“ProActive”), an Illinois corporation that provides information technology products and services, designating ProActive as the Company’s sales agent for government departments/agencies/units and privately owned and publicly traded companies within the State of Illinois, and providing for the cross-promotion of the parties’ products and services. As of December 31, 2017, the Company has not recognized any revenue or expenses related to this agreement.

On August 10, 2017, the Company entered into a Strategic Alliance Agreement, dated August 10, 2017, with CrucialTrak Inc. (“CrucialTrak”), a Texas corporation engaged in providing identification technology that delivers improved security with effective use of servers and workstations for the purpose of identifying those entering a building, office or other secured space. The Strategic Alliance Agreement designates the Company as the project-based business partnership channel for government departments, agencies and units for the purpose of promoting CrucialTrak’s relevant products and service solutions delivered through CrucialTrak’s designated distribution affiliate(s) or channel(s). As of December 31, 2017, the Company has not recognized any revenue or expenses related to this agreement.

On August 25, 2017, the Company entered into a Strategic Alliance Agreement, dated August 24, 2017, with AmbiCom Holdings Inc. (“AMBICOM”), a Nevada corporation engaged in acquiring and investing in technology, designating the Company as AMBICOM’s non-exclusive sales lead finder and project-based business partnership channel for governmental and non-governmental departments, agencies and units, for the purpose of promoting AMBICOM’S technologies, and pursuant to which AMBICOM will cross-promote the Company’s products and services, the Company will investigate and propose new joint investment opportunities for AMBICOM and the Company, and the Company will be paid sales commissions for clients introduced to AMBICOM by the Company. As of December 31, 2017, the Company has not recognized any revenue or expenses related to this agreement.

On September 5, 2017, the Company entered into a Strategic Alliance Agreement with DarkPulse Technology Holdings, Inc. (“DarkPulse”), a New York corporation engaged in manufacturing hardware and software based on its BOTDA (Brillouin Optical Time Domain Analysis) technology, designating the Company as DarkPulse’s project-based partnership channel for government and non-governmental departments, agencies and units, for the purpose of promoting DarkPulse’s products, and pursuant to which DarkPulse will cross-promote the Company’s products and services, and the Company will be paid sales commissions for clients introduces to DarkPulse by the Company. As of December 31, 2017, the Company has not recognized any revenue or expenses related to this agreement.

F-53

On October 10, 2017, the Company entered into a Letter of Intent (the “LOI”) with CrucialTrak to form a joint venture entity, subject to the execution of definitive agreement(s) formalizing the joint venture, and pursuant to which the parties will use their reasonable best efforts to negotiate in good faith the definitive agreement(s), which among other standard terms and conditions, shall contain the following provisions: (1) the joint venture will be owned 65% by CrucialTrak and 35% by the Company, (2) the Company will provide the joint venture a line of credit for up to $5,000,000, repayable with annual interest not exceeding 8%, for the period of 18 months beginning November 1, 2017, and on terms mutually agreeable to the joint venture and the Company, and (3) the joint venture will have a first right of refusal on access to all formally reported projects and the right to distribute CrucialTrak’s products in the government, military and critical infrastructure/key resources market segments. As of December 31, 2017, the Company has not recognized any revenue or expenses related to this agreement.

On October 19, 2017, the Company entered into an Addendum (the “Addendum”) to the Strategic Alliance Agreement with DarkPulse, pursuant to which Addendum the Company shall receive 20% of project revenue for DarkPulse’s “Five Deployments Eurasian Mining Project,” and 10% of project revenue for two additional DarkPulse agency agreements more specifically described in the Addendum. As of December 31, 2017, the Company has not recognized any revenue or expenses related to this agreement.

On October 25, 2017, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Johnny Bolton (the “Seller”), the owner of HelpComm, a telecom construction services corporation located in Manassas, Virginia, to purchase HelpComm from the Sellers in exchange for $25,000 of cash and 100,000 shares of Series D Convertible Preferred Stock (the “Acquisition”). Each share of Series D Convertible Preferred Stock is convertible into a number of shares of Company common stock equal to $24.00 divided by the volume-weighted average price of the common stock as reported on OTCMarkets.com on the trading day immediately preceding conversion. On January 12, 2018, the Company and the Seller, entered into an Amended and Restated Stock Purchase Agreement (the “Amended Agreement”), amending the Stock Purchase Agreement to (i) add Johnathan Bolton (“Jonathan”) as a seller (the seller and Jonathan are referred to as the “Sellers”) of HelpComm, (ii) add an option to purchase pursuant to which the Corporation shall have the right to purchase 8760, LLC, a Virginia limited liability company (“8760, LLC”), for $100.00 at any time in the Corporation’s discretion, (iii) update certain exhibits and schedules to the Stock Purchase Agreement, and (iv) make the effective date of the Acquisition January 1, 2018.

On October 25, 2017, the Company entered into a Strategic Market Alliance Agreement with NeQter Labs (“NeQter”), a New York corporation engaged in building solutions for NIST compliance needs and appliances that are designed to improve security via monitoring login access and other control services, designating the Company as NeQter’s sales agent for government departments, agencies and units and public and private small to medium-sized businesses for the purpose of promoting NeQter’s products, and pursuant to which NeQter will cross-promote the Company’s products and services, and the Company will receive a 15% discount off the purchase price of NeQter products for resale to Bravatek’s customers. As of December 31, 2017, the Company has not recognized any revenue or expenses related to this agreement.

On November 1, 2017, the Company entered into a Strategic Alliance Agreement with IDdriven, Inc. (“IDdriven”), a Nevada corporation engaged in the business of providing identity and access management software to increase data security, designating the Company as IDdriven’s project-based business partnership channel for governmental and non-governmental departments, agencies and units, for the purpose of promoting IDdriven’s products, and pursuant to which IDdriven will cross-promote the Company’s products and services, and the Company will be paid sales commissions in the range of 15%-20% of project revenue for clients introduced to IDdriven by the Company. As of December 31, 2017, the Company has not recognized any revenue or expenses related to this agreement.

On December 13, 2017, the Company entered into a Strategic Alliance Agreement with Cobweb Security Ltd (“Cobweb Security”), an Israeli corporation engaged in providing website security for small and medium businesses as well as for hosting companies, designating the Company as Cobweb Security’s project-based business partnership channel for small and medium businesses and hosting companies for the purpose of promoting Cobweb Security’s products and services, and pursuant to which Cobweb Security will cross-promote the Company’s products and services, and the Company will be paid sales commissions in the range of 15%-20% of project revenue for clients introduced by the Company and registered with Cobweb Security via its system, and delivered through the Company or a Cobweb Security-designated distribution affiliate or sales channel. As of December 31, 2017, the Company has not recognized any revenue or expenses related to this agreement.

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On December 13, 2017, the Company entered into a Strategic Alliance Agreement with QBRICS, Inc. (“QBRICS"), a corporation organized under the laws of Delaware engaged in providing customized private blockchain platforms and solutions for governmental and non-governmental departments / agencies / units for the purpose of promoting QBRICS’s relevant capabilities, products and/or service solutions, and pursuant to which QBRICS will cross-promote the Company’s products and services, and the Company will be paid sales commissions in the range of 10%-20% of project revenue for clients introduced by the Company, registered with QBRICS, and delivered through the Company or a QBRICS-designated distribution affiliate or sales channel. As of December 31, 2017, the Company has not recognized any revenue or expenses related to this agreement.

Effective December 21, 2017, the Company entered into a Joint Venture Agreement (the “Agreement”) with DarkPulse, pursuant to which (1) the parties will form a joint venture limited liability company in Delaware to develop, market and sell products and services based on Dark Pulse’s patented BOTDA dark-pulse technology (the “Technology”) to be owned 40% by the Company and 60% by Dark Pulse (the “JV”); (2) the Company shall fund $10,000 in initial capital to the JV; and (3) and the JV shall have an irrevocable royalty-free non-exclusive license to use the Technology in the North America, Asia and European government, military and CI/KR (Critical Infrastructure / Key Resources) market segments. While DarkPulse has a controlling financial interest in the JV, the Company and DarkPulse jointly manage the JV and any significant decisions and/or actions of the JV require the mutual consent of both parties. Therefore, the Company is accounting for its 40% ownership interest in the JV using the equity method of accounting. The JV is a related party to the Company. As of December 31, 2017, the JV owes the Company $10,000 which is included in accounts receivable, related parties on the balance sheet presented herein.

Effective December 21, 2017, the Company entered into a Joint Venture Agreement (the “Agreement”) with The Go Eco Group, a corporation organized under the laws of the State of Nevada (“LIBE”), pursuant to which (1) the parties will form a joint venture limited liability company in Delaware to develop, market and sell products, services and technology based on a web-enabled Light Guard System (the “System”), (2) the joint venture will be owned 35% by the Company and 65% by LIBE; (3) the Company shall fund $25,000 in initial capital to the joint venture; and (4) the joint venture shall have an irrevocable royalty-free non-exclusive license to use all of LIBE’s direct and/or licensed intellectual property necessary for the joint venture to develop and sell the System. Based on the lack of any developments in the joint venture and LIBE’s non-performance, the Company has recognized a loss of investment in the joint venture of $25,000 for the nine months ended December 31, 2017, which is included in Other expenses in the accompanying statement of operations. For the nine months ended December 31, 2017, the Company billed LIBE $30,000 which is included in Sales, related party on the financial statements. As of December 31, 2017, the Company recorded an allowance for doubtful accounts of $30,000 related to this account receivable. For the nine months ended December 31, 2017, the Company billed LIBE $30,000 which is included in Sales, related party on the financial statements. As of December 31, 2017, management recorded an allowance for doubtful accounts of $30,000. The Company has engaged a third party to pursue the collection of the $30,000.

Management and the Board of Directors believes it is owed monies in the following amounts, by the following firms, for breaches of executed agreements of the given party. None of the amounts below are included in the assets of the Company’s balance sheet. In April 2018, the Company engaged a third party to pursue collections of the following:

DTREDS, LLC	$1,376,167
YKTG LLC	$4,857,441
TOTAL	$6,233,608

NOTE 9 – Acquisition of HELPComm, Inc.

On October 25, 2017, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Johnny Bolton (“Johnny” or the “Seller”), the owner of HelpComm, a telecom construction services corporation located in Manassas, Virginia, to purchase HelpComm from the Seller in exchange for $25,000 of cash and 100,000 shares of Series D Convertible Preferred Stock (the “Acquisition”). Each share of Series D Convertible Preferred Stock is convertible into a number of shares of Company common stock equal to $24.00 divided by the volume-weighted average price of the common stock as reported on OTCMarkets.com on the trading day immediately preceding conversion.

On January 12, 2018, the Company and the Seller, entered into an Amended and Restated Stock Purchase Agreement (the “Amended Agreement”), amending the Stock Purchase Agreement to (i) add Johnathan Bolton (“Jonathan”) as a seller (the Johnny and Jonathan are referred to as the “Sellers”) of HelpComm, (ii) add an option to purchase pursuant to which the Corporation shall have the right to purchase 8760, LLC, a Virginia limited liability company (“8760, LLC”), for $100.00 at any time in the Corporation’s discretion, (iii) update certain exhibits and schedules to the Stock Purchase Agreement, and (iv) make the effective date of the Acquisition January 1, 2018.

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Pursuant to the Amended Agreement, the Company purchased from the Sellers all of the issued and outstanding shares of stock of HelpComm effective as of January 1, 2018, in consideration of the payment of $25,000 to the Sellers and the issuance of 100,000 shares of Series D Preferred Stock of the Company to the Sellers, and the Company acquired the option to purchase 8760, LLC for $100. The entity 8760, LLC owns the real property from which HelpComm operates its business, and is subject to loan agreements, guaranteed by the Small Business Administration, which prohibit (i) any express change of ownership of 8760, LLC, or (ii) any disposition of 8760, LLC assets, including any real property, prior to repayment of the loans.

Based on the fair value of the 100,000 shares of Series D Convertible Preferred Stock of $1,564,319, the 8760, LLC purchase option and the $25,000 cash, the total consideration of the Acquisition is valued at $1,589,319.

The total purchase price of $1,589,319 has been allocated on a preliminary basis to assets acquired and liabilities assumed in connection with the Acquisition based on preliminary estimated fair values as of the completion of the Acquisition. These allocations reflect various preliminary estimates that are currently available and are subject to change as the valuation is finalized.

The unaudited pro forma condensed consolidated balance sheet as of December 31, 2017, gives effect to the transaction as if the Acquisition had occurred on December 31, 2017, and the unaudited pro forma condensed consolidated statement of operation for the nine months ended December 31, 2017, gives effect to the transaction as if the Acquisition had occurred on April 1, 2017.

The unaudited pro forma condensed financial information includes adjustments which are preliminary and may be revised. There can be no assurances that such revisions (if any) will not result in material changes. The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of results that have occurred or that may occur in the future had the transaction been completed on the dates indicated, nor is it necessarily indicative of the future operating results or financial position of Bravatek after the Acquisition.

The unaudited pro forma condensed consolidated financial information should be read together with the Company’s historical financial statements and HelpComm’s historical information, filed on Current Report on Form 8-K/A on March 30, 2018.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee	$87.15
Transfer/Edgar Agent Fees	1,000.00
Accounting Fees and Expenses	2,500.00
Legal Fees	2,500.00
Total	$6,000.15

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

Item 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

Pursuant to Article 109 of the Colorado Business Corporation Act, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person’s conduct was in good faith and the person reasonably believed that its conduct, if acting in an official capacity with the Company, was in the Company’s best interest, or if not acting in an official capacity with the Company, was not opposed to the Company’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Our Articles of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Colorado law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

Item 15. RECENT SALES OF UNREGISTERED SECURITIES

On September 23, 2015, the Company issued 8,000,000 shares of common stock to JMJ Financial (“JMJ”) in partial satisfaction of its obligations under, and the holder's election to convert a $6,720 portion of, the Company's convertible promissory note issued to JMJ on January 9, 2015.

On September 24, 2015, the Company issued 10,389,610 shares of common stock to Adar Bays LLC (“Adar”) in partial satisfaction of its obligations under, and the holder's election to convert an $8,000 portion of, the Company's convertible promissory note issued to Adar on December 19, 2014.

On September 24, 2015, the Company issued 3,937,441 shares of common stock to LG Capital Funding, LLC (“LG”) in partial satisfaction of its obligations under, and the holder's election to convert a $3,693 portion of, the Company's convertible promissory note issued to LG on January 9, 2015.

On September 24, 2015, the Company issued 24,267,960 shares of common stock to Typenex Co-Investments, LLC ("Typenex") in partial satisfaction of its obligations under, the Company's convertible promissory note issued to Typenex on February 3, 2015.

On September 30, 2015, the Company issued 6,000,000 shares of common stock to JMJ in partial satisfaction of its obligations under, and the holder's election to convert a $2,520 portion of, the Company's convertible promissory note issued to JMJ on January 9, 2015.

43

On October 7, 2015, the Company issued 7,891,236 shares of common stock to LG in partial satisfaction of its obligations under, and the holder's election to convert a $3,700 portion of, the Company's convertible promissory note issued to LG on January 9, 2015.

On October 12, 2015, the Company issued 14,195,351 shares of common stock to Union Capital, LLC (“Union”) in partial satisfaction of its obligations under, and the holder's election to convert a $5,465 portion of, the Company's convertible promissory note issued to Union on December 19, 2014.

On October 15, 2015, the Company issued 5,091,279 shares of common stock to LG in partial satisfaction of its obligations under, and the holder's election to convert a $3,700 portion of, the Company's convertible promissory note issued to LG on January 9, 2015.

On October 20, 2015, the Company issued 14,800,000 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder's election to convert an $5,698 portion of, the Company's convertible promissory note issued to Adar on December 19, 2014.

On October 22, 2015, the Company issued 14,123,606 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $4,660 portion of, the Company's convertible promissory note issued to Union on December 19, 2014.

On October 29, 2015, the Company issued 13,350,000 shares of common stock to JMJ Financial ("JMJ") in partial satisfaction of its obligations under, and the holder's election to convert a $4,005 portion of, the Company's convertible promissory note issued to JMJ on January 9, 2015.

On October 29, 2015, the Company issued 15,510,008 shares of common stock to Carebourn Capital LP (“Carebourn”) in partial satisfaction of its obligations under, and the holder's election to convert a $5,891 portion of, the Company's replacement convertible promissory note issued to Carebourn on October 12, 2015.

On October 30, 2015, the Company issued 14,800,000 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder's election to convert a $5,698 portion of, the Company's convertible promissory note issued to Adar on December 19, 2014.

On November 3, 2015, the Company issued 14,799,273 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $3,700 portion of, the Company's convertible promissory note and a $370 portion of accrued interest issued to Union on December 19, 2014.

On November 5, 2015, the Company issued 32,764,505 shares of common stock to Typenex Co-Investments, LLC ("Typenex") in partial satisfaction of its obligations under, and the holder's election to convert a $9,600 portion of, the Company's convertible promissory note issued to Typenex on February 3, 2015.

On November 5, 2015, the Company issued 19,400,000 shares of common stock to JMJ in partial satisfaction of its obligations under, and the holder's election to convert a $4,656 portion of, the Company's convertible promissory note issued to JMJ on January 9, 2015.

On November 9, 2015, the Company issued 23,067,576 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $3,806 long-term portion of, the Company's convertible promissory note, which included $3,450 in principal and $356 in accrued interest, issued to Union on December 19, 2014.

On November 10, 2015, the Company issued 24,236,364 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder's election to convert a $2,666 long-term portion of, the Company's convertible promissory note issued to Adar on December 19, 2014.

On November 11, 2015, the Company issued 19,410,000 shares of common stock to JMJ in partial satisfaction of its obligations under, and the holder's election to convert a $2,329 long-term portion of, the Company's convertible promissory note issued to JMJ on January 9, 2015.

On November 12, 2015, the Company issued 19,066,748 shares of common stock to JSJ Investments ("JSJ") in partial satisfaction of its obligations under, and the holder's election to convert a $2,076 long-term portion of, the Company's replacement convertible promissory note issued to JSJ on January 19, 2015.

44

On November 12, 2015, the Company issued 19,066,748 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $5,720 long-term portion of, the Company's replacement convertible promissory note issued to Carebourn on October 12, 2015.

On November 13, 2015, the Company issued 19,405,000 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder's election to convert a $1,164 long-term portion of, the Company's convertible promissory note issued to Adar on December 19, 2014.

On November 18, 2015, the Company issued 58,527,636 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $3,219, long-term portion of, the Company's convertible promissory note, which included $2,910 in principal and $309 in accrued interest, issued to Union on December 19, 2014.

On November 23, 2015, the Company issued 5,861,455 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $3,224, long-term portion of, the Company's convertible promissory note, which included $2,910 in principal and $314 in accrued interest, issued to Union on December 19, 2014.

On November 27, 2015, the Company issued 8,369,055 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $4,603, long-term portion of, the Company's convertible promissory note, which included $4,150 in principal and $453 in accrued interest, issued to Union on December 19, 2014.

On December 9, 2015, the Company issued 10,119,055 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $5,565, long-term portion of, the Company's convertible promissory note, which included $5,000 in principal and $565 in accrued interest, issued to Union on December 19, 2014.

On December 10, 2015, the Company issued 10,122,036 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $5,567, long-term portion of, the Company's convertible promissory note, which included $5,000 in principal and $567 in accrued interest, issued to Union on December 19, 2014.

On December 14, 2015, the Company issued 10,134,000 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $5,574, long-term portion of, the Company's convertible promissory note, which included $5,000 in principal and $574 in accrued interest, issued to Union on December 19, 2014.

On December 16, 2015, the Company issued 13,181,964 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $7,250, long-term portion of, the Company's convertible promissory note, which included $6,500 in principal and $750 in accrued interest, issued to Union on December 19, 2014.

On December 17, 2015, the Company issued 10,650,104 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $4,100, long-term portion of, the Company's convertible promissory note, which included $3,675 in principal and $425 in accrued interest, issued to Union on December 19, 2014.

On December 23, 2015, the Company issued 13,547,848 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $4,471, long-term portion of, the Company's convertible promissory note, which included $4,000 in principal and $471 in accrued interest, issued to Union on December 19, 2014.

On December 28, 2015, the Company issued 14,246,182 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $2,351, long-term portion of, the Company's convertible promissory note, which included $2,100 in principal and $251 in accrued interest, issued to Union on December 19, 2014.

On December 29, 2015, the Company issued 14,250,364 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $2,351, long-term portion of, the Company's convertible promissory note, which included $2,100 in principal and $251 in accrued interest, issued to Union on December 19, 2014.

On December 30, 2015, the Company issued 26,472,727 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $4,368, long-term portion of, the Company's convertible promissory note, which included $3,900 in principal and $468 in accrued interest, issued to Union on December 19, 2014.

45

On January 5, 2016, the Company issued 18,181,818 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder's election to convert a $3,000 long-term portion of, the Company's convertible promissory note issued to Adar on December 19, 2014.

On January 6, 2016, the Company issued 20,303,030 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder's election to convert a $3,350 long-term portion of, the Company's convertible promissory note issued to Adar on December 19, 2014.

On January 11, 2016, the Company issued 30,000,000 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder's election to convert a $3,300 long-term portion of, the Company's convertible promissory note issued to Adar on December 19, 2014.

On January 20, 2016, the Company issued 40,000,000 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder's election to convert a $2,200 long-term portion of, the Company's convertible promissory note issued to Adar on December 19, 2014.

On February 3, 2016, the Company issued 53,970,315 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder's election to convert a $2,909 long-term portion of, the Company's convertible promissory note issued to Adar on December 19, 2014.

On January 5, 2016, the Company issued 17,369,793 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $3,439 long-term portion of, the Company's convertible promissory note issued to Carebourn on October 12, 2015.

On January 7, 2016, the Company issued 17,369,793 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $3,607 long-term portion of, the Company's convertible promissory note issued to Carebourn on October 12, 2015.

On January 14, 2016, the Company issued 33,557,677 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $3,352 long-term portion of, the Company's convertible promissory note issued to Carebourn on October 12, 2015.

On January 21, 2016, the Company issued 33,557,668 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $2,013 long-term portion of, the Company's convertible promissory note issued to Carebourn on October 12, 2015.

On January 7, 2016, the Company issued 22,650,000 shares of common stock to JMJ in partial satisfaction of its obligations under, and the holder's election to convert a $4,077 long-term portion of, the Company's convertible promissory note issued to JMJ on January 9, 2015.

On January 14, 2016, the Company issued 33,780,000 shares of common stock to JMJ in partial satisfaction of its obligations under, and the holder's election to convert a $2,027 long-term portion of, the Company's convertible promissory note issued to JMJ on January 9, 2015.

On January 21, 2016, the Company issued 39,200,000 shares of common stock to JMJ in partial satisfaction of its obligations under, and the holder's election to convert a $2,352 long-term portion of, the Company's convertible promissory note issued to JMJ on January 9, 2015.

On January 27, 2016, the Company issued 49,450,000 shares of common stock to JMJ in partial satisfaction of its obligations under, and the holder's election to convert a $2,967 long-term portion of, the Company's convertible promissory note issued to JMJ on January 9, 2015.

On February 1, 2016, the Company issued 51,930,000 shares of common stock to JMJ in partial satisfaction of its obligations under, and the holder's election to convert a $3,116 long-term portion of, the Company's convertible promissory note issued to JMJ on January 9, 2015.

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On February 4 2016, the Company issued 56,560,000 shares of common stock to JMJ in partial satisfaction of its obligations under, and the holder's election to convert a $3,394 long-term portion of, the Company's convertible promissory note issued to JMJ on January 9, 2015.

On January 7, 2016, the Company issued 22,253,577 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder's election to convert a $3,672 long-term portion of, the Company's replacement convertible promissory note issued to JSJ on January 19, 2015.

On January 20, 2016, the Company issued 33,557,677 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder's election to convert a $1,846 long-term portion of, the Company's replacement convertible promissory note issued to JSJ on January 19, 2015.

On January 23, 2016, the Company issued 33,557,677 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder's election to convert a $1,846 long-term portion of, the Company's replacement convertible promissory note issued to JSJ on January 19, 2015.

On January 25, 2016, the Company issued 41,035,989 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder's election to convert a $2,212 long-term portion of, the Company's replacement convertible promissory note issued to JSJ on January 19, 2015.

On January 29, 2016, the Company issued 41,035,989 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder's election to convert a $2,212 long-term portion of, the Company's replacement convertible promissory note issued to JSJ on January 19, 2015.

On February 3, 2016, the Company issued 41,035,989 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder's election to convert a $2,212 long-term portion of, the Company's replacement convertible promissory note issued to JSJ on January 19, 2015.

On January 6, 2016, the Company issued 17,545,174 shares of common stock to LG in partial satisfaction of its obligations under, and the holder's election to convert a $3,527 long-term portion of, the Company's convertible promissory note, which included $3,270 in principal and a $257 portion of accrued interest issued to LG on January 9, 2015.

On January 29, 2016, the Company issued 18,163,731 shares of common stock to LG in partial satisfaction of its obligations under, and the holder's election to convert a $1,217 long-term portion of, the Company's convertible promissory note, which included $1,125 in principal and a $92 portion of accrued interest issued to LG on January 9, 2015.

On January 4, 2016, the Company issued 23,792,424 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $3,926 long-term portion of, the Company's convertible promissory note, which included $3,500 in principal and $426 in accrued interest, issued to Union on December 19, 2014.

On January 5, 2016, the Company issued 26,519,333 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $4,376 long-term portion of, the Company's convertible promissory note, which included $3,900 in principal and $476 in accrued interest, issued to Union on December 19, 2014.

On January 6, 2016, the Company issued 26,527,152 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $4,377 long-term portion of, the Company's convertible promissory note, which included $3,900 in principal and $477 in accrued interest, issued to Union on December 19, 2014.

On January 7, 2016, the Company issued 26,534,909 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $4,378 long-term portion of, the Company's convertible promissory note, which included $3,900 in principal and $478 in accrued interest, issued to Union on December 19, 2014.

On January 11, 2016, the Company issued 47,512,273 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $5,226 long-term portion of, the Company's convertible promissory note, which included $4,650 in principal and $576 in accrued interest, issued to Union on December 19, 2014.

47

On February 17, 2016, the Company issued 66,790,353 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder's election to convert a $3,600 long-term portion of, the Company's convertible promissory note issued to Adar on December 19, 2014.

On February 23, 2016, the Company issued 70,964,750 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder's election to convert a $3,825 long-term portion of, the Company's convertible promissory note issued to Adar on December 19, 2014.

On February 29, 2016, the Company issued 74,211,503 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder's election to convert a $4,000 long-term portion of, the Company's convertible promissory note issued to Adar on December 19, 2014.

On March 3, 2016, the Company issued 85,343,228 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder's election to convert a $4,600 long-term portion of, the Company's convertible promissory note issued to Adar on December 19, 2014.

On March 8, 2016, the Company issued 92,764,378 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder's election to convert a $5,000 long-term portion of, the Company's convertible promissory note issued to Adar on December 19, 2014.

On June 29, 2016, the Company issued 75,091 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder's election to convert a $413 long-term portion of, the Company's convertible promissory note issued to Adar on December 19, 2014.

On July 12, 2016, the Company issued 158,673 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder's election to convert a $785 long-term portion of, the Company's convertible promissory note issued to Adar on December 19, 2014.

On August 4, 2016, the Company issued 688,979 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder's election to convert a $1,667 long-term portion of, the Company's convertible promissory note issued to Adar on December 19, 2014.

On February 25, 2016, the Company issued 64,987,665 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $3,867 long-term portion of, the Company's convertible promissory note issued to Carebourn on October 12, 2015.

On March 4, 2016, the Company issued 64,987,665 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $3,873 long-term portion of, the Company's convertible promissory note issued to Carebourn on October 12, 2015.

On March 18, 2016, the Company issued 64,987,665 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a 3,899 long-term portion of, the Company's convertible promissory note issued to Carebourn on October 12, 2015.

On March 28, 2016, the Company issued 108,146,419 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $6,489 long-term portion of, the Company's convertible promissory note issued to Carebourn on October 12, 2015.

On April 6, 2016, the Company issued 108,146,419 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a 6,489 long-term portion of, the Company's convertible promissory note issued to Carebourn on October 12, 2015.

On April 13, 2016, the Company issued 127,536,080 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $7,652 long-term portion of, the Company's convertible promissory note issued to Carebourn on October 12, 2015.

48

On July 11, 2016, the Company issued 99,443 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $609 long-term portion of, the Company's convertible promissory note issued to Carebourn on October 12, 2015.

On February 16, 2016, the Company issued 41,035,898 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder's election to convert a $2,212 long-term portion of, the Company's replacement convertible promissory note issued to JSJ on January 19, 2015, and $123 in accrued interest.

On February 23, 2016, the Company issued 41,035,898 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder's election to convert a $2,212 long-term portion of, the Company's replacement convertible promissory note issued to JSJ on January 19, 2015, and $525 in accrued interest.

On February 29, 2016, the Company issued 41,035,898 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder's election to convert a $2,212 long-term portion of, the Company's replacement convertible promissory note issued to JSJ on January 19, 2015, and $180 in accrued interest.

On March 7, 2016, the Company issued 84,224,268 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder's election to convert a $4,540 long-term portion of, the Company's replacement convertible promissory note issued to JSJ on January 19, 2015, and $152 in accrued interest.

On March 14, 2016, the Company issued 52,590,215 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder's election to convert a $4,540 long-term portion of, the Company's replacement convertible promissory note issued to JSJ on January 19, 2015, and $61 in accrued interest.

On June 23, 2016, the Company issued 54,759 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder's election to convert a $301 long-term portion of, the Company's replacement convertible promissory note issued to JSJ on January 19, 2015.

On June 29, 2016, the Company issued 73,748 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder's election to convert a $406 long-term portion of, the Company's replacement convertible promissory note issued to JSJ on January 19, 2015.

On July 7, 2016, the Company issued 95,764 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder's election to convert a $527 long-term portion of, the Company's replacement convertible promissory note issued to JSJ on January 19, 2015.

On July 12, 2016, the Company issued 125,729 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder's election to convert a $629 long-term portion of, the Company's replacement convertible promissory note issued to JSJ on January 19, 2015.

On August 2, 2016, the Company issued 186,557 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder's election to convert a $451 long-term portion of, the Company's replacement convertible promissory note issued to JSJ on January 19, 2015.

On March 1, 2016, the Company issued 43,539,402 shares of common stock to LG in partial satisfaction of its obligations under, and the holder's election to convert a $2,917 long-term portion of, the Company's convertible promissory note, which included $2,675 in principal and a $242 portion of accrued interest issued to LG on January 9, 2015.

On March 17, 2016, the Company issued 62,049,253 shares of common stock to LG in partial satisfaction of its obligations under, and the holder's election to convert a $4,157 long-term portion of, the Company's convertible promissory note, which included $3,800 in principal and a $357 portion of accrued interest issued to LG on January 9, 2015.

On March 29, 2016, the Company issued 52,377,612 shares of common stock to LG in partial satisfaction of its obligations under, and the holder's election to convert a $3,509 long-term portion of, the Company's convertible promissory note, which included $3,200 in principal and a $309 portion of accrued interest issued to LG on January 9, 2015.

49

On May 18, 2016, the Company issued 63,443,880 shares of common stock to LG in partial satisfaction of its obligations under, and the holder's election to convert a $4,251 long-term portion of, the Company's convertible promissory note back end note, which included $4,000 in principal and a $251 portion of accrued interest issued to LG on January 9, 2015.

On June 22, 2016, the Company issued 55,115 shares of common stock to LG in partial satisfaction of its obligations under, and the holder's election to convert a $1,846 long-term portion of, the Company's convertible promissory back end note, which included $1,725 in principal and a $121 portion of accrued interest issued to LG on January 9, 2015.

On July 6, 2016, the Company issued 97,630 shares of common stock to LG in partial satisfaction of its obligations under, and the holder's election to convert a $1,047 long-term portion of, the Company's convertible promissory back end note, which included $975 in principal and a $72 portion of accrued interest issued to LG on January 9, 2015.

On March 2, 2016, the Company issued 64,758,000 shares of common stock to More Capital LLC ("More Capital") in partial satisfaction of its obligations under, and the holder's election to convert a $3,885 long-term portion of, the Company's convertible promissory back end note, which included $3,885 in principal to More Capital on October 28, 2015.

On June 29, 2016, the Company issued 75,238 shares (adjusted for the Company’s reverse stock split) of common stock to Rock Capital, LLC ("Rock Capital") in partial satisfaction of its obligations under, and the holder's election to convert a $1,280 long-term portion of, the Company's convertible promissory note, which included $815 in principal and $465 in accrued interest, issued to Rock Capital on January 27, 2016.

On June 22, 2016, the Company issued 107,049 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $589 long-term portion of, the Company's convertible promissory note, which included $500 in principal and $89 in accrued interest, issued to Union on December 19, 2014.

On June 24, 2016, the Company issued 111,393 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $613 long-term portion of, the Company's convertible promissory note, which included $520 in principal and $93 in accrued interest, issued to Union on December 19, 2014.

On June 28, 2016, the Company issued 150,118 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $826 long-term portion of, the Company's convertible promissory note, which included $700 in principal and $126 in accrued interest, issued to Union on December 19, 2014.

On June 30, 2016, the Company issued 150,204 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $826 long-term portion of, the Company's convertible promissory note, which included $700 in principal and $126 in accrued interest, issued to Union on December 19, 2014.

On July 5, 2016, the Company issued 149,338 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $821 long-term portion of, the Company's convertible promissory note, which included $695 in principal and $126 in accrued interest, issued to Union on December 19, 2014.

On July 11, 2016, the Company issued 193,709 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $1,065 long-term portion of, the Company's convertible promissory note, which included $900 in principal and $165 in accrued interest, issued to Union on December 19, 2014.

On July 12, 2016, the Company issued 194,840 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $1,072 long-term portion of, the Company's convertible promissory note, which included $905 in principal and $167 in accrued interest, issued to Union on December 19, 2014.

On July 15, 2016, the Company issued 193,925 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $1,067 long-term portion of, the Company's convertible promissory note, which included $900 in principal and $167 in accrued interest, issued to Union on December 19, 2014.

On July 21, 2016, the Company issued 312,955 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $1,721 long-term portion of, the Company's convertible promissory note, which included $1,450 in principal and $271 in accrued interest, issued to Union on December 19, 2014.

50

On August 3, 2016, the Company issued 1,230,727 shares of common stock to Union in partial satisfaction of its obligations under, and the holder's election to convert a $2,978 long-term portion of, the Company's convertible promissory note, which included $2,500 in principal and $478 in accrued interest, issued to Union on December 19, 2014.

On June 22, 2016, the Company issued 54,733 shares of common stock to YP Holdings, LLC (“YP”) in partial satisfaction of its obligations under, and the holder's election to convert a $1,642 long-term portion of, the Company's convertible promissory notes accrued interest issued to YP on August 17, 2015.

On August 3, 2016, the Company issued 10,000,000 shares to YKTG, LLC in consideration of a consulting agreement with YKTG.

On July 22, 2016, the Company issued 155,812 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $771 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On August 15, 2016, the Company issued 779,763 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $1,501 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On August 18, 2016, the Company issued 831,834 shares of common stock to LG in partial satisfaction of its obligations under, and the holder’s election to convert a $1,235 portion of, the Company’s convertible note and $103 of accrued interest issued to LG on January 9, 2015.

On August 22, 2016, the Company issued 832,992 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder’s election to convert a $1,604 portion of, the Company’s convertible promissory note issued to Adar on December 19, 2014.

On August 24, 2016, the Company issued 817,972 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $1,718 portion of, the Company’s convertible promissory note issued to Carebourn on October 12, 2015.

On August 31, 2016, the Company issued 954,823 shares of common stock to LG in partial satisfaction of its obligations under, and the holder’s election to convert a $1,100 portion of, the Company’s convertible note and $115 of accrued interest issued to LG on January 9, 2015.

On August 31, 2016, the Company issued 779,763 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $643 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On September 1, 2016, the Company issued 1,892,291 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $1,300 portion of, the Company’s convertible note and $261 of accrued interest issued to Union on December 19, 2014.

On September 1, 2016, the Company issued 956,885 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder’s election to convert a $789 portion of, the Company’s convertible promissory note issued to Adar on December 19, 2014.

On September 2, 2016, the Company issued 1,907,370 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $1,310 portion of, the Company’s convertible note and $264 of accrued interest issued to Union on December 19, 2014.

On September 2, 2016, the Company issued 817,972 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $1,194 portion of, the Company’s convertible promissory note issued to Carebourn on October 12, 2015.

On September 6, 2016, the Company issued 2,501,018 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $1,800 portion of, the Company’s convertible note and $263 of accrued interest issued to Union on December 19, 2014.

51

On September 6, 2016, the Company issued 939,629 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $1,372 portion of, the Company’s convertible promissory note issued to Carebourn on October 12, 2015.

On September 6, 2016, the Company issued 958,232 shares of common stock to LG in partial satisfaction of its obligations under, and the holder’s election to convert a $1,100 portion of, the Company’s convertible note and $120 of accrued interest issued to LG on January 9, 2015.

On September 7, 2016, the Company issued 1,398,655 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder’s election to convert a $1,154 portion of, the Company’s convertible promissory note issued to Adar on December 19, 2014.

On September 8, 2016, the Company issued 2,979,117 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $2,000 portion of, the Company’s convertible note and $294 of accrued interest issued to Union on December 19, 2014.

On September 9, 2016, the Company issued 939,629 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $958 portion of, the Company’s convertible promissory note issued to Carebourn on October 12, 2015.

On September 13, 2016, the Company issued 1,581,854 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $783 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On September 13, 2016, the Company issued 1,610,909 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder’s election to convert a $797 portion of, the Company’s convertible promissory note issued to Adar on December 19, 2014

On September 15, 2016, the Company issued 1,727,831 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $795 portion of, the Company’s convertible promissory note issued to Carebourn on October 12, 2015.

On September 16, 2016, the Company issued 1,727,800 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $691 portion of, the Company’s convertible promissory note issued to Carebourn on October 12, 2015.

On September 20, 2016, the Company issued 2,929,564 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $700 portion of, the Company’s convertible note and $106 of accrued interest issued to Union on December 19, 2014.

On September 21, 2016, the Company issued 4,186,291 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $1,000 portion of, the Company’s convertible note and $151 of accrued interest issued to Union on December 19, 2014.

On September 21, 2016, the Company issued 1,727,820 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $587 portion of, the Company’s convertible promissory note issued to Carebourn on October 12, 2015.

On September 21, 2016, the Company issued 2,014,982 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $554 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On September 22, 2016, the Company issued 4,360,865 shares of common stock to LG in partial satisfaction of its obligations under, and the holder’s election to convert a $1,305 portion of, the Company’s convertible note and $156 of accrued interest issued to LG on January 9, 2015.

52

On September 27, 2016, the Company issued 4,398,805 shares of common stock to LG in partial satisfaction of its obligations under, and the holder’s election to convert a $1,050 portion of, the Company’s convertible note and $129 of accrued interest issued to LG on January 9, 2015.

On September 27, 2016, the Company issued 5,241,864 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $1,000 portion of, the Company’s convertible note and $8153 of accrued interest issued to Union on December 19, 2014.

On September 28, 2016, the Company issued 2,532,984 shares of common stock to YP in partial satisfaction of its obligations under, and the holder’s election to convert a $759 portion of, the Company’s convertible promissory notes accrued interest issued to YP on August 17, 2015.

On September 28, 2016, the Company issued 2,845,401 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $313 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On September 29, 2016, the Company issued 5,244,818 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $500 portion of, the Company’s convertible note and $77 of accrued interest issued to Union on December 19, 2014.

On October 6, 2016, the Company issued 7,748,955 shares of common stock to LG in partial satisfaction of its obligations under, and the holder’s election to convert a $1,380 portion of, the Company’s convertible note and $178 of accrued interest issued to LG on January 9, 2015.

On October 6, 2016, the Company issued 3,838,330 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $691 portion of, the Company’s convertible promissory note issued to Carebourn on October 12, 2015.

On October 6, 2016, the Company issued 3,916,000 shares of common stock to YP in partial satisfaction of its obligations under, and the holder’s election to convert a $704 portion of, the Company’s convertible promissory notes accrued interest issued to YP on August 17, 2015.

On October 10, 2016, the Company issued 3,838,330 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $422 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On October 13, 2016, the Company issued 3,838,300 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $614 portion of, the Company’s convertible promissory note issued to Carebourn on October 12, 2015.

On October 17, 2016, the Company issued 4,786,069 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $526 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On October 19, 2016, the Company issued 5,208,664 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $573 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On October 24, 2016, the Company issued 5,463,888 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $601 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On October 24, 2016, the Company issued 3,838,330 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $461 portion of, the Company’s convertible promissory note issued to Carebourn on October 12, 2015.

53

On October 27, 2016, the Company issued 5,919,697 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $651 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On October 28, 2016, the Company issued 12,056,852 shares of common stock to YP in partial satisfaction of its obligations under, and the holder’s election to convert a $723 portion of, the Company’s convertible promissory notes accrued interest issued to YP on August 17, 2015.

On November 1, 2016, the Company issued 6,209,761 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $673 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On November 2, 2016, the Company issued 3,838,330 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $307 portion of, the Company’s convertible promissory note issued to Carebourn on October 12, 2015.

On November 2, 2016, the Company issued 13,128,412 shares of common stock to LG in partial satisfaction of its obligations under, and the holder’s election to convert a $1,600 portion of, the Company’s convertible note and $159 of accrued interest issued to LG on January 9, 2015.

On November 4, 2016, the Company issued 7,292,905 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $170 portion of, the Company’s convertible promissory note and $413 of accrued interest, issued to Carebourn on October 12, 2015.

On November 4, 2016, the Company issued 7,292,904 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $790 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On November 7, 2016, the Company issued 14,868,595 shares of common stock to YP in partial satisfaction of its obligations under, and the holder’s election to convert a $1,784 portion of, the Company’s convertible promissory notes accrued interest issued to YP on August 17, 2015.

On November 8, 2016, the Company issued 7,292,900 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert $583 of accrued interest on the Company’s convertible promissory note issued to Carebourn on October 12, 2015.

On November 8, 2016, the Company issued 8,650,902 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $904 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On November 9, 2016, the Company issued 16,000,000 shares of common stock to YP in partial satisfaction of its obligations under, and the holder’s election to convert a $960 portion of, the Company’s convertible promissory notes accrued interest issued to YP on August 17, 2015.

On November 10, 2016, the Company issued 17,657,636 shares of common stock to YP in partial satisfaction of its obligations under, and the holder’s election to convert a $1,059 portion of, the Company’s convertible promissory notes accrued interest issued to YP on August 17, 2015.

On November 11, 2016, the Company issued 10,160,709 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $559 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

54

On November 11, 2016, the Company issued 13,152,014 shares of common stock to LG in partial satisfaction of its obligations under, and the holder’s election to convert a $1,600 portion of, the Company’s convertible note and $162 of accrued interest issued to LG on January 9, 2015.

On November 11, 2016, the Company issued 20,174,545 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $1,900 portion of, the Company’s convertible note and $319 of accrued interest issued to Union on December 19, 2014.

On November 15, 2016, the Company issued 20,736,121 shares of common stock to YP in partial satisfaction of its obligations under, and the holder’s election to convert a $1,244 portion of, the Company’s convertible promissory notes accrued interest issued to YP on August 17, 2015.

On November 17, 2016, the Company issued 22,751,321 shares of common stock to YP in partial satisfaction of its obligations under, and the holder’s election to convert a $1,365 portion of, the Company’s convertible promissory notes accrued interest issued to YP on August 17, 2015.

On November 17, 2016, the Company issued 13,075,585 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $719 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On November 18, 2016, the Company issued 7,292,903 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert $438 of accrued interest on the Company’s convertible promissory note issued to Carebourn on October 12, 2015.

On November 21, 2016, the Company issued 14,938,865 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $7822 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On November 23, 2016, the Company issued 15,240,000 shares of common stock to Rock Capital in partial satisfaction of its obligations under, and the holder’s election to convert $465 in accrued interest.

On November 29, 2016, the Company issued 16,686,940 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $918 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On November 30, 2016, the Company issued 30,000,000 shares of common stock to YP in partial satisfaction of its obligations under, and the holder’s election to convert a $1,800 portion of, the Company’s convertible promissory notes accrued interest issued to YP on August 17, 2015.

On December 1, 2016, the Company issued 19,366,174 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $1,065 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On December 1, 2016, the Company issued 19,700,000 shares of common stock to Rock Capital in partial satisfaction of its obligations under, and the holder’s election to convert a $1,182 portion of, the Company’s convertible promissory note, which included $728 in principal and $454 in accrued interest, issued to Rock Capital on October 26, 2015.

On December 5, 2016, the Company issued 19,700,000 shares of common stock to Rock Capital in partial satisfaction of its obligations under, and the holder’s election to convert a $1,182 portion of, the Company’s convertible promissory note, which included $1,005 in principal and $177 in accrued interest, issued to Rock Capital on October 26, 2015.

On December 5, 2016, the Company issued 20,315,117 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $1,117 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On December 5, 2016, the Company issued 35,184,477 shares of common stock to LG in partial satisfaction of its obligations under, and the holder’s election to convert a $2,130 portion of, the Company’s convertible note and $237 of accrued interest issued to LG on January 9, 2015.

55

On December 6, 2016, the Company issued 20,600,000 shares of common stock to Rock Capital in partial satisfaction of its obligations under, and the holder’s election to convert a $1,236 portion of, the Company’s convertible promissory note, which included $1,080 in principal and $156 in accrued interest, issued to Rock Capital on October 26, 2015.

On December 7, 2016, the Company issued 47,062,000 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $2,200 portion of, the Company’s convertible note and $388 of accrued interest issued to Union on December 19, 2014.

On December 8, 2016, the Company issued 24,711,158 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $1,359 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On December 8, 2016, the Company issued 47,075,091 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $2,200 portion of, the Company’s convertible note and $389 of accrued interest issued to Union on December 19, 2014.

On December 8, 2016, the Company issued 45,000,000 shares of common stock to YP in partial satisfaction of its obligations under, and the holder’s election to convert a $2,700 portion of, the Company’s convertible promissory notes accrued interest issued to YP on August 17, 2015.

On December 12, 2016, the Company issued 35,220,746 shares of common stock to LG in partial satisfaction of its obligations under, and the holder’s election to convert a $2,010 portion of, the Company’s convertible note and $350 of accrued interest issued to LG on January 9, 2015.

On December 12, 2016, the Company issued 28,741,326 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert $1,724 of accrued interest on the Company’s convertible promissory note issued to Carebourn on October 12, 2015.

On December 13, 2016, the Company issued 11,400,333 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert $684 of accrued interest on the Company’s convertible promissory note issued to Carebourn on October 12, 2015.

On December 13, 2016, the Company issued 47,140,909 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $2,200 portion of, the Company’s convertible note and $393 of accrued interest issued to Union on December 19, 2014.

On December 13, 2016, the Company issued 65,000,000 shares of common stock to YP in partial satisfaction of its obligations under, and the holder’s election to convert a $3,900 portion of, the Company’s convertible promissory notes accrued interest issued to YP on August 17, 2015.

On December 13, 2016, the Company issued 33,879,091 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder’s election to convert a $1,864 portion of, the Company’s convertible promissory note issued to Adar on December 19, 2014.

On December 13, 2016, the Company issued 33,900,000 shares of common stock to Rock Capital in partial satisfaction of its obligations under, and the holder’s election to convert a $2,034 portion of, the Company’s convertible promissory note, which included $1,840 in principal and $194 in accrued interest, issued to Rock Capital on October 26, 2015.

On December 14, 2016, the Company issued 39,000,000 shares of common stock to Rock Capital in partial satisfaction of its obligations under, and the holder’s election to convert a $2,340 portion of, the Company’s convertible promissory note, which included $2,184 in principal and $156 in accrued interest, issued to Rock Capital on October 26, 2015.

On December 14, 2016, the Company issued 34,993,939 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $1,886 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

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On December 14, 2016, the Company issued 64,300,909 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $3,000 portion of, the Company’s convertible note and $537 of accrued interest issued to Union on December 19, 2014.

On December 14, 2016, the Company issued 67,187,462 shares of common stock to LG in partial satisfaction of its obligations under, and the holder’s election to convert a $3,830 portion of, the Company’s convertible note and $672 of accrued interest issued to LG on January 9, 2015.

On December 16, 2016, the Company issued 28,741,200 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $1,724 portion of, the Company’s convertible promissory note issued to Carebourn on February 3, 2015.

On December 20, 2016, the Company issued 52,000,000 shares of common stock to Rock Capital in partial satisfaction of its obligations under, and the holder’s election to convert a $3,120 portion of, the Company’s convertible promissory note, which included $2,944 in principal and $176 in accrued interest, issued to Rock Capital on October 26, 2015.

On January 3, 2017, the Company issued 125,008,364 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $5,800 portion of, the Company’s convertible note and $1,075 of accrued interest issued to Union on December 19, 2014.

On January 3, 2017, the Company issued 63,090,909 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder’s election to convert a $3,470 portion of, the Company’s convertible promissory note issued to Adar on December 19, 2014.

On January 3, 2017, the Company issued 63,000,000 shares of common stock to Rock Capital in partial satisfaction of its obligations under, and the holder’s election to convert a $3,780 portion of, the Company’s convertible promissory note, which included $3,570 in principal and $210 in accrued interest, issued to Rock Capital on October 26, 2015.

On January 4, 2017, the Company issued 85,000,000 shares of common stock to YP in partial satisfaction of its obligations under, and the holder’s election to convert a $5,100 portion of, the Company’s convertible promissory notes accrued interest issued to YP on August 17, 2015.

On January 5, 2017, the Company issued 62,006,951 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $3,720 portion of, the Company’s convertible promissory note issued to Carebourn on February 3, 2015.

On January 5, 2017, the Company issued 125,267,113 shares of common stock to LG in partial satisfaction of its obligations under, and the holder’s election to convert a $7,054 portion of, the Company’s convertible note and $1,339 of accrued interest issued to LG on January 9, 2015.

On January 10, 2017, the Company issued 71,881,882 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $3,874 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On February 8, 2017, the Company issued 93,000,000 shares of common stock to Rock Capital in partial satisfaction of its obligations under, and the holder’s election to convert a $5,580 portion of, the Company’s convertible promissory note, which included $5,310 in principal and $270 in accrued interest, issued to Rock Capital on October 26, 2015.

On February 10, 2017, the Company issued 100,000,000 shares of common stock to YP in partial satisfaction of its obligations under, and the holder’s election to convert a $6,000 portion of, the Company’s convertible promissory notes accrued interest issued to YP on August 17, 2015.

On April 11, 2017, the Company issued 100,631,466 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $5,535 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

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On April 13, 2017, the Company issued 100,631,466 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $5,535 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On April 17, 2017, the Company issued 100,631,467 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $6,038 portion of, the Company’s convertible promissory note issued to Carebourn on October 26, 2015.

On April 17, 2017, the Company issued 190,000,000 shares of common stock to YP in partial satisfaction of its obligations under, and the holder’s election to convert a $10,200 portion of, the Company’s convertible promissory notes accrued interest issued to YP on August 17, 2015.

On April 17, 2017, the Company issued 110,493,350 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $6,077 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On April 19, 2017, the Company issued 146,576,207 shares of common stock to JSJ in partial satisfaction of its obligations under, and the holder’s election to convert a $2,562 portion of, the Company’s replacement convertible promissory note issued to JSJ on January 19, 2015.

On April 20, 2017, the Company issued 36,926,585 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $1,485 portion of, the Company’s convertible note and $546 of accrued interest issued to Union on December 19, 2014.

On April 20, 2017, the Company issued 107,272,727 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder’s election to convert a $5,900 portion of, the Company’s convertible promissory note issued to Adar on December 19, 2014.

On April 25, 2017, the Company issued 141,690,909 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder’s election to convert a $7,793 portion of, the Company’s convertible promissory note issued to Adar on December 19, 2014.

On April 25, 2017, the Company issued 223,052,115 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $9,240 portion of, the Company’s convertible note and $3,028 of accrued interest issued to Union on December 19, 2014.

On April 25, 2017, the Company issued 220,000,000 shares of common stock to YP in partial satisfaction of its obligations under, and the holder’s election to convert a $13,200 portion of, the Company’s convertible promissory notes accrued interest issued to YP on August 17, 2015.

On April 27, 2017, the Company issued 138,343,636 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder’s election to convert a $7,609 portion of, the Company’s convertible promissory note issued to Adar on December 19, 2014.

On April 27, 2017, the Company issued 147,000,000 shares of common stock to JMJ in partial satisfaction of its obligations under, and the holder’s election to convert a $8,820 portion of, the Company’s convertible promissory note issued to JMJ on January 15, 2015.

On May 1, 2017, the Company issued 192,490,909 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder’s election to convert a $10,587 portion of, the Company’s convertible promissory note issued to Adar on December 19, 2014.

On May 1, 2017, the Company issued 219,828,493 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $9,075 portion of, the Company’s convertible note and $3,016 of accrued interest issued to Union on December 19, 2014.

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On May 3, 2017, the Company issued 139,827,713 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $8,390 portion of, the Company’s convertible promissory note issued to Carebourn on October 26, 2015.

On May 4, 2017, the Company issued 150,000,000 shares of common stock to YP in partial satisfaction of its obligations under, and the holder’s election to convert a $36,000 portion of, the Company’s convertible promissory note, which included $31,794 in principal and $4,206 in accrued interest, issued to YP on August 17, 2015.

On May 4, 2017, the Company issued 210,000,000 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder’s election to convert a $11,550 portion of, the Company’s convertible promissory note issued to Adar on December 19, 2014.

On May 5, 2017, the Company issued 166,530,500 shares of common stock to JMJ in partial satisfaction of its obligations under, and the holder’s election to convert a $9,992 portion of, the Company’s convertible promissory note, which included $3,880 in principal and $6,112 in accrued interest issued to JMJ on January 15, 2015.

On May 8, 2017, the Company issued 169,185,922 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $10,151 portion of, the Company’s convertible promissory note issued to Carebourn on October 26, 2015.

On May 10, 2017, the Company issued 200,000,000 shares of common stock to YP in partial satisfaction of its obligations under, and the holder’s election to convert a $48,000 portion of, the Company’s convertible promissory note, which included $47,372 in principal and $628 in accrued interest, issued to YP on August 17, 2015.

On May 15, 2017, the Company issued 67,000,000 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $24,120 portion of, the Company’s convertible promissory note issued to Carebourn on October 26, 2015.

On May 15, 2017, the Company issued 40,000,000 shares of common stock to Carebourn Partners LLC (“Carebourn Partners”) in partial satisfaction of its obligations under, and the holder’s election to convert a $2,400 portion of, the Company’s convertible promissory note issued to Carebourn Partners, LLC on October 12, 2015.

On May 15, 2017, the Company issued 21,111,111 shares of common stock to Carebourn Partners in partial satisfaction of its obligations under, and the holder’s election to convert a $7,600 portion of, the Company’s convertible promissory note issued to Carebourn Partners, LLC on October 12, 2015.

On May 22, 2017, the Company issued 200,000,000 shares of common stock to YP in partial satisfaction of its obligations under, and the holder’s election to convert a $96,000 portion of, the Company’s convertible promissory note, which included $95,081 in principal and $919 in accrued interest, issued to YP on August 17, 2015.

On June 1, 2017, the Company issued 34,132,000 shares of common stock to More in partial satisfaction of its obligations under, and the holder’s election to convert a $2,050 portion of, the Company’s convertible promissory note issued to More on October 12, 2015.

On June 2, 2017, the Company issued 147,491,633 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $44,248 portion of, the Company’s convertible promissory note, which included $30,298 in principal and $13,950 in accrued interest, issued to Carebourn on October 26, 2015.

On June 5, 2017, the Company issued 230,000,000 shares of common stock to YP in partial satisfaction of its obligations under, and the holder’s election to convert a $110,400 portion of, the Company’s convertible promissory note, which included $109,848 in principal and $552 in accrued interest, issued to YP on August 17, 2015.

On June 14, 2017, the Company issued 175,025,038 shares of common stock to More in partial satisfaction of its obligations under, and the holder’s election to convert a $10,502 portion of, the Company’s convertible promissory note issued to More on March 24, 2016.

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On June 14, 2017, the Company issued 133,400,350 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $53,360 portion of, the Company’s convertible promissory note, which included $42,363 in principal and $10,997 in accrued interest, issued to Carebourn on February 3, 2015.

On June 15, 2017, the Company issued 200,000,000 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder’s election to convert a $11,000 portion of, the Company’s convertible promissory note, which included $1,518 in principal and $9,482 in accrued interest issued to Adar on December 19, 2014.

On June 15, 2017, the Company issued 200,000,000 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $11,000 portion of, the Company’s convertible promissory note, which included $8,220 in principal and $2,780 in accrued interest issued to Union on December 19, 2014.

On June 20, 2017, the Company issued 58,500,000 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $26,910 portion of, the Company’s convertible promissory note issued to Carebourn on August 17, 2015.

On June 23, 2017, the Company issued 61,455,456 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $35,644 portion of, the Company’s convertible promissory note issued to Carebourn on August 17, 2015.

On June 26, 2017, the Company issued 17,800,814 shares of common stock to More in partial satisfaction of its obligations under, and the holder’s election to convert a $9,612 portion of, the Company’s convertible promissory note, which included $7,498 in principal and $2,114 in accrued interest issued to More on March 24, 2016.

On July 7, 2017, the Company issued 9,196,963 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $7,542 principal portion of, the Company’s convertible promissory note issued to YP on August 17, 2015, and sold to Carebourn on June 13, 2017.

On July 7, 2017, the Company issued 8,388,719 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $6,979 principal portion of, the Company’s convertible promissory note issued to Carebourn on October 26, 2015.

On July 28, 2017, the Company issued 23,138,244 shares of common stock to LG Capital in partial satisfaction of its obligations under, and the holder’s election to convert a $26,354 portion of, the Company’s convertible back-end promissory note issued to LG Capital on December 12, 2014, which included $19,906 in principal and $6,448 in accrued interest.

On August 3, 2017, the Company issued 89,197,367 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $87,413 portion of, the Company’s convertible promissory note issued to Carebourn on February 8, 2016, which included $75,000 in principal and $12,413 in accrued interest.

On August 3, 2017, the Company issued 34,879,724 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $34,182 portion of, the Company’s convertible promissory note issued to Carebourn on June 3, 2016, which included $31,368 in principal and $2,814 in accrued interest.

On August 3, 2017, the Company issued 15,903,887 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $15,586 portion of, the Company’s convertible promissory note issued to Carebourn on March 24, 2016, which included $14,000 in principal and $1,586 in accrued interest.

On August 4, 2017, the Company issued 128,189,776 shares of restricted common stock to More Capital in partial satisfaction of its obligations under, and the holder’s election to convert a $115,371 principal portion of, the Company’s convertible promissory note issued to More Capital on August 1, 2017.

On August 4, 2017, the Company issued 13,140,367 shares of restricted common stock to More Capital in partial satisfaction of its obligations under, and the holder’s election to convert a $14,980 principal portion of, the Company’s convertible promissory note issued to More Capital on August 1, 2017.

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On August 10, 2017, the Company issued 33,614,841 shares of restricted common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $43,699 principal portion of, the Company’s convertible promissory note issued to Carebourn on May 3, 2017.

On August 10, 2017, the Company issued 10,000,000 shares of common stock to LG Capital in partial satisfaction of its obligations under, and the holder’s election to convert a $10,800 portion of, the Company’s convertible back-end promissory note issued to LG Capital on October 27, 2015, which included $10,000 in principal and $800 in accrued interest.

On August 17, 2017, the Company issued 163,408,545 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder’s election to convert a $8,987 portion of, the Company’s convertible promissory note issued to Adar on December 19, 2014, which included $1,000 in principal and $7,987 in accrued interest.

On August 17, 2017, the Company issued 98,688,853 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $5,428 portion of, the Company’s convertible back-end promissory note issued to Union on December 19, 2014, which included $4,056 in principal, and $1,372 in accrued interest.

On August 21, 2017, the Company issued 126,272,601 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $201,405 portion of, the Company’s convertible back-end promissory note issued to Union on December 19, 2014, which included $143,253 in principal, and $58,152 in accrued interest.

On September 6, 2017, the Company issued 26,421,060 shares of common stock to Carebourn Partners in partial satisfaction of its obligations under, and the holder’s election to convert a $34,889 principal portion of, the Company’s convertible promissory replacement note issued to Carebourn on September 1, 2017, and assigned to Carebourn Partners on January 11, 2016.

On October 19, 2017, the Company issued 1,851,851 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $5,000 principal portion of, the Company's convertible promissory note issued to Carebourn on March 24, 2016.

On October 19, 2017, the Company issued 1,851,851 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $5,000 principal portion of, the Company's convertible promissory note issued to Carebourn on February 8, 2016.

On October 19, 2017, the Company issued 1,851,851 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $5,000 principal portion of, the Company's convertible promissory note issued to Carebourn on June 3, 2016.

On November 8, 2017, the Company issued 34,630,160 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $51,955.58 principal portion and $4,145.28 of accrued interest of, the Company's convertible promissory note issued to Carebourn on May 4, 2017.

On November 10, 2017, the Company issued 13,260,075 shares of common stock to Union in satisfaction of its obligations under, and the holder's election to convert $17,500 of principal and $732.60 of accrued interest of, the Company's $17,500 convertible promissory note issued to Union on May 1, 2017.

On November 16, 2017, the Company issued 37,933,748 shares of common stock to Union in satisfaction of its obligations under, and the holder's election to convert a $34,000 portion of principal and $1,468.05 of accrued interest of, the Company's first $50,000 convertible promissory note issued to Union on May 1, 2017.

On November 28, 2017, the Company issued 68,713,455 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder's election to convert a $3,779.24 principal portion of, the Company's back-end convertible promissory note issued to Adar on December 19, 2014.

On November 29, 2017, the Company issued 17,896,183 shares of common stock to Union in satisfaction of its obligations under, and the holder's election to convert a $16,000 portion of principal and $732.93 of accrued interest of, the Company's first $50,000 convertible promissory note issued to Union on May 1, 2017.

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On November 29, 2017, the Company issued 18,151,715 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $21,055.99 principal portion of, the Company's convertible promissory note issued to Carebourn on April 27, 2016.

On December 1, 2017, the Company issued 31,299,389 shares of common stock to Adar in partial satisfaction of its obligations under, and the holder's election to convert a $10,328.80 principal portion of, the Company's back-end convertible promissory note issued to Adar on December 19, 2014.

On December 1, 2017, the Company issued 55,960,735 shares of common stock to Union in satisfaction of its obligations under, and the holder's election to convert $50,000 of principal and $2,323.29 of accrued interest of, the Company's second $50,000 convertible promissory note issued to Union on May 1, 2017.

On December 13, 2017, the Company issued 40,000,000 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $45,600 principal portion of, the Company's convertible promissory note issued to Carebourn on June 9, 2017.

On December 19, 2017, the Company issued 26,525,529 shares of common stock to Union in satisfaction of its obligations under, and the holder's election to convert $25,000 of principal and $1,260.27 of accrued interest of, the Company's $25,000 back-end convertible promissory note issued to Union on May 1, 2017.

On December 21, 2017, the Company issued 41,000,000 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $45,100 principal portion of, the Company's convertible promissory note issued to Carebourn on June 9, 2017.

On January 3, 2018, the Company issued 54,752,409 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $60,228 portion of, the Company’s convertible promissory note, which included $52,565 in principal and $7,663 in accrued interest issued to Carebourn on June 9, 2017.

On January 11, 2018, the Company issued 50,000,000 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $55,000 portion of, the Company’s convertible promissory note issued to Carebourn on June 23, 2017.

On January 17, 2018, the Company issued 49,786,212 shares of common stock to More Capital in partial satisfaction of its obligations under, and the holder’s election to convert a $53,769 portion of, the Company’s convertible promissory note, which included $51,349 in principal and $2,420 in accrued interest issued to More Capital on August 1, 2017.

On January 19, 2018, the Company issued 55,000,000 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $66,000 portion of, the Company’s convertible promissory note issued to Carebourn on June 23, 2017.

On January 22, 2018, the Company issued 60,398,076 shares of common stock to Union in partial satisfaction of its obligations under, and the holder’s election to convert a $63,116 portion of, the Company’s convertible promissory note, which included $60,200 in principal and $2,916 in accrued interest issued to Union on June 8, 2017.

On January 22, 2018, the Company issued 139,618,981 shares of common stock to Union in satisfaction of its obligations under, and the holder’s election to convert $145,902 of the Company’s back-end convertible promissory note, which included $140,750 in principal and $5,152 in accrued interest issued to Union on June 8, 2017.

On or about January 30, 2018, the Company issued 100,000 shares of Series D Convertible Preferred Stock to Johnny Bolton and Jonathan Bolton pursuant to the Company’s purchase of HelpComm, Inc. from them pursuant to the Stock Purchase Agreement described herein.

On February 7, 2018, the Company issued 25,000,000 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $33,000 portion of, the Company’s convertible promissory note issued to Carebourn on June 23, 2017.

On February 18, 2018, the Company issued 40,000,000 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $44,800 portion of, the Company’s convertible promissory note issued to Carebourn on June 23, 2017.

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On February 28, 2018, the Company issued 42,848,780 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $42,849 portion of, the Company’s convertible promissory note, which included $28,935 in principal and $13,914 in accrued interest issued to Carebourn on June 23, 2017.

On March 12, 2018, the Company issued 50,000,000 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $48,000 portion of, the Company’s convertible promissory note issued to Carebourn on August 9, 2017.

On March 23, 2018, the Company issued 50,000,000 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $33,000 portion of, the Company’s convertible promissory note issued to Carebourn on August 9, 2017.

On March 27, 2018, the Company issued 60,000,000 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder’s election to convert a $39,600 portion of, the Company’s convertible promissory note issued to Carebourn on August 9, 2017.

On March 27, 2018, the Company issued 40,000,000 shares of common stock to Carebourn Partners in partial satisfaction of its obligations under, and the holder’s election to convert a $26,400 portion of, the Company’s convertible promissory note issued to Carebourn on August 9, 2017. Carebourn Partners had acquired from Carebourn on or about March 27, 2018, a $26,400 portion of the Company’s convertible promissory note issued to Carebourn on August 9, 2017.

On April 17, 2018, the Company issued 106,781,430 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $76,422 principal portion and $461 of accrued interest, of, the Company's convertible promissory note issued to Carebourn on August 9, 2017.

On May 18, 2018, the Company issued 25,000,000 shares of restricted common stock to Triton Funds LLC.

On May 23, 2018, the Company issued 100,000,000 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $74,000 principal portion of, the Company's convertible promissory note issued to Carebourn on November 1, 2017.

On May 30, 2018, the Company issued 50,000,000 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $37,000 principal portion of the Company's convertible promissory note issued to Carebourn on November 1, 2017.

On June 1, 2018, the Company issued 1 share of its Series E Preferred Stock to the Company’s CEO, Dr. Cellucci, in consideration of $25,000 of accrued and unpaid wages, Dr. Cellucci’s stock pledge of Series C Preferred Stock as collateral to a lender, the Company’s failure to timely pay current and past salaries, and Dr. Cellucci’s willingness to accrue unpaid payroll and non-reimbursement of business expenses without penalty or action for all amounts.

On June 18, 2018, the Company issued 70,000,000 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $44,800 principal portion of, the Company's convertible promissory note issued to Carebourn on November 1, 2017.

On June 25, 2018, the Company issued 157,101,781 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $83,400 principal portion and $17,337 accrued interest, of, the Company's convertible promissory note issued to Carebourn on November 1, 2017.

On August 6, 2018, the Company issued 141,167,968 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $84,469.36 principal portion and $4,466.46 accrued interest, of, the Company's convertible promissory note issued to Carebourn on June 8, 2017.

On August 28, 2018, the Company issued 53,534,250 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $20,000 principal portion and $1,413.70 accrued interest, of, the Company's convertible promissory note issued to Carebourn on January 26, 2018.

On September 6, 2018, the Company issued 55,000,000 shares of common stock to Carebourn in partial satisfaction of its obligations under, and the holder's election to convert a $22,000 principal portion of, the Company's convertible promissory note issued to Carebourn on December 26, 2017.

On September 6, 2018, the Company issued 416,034,667 shares of common stock to Jonathan Bolton pursuant to Mr. Bolton's election to convert 16,000 shares of Series D Convertible Preferred Stock into common stock.

The issuances to YKTG, LLC, Johnny Bolton and Jonathan Bolton, Triton Funds LLC and Dr. Cellucci were made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") as there was no general solicitation and the transactions did not involve a public offering. The issuances described above upon conversion of debt and the Company’s Series D Convertible Preferred Stock were made in reliance on the exemption from registration provided by Sections 3(a)(9) and 4(a)(1) of the Securities Act as the common stock was issued in exchange for debt or preferred stock securities of the Company held by each shareholder, there was no additional consideration for the exchange, there was no remuneration for the solicitation of the exchange, the shareholders were not affiliates, and they had held the underlying debt securities for the requisite holding period.

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Item 16. EXHIBITS

EXHIBIT INDEX

Number	Description
3.1	Articles of Incorporation (incorporated by reference to our General Form for Registration of Securities on Form 10 filed on November 10, 2008)

3.2	Bylaws (incorporated by reference to our General Form for Registration of Securities on Form 10 filed on November 10, 2008)

3.3	Articles of Amendment to Articles of Incorporation (incorporated by reference to our Current Report on Form 8-K filed on April 1, 2014)

3.4	Certificate of Designation of Series B Preferred Stock (incorporated by reference to our Current Report on Form 8-K filed on July 23, 2015)

3.5	Certificate of Designation of Series C Preferred Stock (incorporated by reference to our Current Report on Form 8-K filed on July 23, 2015)

3.6	Certificate of Designation of Series D Preferred Stock (incorporated by reference to our Form 8-K filed on January 24, 2018)

3.7	Articles of Amendment to Articles of Incorporation (changing the Company’s name) (incorporated by reference to our Current Report on Form 8-K filed on November 3, 2015)

3.8	Articles of Amendment to Articles of Incorporation (increasing the Company’s authorized common stock)

3.9	Articles of Amendment to Articles of Incorporation (amending the Designation of the Series C Preferred Stock) (incorporated by reference to our Current Report on Form 8-K filed on November 3, 2015)

3.10	Certificate of Designation of Series E Preferred Stock (incorporated by reference to our Form 8-K filed on June 5, 2018)

5.1	Opinion Regarding Legality

10.1	Commodity Classification Document (incorporated by reference to our General Form for Registration of Securities on Form 10 filed on November 10, 2008)

10.2	Director Agreement and Restricted Shares Agreement dated March 27, 2014, with Thomas Cellucci (incorporated by reference to our Current Report on Form 8-K filed on April 1, 2014)

10.3	Employment Agreement and Restricted Shares Agreement dated June 16, 2014, with Thomas Cellucci (incorporated by reference to our Current Report on Form 8-K filed on June 18, 2014)

10.4	Amendments to Employment Agreement and Restricted Shares Agreement with Thomas Cellucci (incorporated by reference to our Quarterly Report on Form 10-Q filed on February 22, 2016)

10.5	Asset Purchase Agreement with Dependable Critical Infrastructure, Inc. dated June 2, 2015 (incorporated by reference to our Form 8-K filed on June 9, 2015)

10.6	Settlement Agreement with Global Capital Corporation dated June 10, 2015 (incorporated by reference to our Form 8-K filed on June 16, 2015)

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10.7	Settlement Agreement with Micro-Tech Industries, Ltd., dated July 20, 2015 (incorporated by reference to our Form 8-K filed on July 23, 2015)

10.8	Settlement Agreement with Whonon Trading S.A., dated July 20, 2015 (incorporated by reference to our Form 8-K filed on July 23, 2015)

10.9	Consulting Agreement dated December 1, 2015, with Debbie King (incorporated by reference to our Annual Report on Form 10-K filed July 21, 2017)

10.10	Amendment to Consulting Agreement dated March 1, 2016, with Debbie King (incorporated by reference to our Annual Report on Form 10-K filed July 21, 2017)

10.11	Director Agreement and Nonqualified Stock Option Agreement dated July 23, 2015, with Debbie King (incorporated by reference to our Annual Report on Form 10-K filed July 21, 2017)

10.12	Director Agreement and Nonqualified Stock Option Agreement dated July 23, 2015, with Charles Brooks (incorporated by reference to our Annual Report on Form 10-K filed July 21, 2017)

10.13	Director Agreement and Nonqualified Stock Option Agreement dated August 26, 2015, with Hans Holmer (incorporated by reference to our Annual Report on Form 10-K filed July 21, 2017)

10.14	Reseller Agreement with i3 Integrative Creative Solutions, LLC, dated April 17, 2017 (incorporated by reference to our Form 8-K filed on April 18, 2017)

10.15	Strategic Alliance Agreement with Mile High Construction dated June 2, 2017 (incorporated by reference to our Form 8-K filed on June 2, 2017)

10.16	Joint Venture Agreement with DarkPulse Technologies, Inc. dated December 21, 2017 (incorporated by reference to our Form 8-K filed on December 28, 2017)

10.17	Joint Venture Agreement with The Go Eco Group, dated December 21, 2017 (incorporated by reference to our Form 8-K filed on December 29, 2017)

10.18

Amended and Restated Stock Purchase Agreement dated January 12, 2018 and effective January 1, 2018, by and among Bravatek Solutions, Inc. and Johnny Bolton and Jonathan Bolton (incorporated by reference to our Form 8-K filed on January 24, 2018)

10.19	Joint Venture Agreement with AmbiCom Holdings, Inc. dated January 24, 2018 (incorporated by reference to our Form 8-K filed on January 25, 2018)

10.20	Joint Venture Agreement with IEVOLV Ventures, Inc. dated February 15, 2018 (incorporated by reference to our Form 8-K filed on February 16, 2018)

10.21	Equity Purchase Agreement with Triton Funds LP dated May 7, 2018 (incorporated by reference to our Form 8-K filed on May 14, 2018)

10.22	Registration Rights Agreement with Triton Funds LP dated May 7, 2018 (incorporated by reference to our Form 8-K filed on May 14, 2018)

14.1	Code of Ethics (incorporated by reference to our Annual Report on Form 10-K filed July 13, 2010)

23.1	Consent from Independent Registered Public Accounting Firm

23.2	Consent from Legal Counsel (included in Exhibit 5.1)

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Item 17. Undertakings.

The undersigned registrant hereby undertakes

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on October 26, 2018.

BRAVATEK SOLUTIONS, INC.

By:	/s/ Thomas A. Cellucci
Name:	Thomas A. Cellucci
Title:	President & CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Thomas A. Cellucci	President, Principal Executive Officer, and	October 26, 2018
Thomas A. Cellucci	Chairman of the Board of Directors

/s/ Deborah King	CFO, Principal Financial Officer,	October 26, 2018
Deborah King	Principal Accounting Officer, and Member of the Board of Directors

/s/ Charles Brooks	Member of the Board of Directors	October 26, 2018
Charles Brooks

/s/ Hans Holmer	Member of the Board of Directors	October 26, 2018
Hans Holmer

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